UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 240.14a-12
THE AES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS OF THE AES CORPORATION
TO BE HELD ON THURSDAY, APRIL 23, 2015
February 27, 2015
TO THE HOLDERS OF COMMON STOCK OF THE AES CORPORATION:
Notice is hereby given that the 2015 Annual Meeting of Stockholders of The AES Corporation (the “Company” or “AES”) will be held on Thursday, April 23, 2015, at 9:30 a.m. EDT, at the NRECA Conference Center, 4301 Wilson Boulevard, Arlington, VA 22203, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect ten members to the Company's Board of Directors (the "Board");

2.	To re-approve The AES Corporation 2003 Long Term Compensation Plan, As Amended and Restated;

3.	To re-approve The AES Corporation Performance Incentive Plan, As Amended and Restated;

4.	To ratify the appointment of Ernst & Young LLP (“E&Y” or the “Independent Registered Public Accounting Firm”) as the independent auditors of the Company for the year 2015;

5.	To approve, on an advisory basis, the Company’s executive compensation;

6.	To approve, on an advisory basis, the Company's nonbinding proposal to allow Stockholders to request special meetings of Stockholders;

7.	To approve, on an advisory basis, the Company's nonbinding proposal to provide proxy access for Stockholder-nominated director candidates;

8.	If properly presented, to vote on a nonbinding Stockholder proposal relating to special meetings of Stockholders;

9.	If properly presented, to vote on a nonbinding Stockholder proposal relating to proxy access; and

10.	To transact such other business as may properly come before the Annual Meeting.
Doors to the meeting will open at 8:30 a.m. EDT. Stockholders of record at the close of business on February 27, 2015 are entitled to notice of, and to vote at, the Annual Meeting. If you plan to attend the Annual Meeting, please note that, for security reasons, before being admitted, you must present your admission ticket or proof of stock ownership and valid photo identification at the door. All hand-carried items will be subject to inspection and any bags, briefcases or packages must be checked at the registration desk prior to entering the meeting room.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, APRIL 23, 2015: THE PROXY STATEMENT, ANNUAL REPORT ON FORM 10-K AND RELATED PROXY MATERIALS ARE AVAILABLE AT www.envisionreports.com/aes.

Brian A. Miller
Executive Vice President, General Counsel
and Corporate Secretary

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING	1
TABLE OF CONTENTS	2
PROXY STATEMENT	3
Questions and Answers Regarding the Proxy Statement and Annual Meeting	3
PROPOSAL 1: ELECTION OF DIRECTORS	5
Information Concerning Our Board of Directors	8
EXECUTIVE COMPENSATION	12
Compensation Discussion and Analysis	12
Executive Summary	12
Our Executive Compensation Process	16
Overview of AES Total Compensation	18
2014 Compensation Determinations	21
Other Relevant Compensation Elements and Policies	27
Compensation Committee Report	30
Risk Assessment	30
Summary Compensation Table	31
Grants of Plan-Based Awards Table	33
Narrative Disclosure Relative to the Summary Compensation Table and the Grants of Plan-Based Awards Table	34
Outstanding Equity Awards at Fiscal Year-End	36
Option Exercises and Stock Vested	38
Non-Qualified Deferred Compensation	39
Narrative Disclosure Relative to the Non-Qualified Deferred Compensation Table	40
Potential Payments Upon Termination or Change-in-Control	42
Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control	43
Payment of Long-Term Compensation Awards in the Event of Termination or Change-in-Control as Determined by the Provisions Set Forth in the 2003 Long-Term Compensation Plan	45
Information About our Compensation Committee	47
Compensation of Directors	48
TRANSACTIONS WITH RELATED PERSONS	50
PROPOSAL 2: RE-APPROVAL OF THE AES CORPORATION 2003 LONG TERM COMPENSATION PLAN, AS AMENDED AND RESTATED	51
PROPOSAL 3: RE-APPROVAL OF THE AES CORPORATION PERFORMANCE INCENTIVE PLAN, AS AMENDED AND RESTATED	58
PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITORS FOR 2015	60
Report of the Financial Audit Committee	60
Information Regarding the Independent Registered Public Accounting Firm's Fees, Services and Independence	61
PROPOSAL 5: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION	62
INTRODUCTION TO PROPOSALS 6, 7, 8 AND 9	63
PROPOSAL 6: TO APPROVE, ON AN ADVISORY BASIS,THE COMPANY'S NONBINDING PROPOSAL TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS	64
PROPOSAL 7: TO APPROVE, ON AN ADVISORY BASIS,THE COMPANY'S NONBINDING PROPOSAL TO PROVIDE PROXY ACCESS FOR STOCKHOLDER-NOMINATED DIRECTOR CANDIDATES	65
PROPOSAL 8: TO VOTE ON A NONBINDING STOCKHOLDER PROPOSAL RELATING TO SPECIAL MEETINGS OF STOCKHOLDERS	67
PROPOSAL 9: TO VOTE ON A NONBINDING STOCKHOLDER PROPOSAL RELATING TO PROXY ACCESS	69
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS	70
GOVERNANCE MATTERS	72
APPENDIX A - THE AES CORPORATION 2003 LONG TERM COMPENSATION PLAN, AS AMENDED AND RESTATED	76
APPENDIX B - THE AES CORPORATION PERFORMANCE INCENTIVE PLAN, AS AMENDED AND RESTATED	86
DIRECTIONS TO THE ANNUAL MEETING	90

PROXY STATEMENT
February 27, 2015
The Board of Directors (the “Board”) of The AES Corporation (the “Company” or “AES”) is soliciting Proxies to be voted on the Stockholders behalf at the 2015 Annual Meeting of Stockholders.

The Annual Meeting will commence at 9:30 a.m. EDT on Thursday, April 23, 2015. The Annual Meeting will be held at the NRECA Conference Center, 4301 Wilson Boulevard, Arlington, Virginia 22203.
This Proxy Statement provides information regarding the matters to be voted on at the Annual Meeting as well as other information that may be useful to you. In accordance with rules adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each Stockholder of record, we are furnishing proxy materials to our Stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials other than as described below. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your Proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.
It is anticipated that the Notice of Internet Availability of Proxy Materials will first be sent to Stockholders on or about March 12, 2015. This Proxy Statement and accompanying Proxy Card, Annual Report on Form 10-K and related proxy materials will first be made available to Stockholders on or about March 12, 2015 at www.envisionreports.com/aes for registered holders of AES stock and, at www.edocumentview.com/aes for beneficial holders of AES stock. In accordance with SEC rules, the websites, www.envisionreports.com/aes and www.edocumentview.com/aes provide complete anonymity with respect to a Stockholder accessing the websites.
At the close of business on February 27, 2015, there were [XX] shares of common stock outstanding. Each share of common stock is entitled to one vote.
Questions and Answers Regarding the Proxy Statement and Annual Meeting
WHAT IS THE RECORD DATE?
The record date has been established by the Board as permitted by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting. Such owners of record are also entitled to vote at the Annual Meeting and any adjournments of the Annual Meeting. Each share of common stock is entitled to one vote. The record date for the Annual Meeting is February 27, 2015.
HOW DOES A STOCKHOLDER SUBMIT A VOTE ON A PROPOSAL?
A Stockholder may vote by telephone, via the Internet, or in person by attending the Annual Meeting. A Stockholder may also vote by marking, signing, dating and returning the Proxy Card to the Office of the Corporate Secretary at 4300 Wilson Boulevard, Arlington, Virginia 22203. Only Stockholders registered on the books of our transfer agent may vote in person at the Annual Meeting. Instructions on how to vote by phone or via the Internet are set forth in the Notice of Internal Availability of Proxy Materials or Proxy Card. If a Stockholder owns shares through a broker or other intermediary, voting instructions will be set forth on the voting instruction card provided by your broker or other intermediary.
WHAT ARE THE APPROVAL REQUIREMENTS?
If a Proxy is properly executed, the shares it represents will be voted at the Annual Meeting in accordance with the instructions noted on the Proxy. If no instructions are specified in the Proxy with respect to the matters to be acted upon, the shares represented by the Proxy will be voted in accordance with the recommendations of the Board. The recommendations of the Board regarding the matters to be acted upon at the Annual Meeting are set forth in this Proxy Statement. Each share of common stock is entitled to one vote on each proposal contained herein. For any proposal, except as otherwise provided by law, rule, AES’ Sixth Restated Certificate of Incorporation (the "Charter") or our Amended and Restated Bylaws (“Bylaws”), the affirmative vote of a majority of the shares of common stock present in person or represented by Proxy at the meeting and entitled to vote on the matter is required for approval, including for the election of Directors (in accordance with Section 216 and subject to Section 141(b) of the Delaware General Corporation Law). In tabulating the voting results for any particular proposal, abstentions have the same effect as votes against the matter. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may be treated as “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on a particular matter without instructions from the beneficial owner and instructions have not been given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-

routine” proposals, such as the election of Directors, the re-approval of the 2003 Long Term Compensation Plan, as amended and restated, the re-approval of the Performance Incentive Plan, as amended and restated, the advisory approval of the Company’s executive compensation, the advisory approval of the Company's nonbinding proposal to allow Stockholders to request special meetings of Stockholders, the advisory approval of the Company's nonbinding proposal to provide proxy access for Stockholder nominated director candidates, the nonbinding Stockholder proposal relating to special meeting of stockholders, and the nonbinding Stockholder proposal relating to proxy access, although brokers may vote their clients’ shares on “routine” proposals such as the proposal seeking ratification of E&Y as the independent registered public accounting firm for the year 2015. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.
WHAT CONSTITUTES A QUORUM?
For business to be conducted at the Annual Meeting, a quorum must be present or represented by Proxy. Under our Bylaws, the presence, in person or represented by Proxy, of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum, except as otherwise provided by statute or by the Charter. The number of outstanding shares of common stock entitled to vote at the Annual Meeting is determined as of the record date. Abstentions and broker non-votes will be counted in determining whether a quorum is present for the Annual Meeting. A copy of the Bylaws is available on our website (www.aes.com).
MAY A STOCKHOLDER CHANGE A VOTE?
Stockholders are entitled to revoke their Proxies at any time before their shares are voted at the Annual Meeting. To revoke a Proxy, a Stockholder must file a written notice of revocation with the Company, deliver a duly executed Proxy bearing a later date than the original submitted Proxy, submit voting instructions again by telephone or the Internet, or attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, by itself, revoke your Proxy. If you hold shares in street name, you must contact your broker, bank or other nominee to change your vote or obtain a Proxy to vote your shares if you wish to cast your vote in person at the meeting.
ARE VOTING RECORDS CONFIDENTIAL?
We require vote tabulators and the Inspector of the Election to execute agreements to maintain the confidentiality of voting records. Voting records will remain confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.
HOW DOES THE COMPANY SOLICIT PROXIES?
The Company will solicit Proxies by mail, telephone, or other means of communication. We will bear the cost of the solicitation of Proxies. The Company has retained Computershare Trust Co., N.A. and Georgeson Inc. to assist in soliciting Proxies from Stockholders and we will pay a fee estimated at $30,000, plus expenses, for such services. In addition, solicitation may be made by our Directors, Officers, and other employees. We reimburse brokerage firms, custodians, nominees, and fiduciaries in accordance with the rules of the Financial Industry Regulatory Authority for reasonable expenses incurred by them in forwarding materials to the beneficial owners of our common stock.

DO I NEED AN ADMISSION TICKET TO ATTEND THE ANNUAL MEETING?
Yes. You must present both an admission ticket or proof of stock ownership and valid photo identification to attend the Annual Meeting.

•	If you received these materials by mail, your admission ticket is attached to your Proxy card. Please detach the ticket and bring it with you to the Annual Meeting.

•	If you vote electronically through the Internet, you can print an admission ticket from the online site.

•
If you hold shares through an account with a bank or broker, contact your bank or broker to request a legally valid Proxy from the owner of record to vote your shares in person. This will serve as your admission ticket.

•	A recent brokerage statement or letter from your broker showing that you owned AES common stock in your account as of February 27, 2015, also serves as an admission ticket.
If you do not have an admission ticket or proof of ownership and valid photo identification, you will not be admitted into the Annual Meeting.
Please also note that, if you attend the Annual Meeting, the use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers and similar devices is strictly prohibited at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated ten Directors (the “Nominees”) for election at the Annual Meeting. The Nominees are identified and discussed in the paragraphs below for election at this year’s Annual Meeting to each serve a one-year term expiring at the Annual Meeting in 2016.

Andrés R. Gluski, age 57, has been our President and Chief Executive Officer (the “CEO”) and a Director of AES since September 2011 and serves as Chairman of the Strategy and Investment Committee of the Board and member of the Innovation and Technology Committee of the Board. Qualifications and Experience: As the chief executive of AES, he provides our Board with in-depth knowledge about the Company’s business and issues confronting our business, the electric industry and international markets. Mr. Gluski was appointed to the U.S. Brazil CEO Forum in 2012 and the President's Export Council in 2013. Prior to his current leadership position, Mr. Gluski served as Executive Vice President and Chief Operating Officer of the Company from March 2007 to September 2011, Regional President for Latin America from 2006 to 2007, Senior Vice President for the Caribbean and Central America from 2003 to 2006, CEO of La Electricidad de Caracas (“EDC”) from 2002 to 2003 and CEO of AES Gener (Chile) in 2001. Before joining AES, Mr. Gluski was Executive Vice President and Chief Financial Officer of EDC, Executive Vice President of Banco de Venezuela (Grupo Santander), Vice President for Santander Investment, and Executive Vice President and Chief Financial Officer of CANTV (subsidiary of GTE). Mr. Gluski has also worked with the International Monetary Fund in the Treasury and Latin American Departments and served as Director General of the Ministry of Finance of Venezuela. Education: Mr. Gluski is a magna cum laude graduate of Wake Forest University and holds a M.A. and a Ph.D in Economics from the University of Virginia.

Directorships for the Past Five Years: Mr. Gluski currently serves on the Board of Directors of Waste Management, Inc. (from January 2015 to the present), The Council of the Americas (from 2011 to the present), The Edison Electric Institute (from 2010 to the present), and is Chairman of AES Gener (from May 2005 to the present) and AES Brasiliana (from March 2006 to the present). He also served on the Board of Directors of Cliffs Natural Resources from January 2011 to August 2014.

Charles L. Harrington, age 56, has been a Director of AES since December 2013 and serves on the Financial Audit Committee and Innovation and Technology Committee of the Board. Qualifications and Experience: Mr. Harrington brings to the AES Board a strong record of driving innovation and sustainable results. Since May 2008, Mr. Harrington has served as Chairman and Chief Executive Officer of Parsons Corporation, an engineering, construction, technical and management services firm, and has spent over 30 years with Parsons in various operations, finance (including Chief Financial Officer) and business development roles. During his tenure as Chief Executive Officer, Mr. Harrington has focused on expanding into strategically important new business areas and led Parsons to record profitability. Education: Mr. Harrington received a B.S., magna cum laude, in Engineering from California Polytechnic State University and a M.B.A. in Finance and Marketing from the Anderson School of Management, UCLA.

Directorships for the Past Five Years: Mr. Harrington has been a member of the following privately-held or non-profit companies: Parsons Corporation (from 2008 to the present), Anderson School of Management at UCLA (2008-2014), California Polytechnic State University (from 2008 to the present), Blumenthal Performing Arts Center (2006-2012), California Science Center (from 2008 to the present) and Business-Higher Education Forum (from 2011 to the present).

Kristina M. Johnson, age 57, has been a Director of AES since January 2011, and currently serves on the Compensation Committee and is Chair of the Innovation and Technology Committee of the Board. Dr. Johnson previously served on the Board from April 2004 to April 2009. Qualifications and Experience: Dr. Johnson currently is the Chief Executive Officer of Enduring Hydro LLC, a company that invests in, develops, and modernizes hydroelectric facilities and provides consulting services on hydroelectric power and other clean energy projects, since April 2011 and is the former Undersecretary for Energy at the U.S. Department of Energy (from May 2009 to November 2010). Prior to government service, Dr. Johnson was Provost and Senior Vice President for Academic Affairs at the Johns Hopkins University from September 2007 to April 2009. Previously, she served as the Chief Academic and Administrative Officer and Chief Budget Officer of the Edmund T. Pratt, Jr., School of Engineering at Duke University (“Duke”), joining Duke in July 1999. Prior to joining Duke, Dr. Johnson served on the faculty of the University of Colorado at Boulder from 1985 to 1999 as a Professor of Electrical and Computer Engineering and a co-founder and director (from 1993 to 1997) of the National Science Foundation Engineering Research Center for Optoelectronic Computing Systems Center. Education: Dr. Johnson received her B.S. with distinction, M.S. and Ph.D from Stanford University in Electrical Engineering. She is an expert in liquid crystal electro-optics and has over forty-five patents or patents pending in this field. Dr. Johnson has received numerous recognitions for contributions to her field, including the John Fritz Medal, considered the highest award given in the engineering profession, and was inducted into the National Inventor's Hall of Fame (June 2015).

Directorships for the Past Five Years: Since 2006, Dr. Johnson served on the boards of directors of Minerals Technologies, Inc., Boston Scientific Corporation and Nortel Networks, until her appointment to the Department of Energy when she resigned from all public boards. After leaving the Department of Energy, she was re-elected to the board of directors of Boston Scientific Corporation (from December 2010 to the present) and elected to the board of directors of Cisco Systems, Inc. (from August 2012 to the present).

Tarun Khanna, age 48, has been a Director of AES since April 2009 and serves on the Nominating, Governance and Corporate Responsibility Committee, the Financial Audit Committee and the Innovation and Technology Committee of the Board. Qualifications

and Experience: Dr. Khanna is the Jorge Paulo Lemann Professor at the Harvard Business School, joining the faculty in 1993. He brings substantial expertise regarding global business, emerging markets and corporate strategy to the Board. Dr. Khanna’s scholarly work has been published in a range of economics, management and foreign policy journals and he recently published Billions of Entrepreneurs: How China and India are Reshaping their Futures, and Yours, a book focusing on the drivers of entrepreneurship in Asia. He also co-authored the book, Winning in Emerging Markets: A Roadmap for Strategy and Execution, which was published in March 2010. He was appointed a Young Global Leader (under 40) by the World Economic Forum in 2007, was elected as a Fellow of the Academy of International Business in 2009, and was appointed Director of Harvard University’s South Asia Institute in 2010. Education: Dr. Khanna received a B.S.E. from Princeton University and Ph.D from Harvard University.

Directorships for the Past Five Years: Dr. Khanna is also a member of the boards of directors of SKS Microfinance (from February 2009 to the present) and the following privately-held companies: GVK Bio Sciences (from 2007 to the present) and TVS Logistics (from 2008 to the present).

Holly K. Koeppel, age 56, is being nominated for election to the Board of Directors and was recommended by several non-management Directors to the Board. Qualifications and Experience: Ms. Koeppel, a senior operating and financial executive, has served for over thirty years in the energy industry. Her knowledge of global energy-related commodity markets and infrastructure industries offers valuable insights to the Board. Most recently (2010 to February 2015), Ms. Koeppel was Partner and Global Co-Head of Citi Infrastructure Investors, a division of Citigroup. Prior to her service at Citi Infrastructure Investors, Ms. Koeppel served as Executive Vice President and Chief Financial Officer for American Electric Power Corporation ("AEP") from 2006 to 2009, and several additional executive positions at AEP from 2000 to 2006. Education: Ms. Koeppel received a B.S. in Business Administration from Ohio State University and an M.B.A. from Ohio State University where she was a member of Phi Beta Kappa.

Directorships for the Past Five Years: Ms. Koeppel has been a member of the boards of directors of Reynolds American Inc., (from 2008 to the present) and Integrys Energy Group, Inc. (from 2012-February 2015).

Philip Lader, age 69, has been a Director of AES since April 2001 and serves as Chairman of the Nominating, Governance and Corporate Responsibility Committee, member of the Strategy and Investment Committee and member of the Innovation and Technology Committee of the Board. Qualifications and Experience: Mr. Lader brings substantial executive, board and government experience to AES. The former U.S. Ambassador to the Court of St. James’s, he serves as Chairman of WPP plc, the world’s largest global advertising and marketing services company, comprised of approximately 176,000 people in 112 countries, which includes J. Walter Thompson, Young & Rubicam, and Ogilvy & Mather from 2001 to the present. A lawyer, Mr. Lader is also a Senior Advisor to Morgan Stanley and Palantir Technologies, and serves as a member of the Investment Committees of Morgan Stanley’s Global Infrastructure Fund. Mr. Lader was Vice Chairman of RAND Corporation, and continues on as a Director. Mr. Lader served as White House Deputy Chief of Staff, Assistant to the President, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration during the Clinton Administration. Mr. Lader was also President of Sea Pines Company, Executive Vice President of the U.S. holdings of the late Sir James Goldsmith, and president of universities in South Carolina and Australia. Education: Mr. Lader graduated with a B.A. from Duke University where he was a member of Phi Beta Kappa, an M.A. from the University of Michigan, completed graduate law studies at Oxford University, and received a J.D. from Harvard Law School.

Directorships for the Past Five Years: Mr. Lader is or has been a member of the boards of directors of WPP plc (from 2001 to the present), Lloyd’s of London (2005-2010), Marathon Oil Corporation (from 2002 to the present), UC RUSAL (from 2006 to the present), Songbird Estates, plc (2006-2009), and the following privately-held or non-profit companies: Duck Creek Technologies (2009-2011), RAND Corporation (2001-2011, 2013-present), Atlantic Council of US (from 2008 to the present), Smithsonian Museum of American History (from 2006 to the present), Salzburg Global Seminar (2008-2013), Middleton Place Foundation (2008-2013) and Bankinter Foundation for Innovation (from 2007 to the present).

James H. Miller, age 66, has been a Director of AES since June 2013 and serves on the Financial Audit Committee and Compensation Committee of the Board. Qualifications and Experience: Mr. Miller brings to the AES Board his substantial experience in the energy industry both in the US and internationally, including experience in regulated utilities and the competitive power markets. With more than 35 years of experience in the energy industry, Mr. Miller served as Chairman of PPL Corporation from 2006 until his retirement in March 2012. He joined PPL as President of its US generation businesses in 2001. Previously, he was Executive Vice President of USEC Inc. and President of two ABB Group subsidiaries: ABB Environmental Systems and ABB Resource Recovery Systems. He began his career at the former Delmarva Power & Light Co. Education: Mr. Miller holds a bachelor’s degree in electrical engineering from the University of Delaware and served in the US Navy nuclear submarine program.

Directorships for the Past Five Years: Mr. Miller has been a member of the boards of directors of Rayonier, Inc. (from 2011 to 2014), Rayonier Advanced Materials (2014 to present), Lehigh Gas Partners LP (from 2012 to 2013),Crown Holdings, Inc. (from 2010 to the present), and Chicago Bridge & Iron Company N.V. (from 2014 to present).

John B. Morse, Jr., age 68, has been a Director of AES since December 2008 and serves as Chairman of the Financial Audit Committee and as a member of the Strategy and Investment Committee of the Board. Qualifications and Experience: Mr. Morse brings substantial executive experience to the Board, including board, investment and other finance expertise. Before his retirement in December 2008, Mr. Morse served as the Senior Vice President, Finance and Chief Financial Officer of The Washington Post Company (the “Post”), now Graham Holdings Co., a diversified education and media company whose principal operations include educational services, newspaper and magazine print and online publishing, television broadcasting and cable television systems recording over $4.4 billion in annual operating revenues. During Mr. Morse’s 19 year tenure, the Post’s leadership made more than 100 investments in both domestic and international companies and included new endeavors in emerging markets. Prior to joining the Post, Mr. Morse was a partner at Price Waterhouse (now PricewaterhouseCoopers), where he worked with publishing/media companies and multilateral lending institutions for more than 17 years. Education: Mr. Morse graduated with a B.A. from the University of Virginia and an M.B.A. from the Wharton School of Finance at the University of Pennsylvania. Mr. Morse is a Certified Public Accountant.

Directorships for the Past Five Years: Mr. Morse is also a member of the boards of directors of Host Hotels & Resorts Corporation (from 2005 to the present), the Home Shopping Network (from 2008 to the present), Former Trustee and President Emeritus of the College Foundation of the University of Virginia (2002-2012), and completed a six-year term as a member of the Financial Accounting Standards Advisory Council (2004-2010).

Moisés Naím, age 62, has been a Director of AES since April 2013 and serves on the Nominating, Governance and Corporate Responsibility Committee and Compensation Committee of the Board. Qualifications and Experience: Dr. Naím is a Distinguished Fellow in the International Economics Program at the Carnegie Endowment for International Peace and has served in that role from June 2010 to present. For fourteen years (1996-2010), Dr. Naím served as Editor in Chief for Foreign Policy magazine (first, at The Carnegie Endowment for International Peace and subsequently, at The Washington Post Company). He has written extensively on international economics and global politics, economic development and the consequences of globalization, and Dr. Naím is the chief international columnist for El País and La Repubblica, high circulation daily newspapers in Spain and Italy, respectively. His columns are syndicated worldwide. Dr. Naím is also the host and producer of Efecto Naím, a global Spanish language news and analysis broadcast. Dr. Naím brings substantial international economics and political expertise to AES through his tenure as Venezuela’s Minister of Industry and Trade and Director of Venezuela’s Central Bank in the early 1990s and as an Executive Director of the World Bank in the early 1990s. He is also the author of many scholarly articles and more than ten books on economics and politics and has broad experience as a consultant to corporations, governments and non-governmental organizations. Education: Dr. Naím holds M.Sc and Ph.D degrees from the Massachusetts Institute of Technology.

Directorships for the Past Five Years: Dr. Naím is a member of the board of directors of FEMSA (from 2011 to the present) and a member of the board of directors of Cementos Pacasmayo (from 2013 to the present).

Charles O. Rossotti, age 74, has been a Director of AES since March 2003 and has served as Chairman of the Board and Lead Independent Director since April 2013. Qualifications and Experience: Mr. Rossotti brings substantial executive, entrepreneurial, global business, operations, and finance experience to our Board as a result of his previous positions. He serves as a Senior Advisor with the Carlyle Group, one of the world’s largest private equity firms, since March 2003. From November 1997 until November 2002, Mr. Rossotti was the Commissioner of Internal Revenue at the United States Internal Revenue Service (“IRS”), where he was responsible for regulatory and financial and accounting functions for $2 trillion a year in tax revenues. Prior to joining the IRS, Mr. Rossotti was a founder of American Management Systems, Inc. (“AMS”), a technology and management consulting firm which grew from inception to 9,000 employees and $800 million in revenue, where he oversaw operations in the U.S., Europe, and Asia. Mr. Rossotti held the position of President of AMS from 1970 to 1989, Chief Executive Officer from 1981 to 1993 and Chairman from 1989 to 1997, where he oversaw expansion into developed international markets, risk management of contracting functions, and strategic actions. From 1965 to 1969, he held various positions in the Office of Systems Analysis within the Office of the Secretary of Defense. He is currently a member of the board of directors of Capital Partners for Education, a non-profit organization and a member of the Controller General’s Advisory Board of the U.S. Government Accountability Office. Education: Mr. Rossotti graduated magna cum laude from Georgetown University and received an M.B.A. with high distinction from Harvard Business School.

Directorships for the Past Five Years: Mr. Rossotti serves or served as a member of the boards of directors of Bank of America Corporation (2009-2013), Booz, Allen, Hamilton (from 2008 to the present), and Merrill Lynch Corporation (2004-2008) and the following privately held companies: Apollo Global (2008-2012), Compusearch Systems, Inc. (2005-2011), Quorum Management Solutions (from 2010 to the present), Primatics Financial (from 2011 to the present), Wall Street Institute (2005-2010), ECi Software Solutions (2014 to the present) and Carlyle Select Trust (2014 to the present).

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE TEN DIRECTORS DISCUSSED ABOVE

INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Director Independence

We are required to have a majority of independent Directors serving on our Board and may only have independent Directors serving on each of our Financial Audit, Compensation and Nominating, Governance and Corporate Responsibility Committees pursuant to the rules of the New York Stock Exchange (the “NYSE”) and, with respect to our Financial Audit Committee, the rules and regulations existing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook an annual review of Director and Director Nominee independence in February 2015. The purpose of this review was to determine whether any relationships or transactions involving Directors and Director nominees (including their family members and affiliates) were inconsistent with a determination that the Director or Director nominee is independent under the independence standards set forth in the NYSE rules and our Corporate Governance Guidelines and, with respect to Financial Audit Committee members, under the independence standards for audit committee members under the Exchange Act.

In making this determination, the Board considered not only the criteria for independence set forth in the listing standards of the NYSE but also any other relevant facts and circumstances that may have come to the Board’s attention, after inquiry, relating to transactions, relationships or arrangements between a Director or a Director nominee or any member of their immediate family (or any entity of which a Director or Director nominee or an immediate family member is an Executive Officer, general partner or significant equity holder) on the one hand, and AES or any of its subsidiaries or affiliates, on the other hand, that might signal potential conflicts of interest, or that might bear on the materiality of a Director’s or a Director nominee’s relationship to AES or any of its subsidiaries. As described in the preceding sentence, the Board considered the independence issue not merely from the standpoint of the Director or Director nominee, but also from that of the persons or organizations with which the Director or Director nominee is affiliated.

Based on its review, our Board determined that Messrs. Harrington, Lader, Miller, Morse, Rossotti, and Sandstrom. Ms. Koeppel (in connection with her nomination to the Board) and Drs. Johnson, Khanna, Moose and Naím each qualify as independent under the independence standards existing under the NYSE rules. Our Board also determined that Messrs. Harrington, Miller, Morse and Sandstrom and Dr. Khanna qualify as independent under the independence standards for audit committee members adopted by the SEC.

Board Leadership Structure

Our Corporate Governance Guidelines require the separation of the offices of the Chairman of the Board (“Chairman”) and CEO. If the Chairman is independent, he or she will also serve as Lead Independent Director. Since 1993, we have separated the offices of Chairman and CEO. Since 2003, our Chairman has been an independent Director who has also acted as Lead Independent Director.

We believe the structure described above provides strong leadership for our Board, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders. Our current structure, which includes an independent Chairman serving as Lead Independent Director, helps ensure independent oversight over the Company. Our Corporate Governance Guidelines state that the Lead Independent Director’s duties include coordinating the activities of the independent Directors, coordinating the agenda for and moderating sessions of the Board’s independent Directors, and facilitating communications among the other members of the Board. At the same time, our current structure allows the CEO to focus his energies on management of the Company.

Our Board has nine independent members. A number of our independent Board members are currently serving or have served as Directors or as members of senior management of other public companies. We have three Board Committees comprised solely of independent Directors, each with a different independent Director serving as Chairman of the Committee. We believe that the number of independent experienced Directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our Stockholders.

Pursuant to our Bylaws and our Corporate Governance Guidelines, our Board determines the best leadership structure for the Company. As part of our annual Board self-evaluation process, the Board evaluates issues such as independence of the Board, communication between Directors and Management, the relationship between the CEO and Chairman, and other matters that may be relevant to our leadership structure. The Company recognizes that in the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and its Stockholders.

THE COMMITTEES OF THE BOARD

In 2014, the Board maintained five standing Committees: Compensation Committee, Financial Audit Committee, Innovation and Technology Committee, Nominating, Governance and Corporate Responsibility Committee, and Strategy and Investment Committee. The Board has determined that each of the members of the Compensation Committee, Financial Audit Committee, and Nominating,

Governance and Corporate Responsibility Committee meets the standards of independence established by the NYSE as currently in effect. A description of each Board Committee is set forth below.

STANDING COMMITTEES:

Compensation Committee

The members of the Compensation Committee are Kristina M. Johnson, James H. Miller, Sandra O. Moose (Chair), and Moisés Naím. For information regarding the role of our Compensation Committee, including its processes and procedures for determining executive compensation, see “Information About our Compensation Committee.” The Compensation Committee operates under the Charter of the Compensation Committee, which has been adopted and approved by the Board. Consistent with the requirements of the Charter, the Board determined that all Compensation Committee members are independent within the meaning of the SEC rules and listing standards of the NYSE. The Compensation Committee may form subcommittees and delegate to those subcommittees such power and authority as the Compensation Committee deems appropriate and in compliance with law. A copy of the Compensation Committee’s Charter can be obtained from the Company’s website (www.aes.com) or by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203.

Financial Audit Committee (the “Audit Committee”)

The members of the Audit Committee are Charles L. Harrington, Tarun Khanna, James H. Miller, John B. Morse, Jr. (Chair), and Sven Sandstrom. The Audit Committee is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee may delegate its authority to subcommittees when it deems such delegation to be appropriate and in the best interests of the Company. The Audit Committee, on behalf of the Board, also appoints the Company’s independent auditors, subject to Stockholder ratification, at the Annual Meeting. The Audit Committee operates under the Charter of the Audit Committee adopted and approved by the Board. A copy of the Charter can be obtained from the Company’s website (www.aes.com) or by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Our Board has determined that all members of the Audit Committee are independent within the meaning of the SEC rules and under the current listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is “financially literate” as required by the NYSE rules and Messrs. Morse, Harrington, Miller and Sandstrom are Audit Committee Financial Experts within the meaning of the SEC rules based on, among other things, the experience of such member, as described under “Proposal 1: Election of Directors” of this Proxy Statement.

Innovation and Technology Committee

The members of the Innovation and Technology Committee are Kristina M. Johnson (Chair), Andrés Gluski, Charles L. Harrington, Tarun Khanna and Philip Lader. The Innovation and Technology Committee is responsible for oversight of the Company's efforts to foster growth through innovation and in evaluating the Company's efforts to identify and address risks and opportunities in the power industry and adjacent industries arising from emerging or competing technologies. It is also responsible for oversight of the Company's performance excellence and continuous improvement program and the Company's approach to the replication of innovative solutions across businesses. The Innovation and Technology Committee operates under the Charter of the Innovation and Technology Committee adopted and approved by the Board. A copy of the Charter can be obtained from the Company's website (www.aes.com) or by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Strategy and Investment Committee

The members of the Strategy and Investment Committee are Andrés Gluski (Chair), Philip Lader, Sandra O. Moose and John B. Morse, Jr. The Strategy and Investment Committee focuses on the evaluation of strategic plans and of capital deployment in the context of the Company’s corporate strategy. In addition, at the request of the Board, the Committee or Management, individual transactions may also be reviewed by the Committee including, potential investments, asset sales, proposed equity and/or debt offerings, or other transactions. The Strategy and Investment Committee operates under the Charter of the Strategy and Investment Committee adopted and approved by the Board. A copy of the Charter can be obtained from the Company’s website (www.aes.com) or by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Nominating, Governance and Corporate Responsibility Committee (the “Nominating Committee”)

The members of the Nominating Committee are Philip Lader (Chair), Tarun Khanna, Moisés Naím and Sven Sandstrom. The Nominating Committee provides recommendations for potential Director nominees for election to the Board, establishes compensation for Directors, considers governance, social responsibility and cyber security issues relating to the Board and the Company and considers the scope of the Company’s internal environmental and safety audit programs. The Nominating Committee may form subcommittees and delegate to those subcommittees such power and authority as the Committee deems appropriate and in compliance with law. The Nominating

Committee operates under the Charter of the Nominating Committee adopted and approved by the Board. Consistent with the requirements of the Charter, the Board determined that all Nominating Committee members are independent within the meaning of the SEC rules and listing standards of the NYSE. A copy of the Charter can be obtained from the Company’s website (www.aes.com) or by sending a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Director Qualifications. Director nominees are selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding the Company’s global business environment and willingness to devote adequate time and effort to Board responsibilities so as to enhance the Board’s ability to oversee and direct the affairs and business of the Company.

Diversity. The Company does not maintain a separate policy regarding the diversity of the Board. However, the charter of the Nominating Committee requires that the Committee review the composition of the Board to ensure it has the “appropriate balance” of attributes such as knowledge, experience, diversity and other attributes. In addition, the Company’s Corporate Governance Guidelines establish that the size of the Board shall be nine to twelve members, a range which “permits diversity of experience without hindering effective discussion or diminishing individual accountability.” Consistent with these governing documents, both the Nominating Committee and the full Board seek Director nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the skills and backgrounds for the current issues facing the Company. The Board also evaluates its effectiveness with regard to specific areas of expertise.

Director Nomination Process. Pursuant to our Corporate Governance Guidelines, our Nominating Committee reviews the qualifications of proposed Director nominees to serve on our Board and recommends Director nominees to our Board for election at the Company’s Annual Meeting. The Board proposes a slate of Director nominees to the Stockholders for election to the Board, using information provided by the Nominating Committee.

In certain instances, a third party may assist in identifying potential Director nominees. The Nominating Committee also considers potential nominations for Director provided by Stockholders and submits any such suggested nominations, when appropriate, to the Board for approval. Stockholder nominees for Director are evaluated using the criteria described above. As described under “Proposal 1: Election of Directors,” Ms. Koeppel was recommended for nomination by several Board members. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203 and providing the information and following the additional procedures set forth in the Bylaws, which are described in “Stockholder Proposals and Nominations for Director” of this Proxy Statement.

Director Compensation. The Nominating Committee periodically reviews the level and form of compensation paid to Directors, including our Director compensation program’s underlying principles. Under the Corporate Governance Guidelines, a Director who is also an Officer of AES is not permitted to receive additional compensation for service as a Director. In reviewing and determining the compensation paid to Directors, the Nominating Committee considers how such compensation relates and compares to that of companies of comparable size and/or equivalent complexity. The Committee’s review includes looking at both direct and indirect forms of compensation paid to our Directors, including any charitable contributions made by the Company, on behalf of such Directors, to organizations with which Directors are affiliated. The General Counsel’s Office assists the Nominating Committee with its review of our Director compensation program. The General Counsel’s Office conducts research on other companies’ director compensation practices by reviewing broad-based director compensation studies, which generally include a hundred or more companies, and providing the Committee with a benchmarking analysis of such companies’ practices as compared to the Company’s Director compensation program. These reports are further described in “Director Compensation for Year 2014” below. Neither the General Counsel’s Office nor the Nominating Committee retains an independent compensation consultant to assist with recommending or determining Director compensation. Any proposed changes to the Director compensation program are recommended by the Nominating Committee to the Board for consideration and approval. For further information regarding our Director compensation program, see “Director Compensation for Year 2014” of this Proxy Statement.

BOARD’S ROLE IN RISK MANAGEMENT

Our Management is responsible for the management and assessment of risk at the Company, including communication of the most material risks to the Board and its Committees, who provide oversight over the risk management practices implemented by Management. Our full Board provides oversight with respect to risk management, except for the oversight of risks that have been specifically delegated to a Committee of the Board. Even when the oversight of a specific area of risk has been delegated to a Committee, the full Board maintains oversight over such risks through the receipt of reports from the Committee Chairpersons to the full Board at each regularly-scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a Board Committee. The Board and Committee reviews occur principally through the receipt of regular reports from Management to the Board on these areas of risk, and discussions with Management regarding risk assessment and risk management.

Full Board. At its regularly scheduled meetings, the Board generally receives a number of reports which include information relating to risks faced by the Company. The Company’s Chief Financial Officer and/or Treasurer provide a report on the Company’s liquidity position, which may include an analysis of prospective sources and uses of funds, and the implications to the Company’s debt covenants and credit rating, if any. The Chief Operating Officer or his designee provides operational reports, which may include risks related to tariffs, efficiency at our subsidiaries’ plants, construction, and related matters. The Company’s Vice President of Risk provides a report to the Board which explains the Company’s primary risk exposures, including currency, commodity and interest rate risk. Finally, the Company’s General Counsel provides a privileged dispute resolution report which provides information regarding the status of the Company’s litigation and related matters. At each regularly-scheduled Board meeting, the full Board also receives reports from Committee Chairpersons, which may include a discussion of risks initially overseen by the Committees for discussion and input from the full Board. As noted above, in addition to these regular reports, the Board receives reports on specific areas of risk from time to time, such as regulatory, geopolitical, cyclical or other risks.

Committees. The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function); the performance of the independent auditor; and the effectiveness of the Company’s Ethics and Compliance Program. The Innovation and Technology Committee maintains initial oversight over risks related to technologies and innovations deployed by the Company for use in its fleet of businesses. The Nominating Committee maintains initial oversight over risks related to workplace safety and cyber security, and our subsidiaries’ continuing efforts to ensure compliance with the best practices in these areas. When appropriate, the Nominating Committee also receives environmental reports regarding our subsidiaries’ compliance with environmental laws and their efforts to ensure continuing compliance with governing laws and regulations. The Compensation Committee maintains initial oversight over risks related to the Company’s compensation practices, including practices related to hiring and retention, succession planning (approved by the full Board), and training of employees. The Strategy and Investment Committee maintains initial oversight over risks related to our overall strategic plans and capital deployment in the context of our corporate strategy.

DIRECTOR ATTENDANCE

In 2014, our Board convened 9 times, including 4 telephonic meetings, and our Board Committees held the following number of meetings: (i) Audit Committee - 8 meetings; (ii) Compensation Committee - 8 meetings; (iii) Innovation and Technology Committee - 3 meetings; (v) Nominating Committee - 5 meetings; and (vi) Strategy and Investment Committee - 5 meetings.

Under our Corporate Governance Guidelines, Directors are expected to attend Board meetings and meetings of Committees on which they serve in person or by conference telephone, and Directors are also encouraged to attend the Annual Meeting. Messrs. Gluski, Harrington, Lader, Miller, Morse, Rossotti, Sandstrom and Zhang and Drs. Johnson, Khanna, Moose and Naím attended the 2014 Annual Meeting of Stockholders on April 17, 2014. In 2014, all of our current Directors attended at least 75% of the aggregate of all meetings of the Board and the Committees on which they served.

In accordance with the Company’s Corporate Governance Guidelines, non-management Directors met in executive session after each in-person meeting of the Board. Non-management Directors met 5 times in 2014, with Mr. Rossotti presiding as Lead Independent Director.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis (“CD&A”)
Executive Summary
The CD&A includes compensation details for our “Named Executive Officers” (“NEOs”), including:

Name	Title
Mr. Andrés Gluski	President & Chief Executive Officer (“CEO”)
Mr. Thomas O’Flynn	EVP & Chief Financial Officer (“CFO”)
Mr. Brian Miller	EVP, General Counsel & Corporate Secretary (“General Counsel”)
Ms. Elizabeth Hackenson	SVP, Global Business Services & CIO (“CIO”)
Mr. Bernerd Da Santos	SVP & Chief Operating Officer (“COO”)
Mr. Andrew Vesey	Former EVP & Chief Operating Officer (“Former COO”)

Discussion of 2014 Performance
AES’ compensation philosophy emphasizes pay-for-performance. As context for understanding our 2014 NEO compensation, the following discussion summarizes the Company’s financial and operational results and other notable accomplishments and business activities in 2014. Non-GAAP measures (Adjusted EPS and Proportional Free Cash Flow) are reconciled to the nearest GAAP financial measures in the section titled “Non-GAAP Measures” of this CD&A.

In 2014, the Company faced challenges in several of its key markets, including poor hydrological conditions in Brazil and Panama because of inadequate rainfall, which impacts the efficiency and availability of our hydro plants in those countries. Consistent with the Company's pay for performance philosophy, in reviewing compensation for the Named Executives, the Committee considered the fact that Management took a number of initiatives to mitigate the impact of inadequate rainfall, including capital allocation, cost containment and operational productivity. While the Committee had a favorable view of Management's performance in light of these circumstances, the Committee nevertheless noted that the Company's financial results were at the middle or lower end of the Company's estimates, which had a significant impact on Annual Incentive Payments as compared to the target award and the prior year award for each Named Executive. In addition, as further described below, other elements of the Named Executives' compensation also paid below target, resulting in realizable value well below grant date fair value.

In terms of financial results, the Company achieved:

•	Subsidiary Distributions of $1,151M, at the midpoint of the target established by the Committee at the beginning of the year

•
Adjusted EPS of $1.30 which is in the original guidance range that Management provided for 2014 ($1.30 to $1.38) and at the top end of the revised guidance range Management provided in November ($1.25 to $1.31)

•	Proportional Free Cash Flow of $891M which is close to the low end of the revised guidance ($900M to $1,000M)

In addition, as noted above, the Committee also considered the fact that in other critical operational and strategic areas, the Company performed at or above expectations as described below.

•	Our Operational Key Performance Indicator (KPI) was 106% of the target goals, driven by strong operational results in our Andes, Europe and MCAC strategic business units.

•	The Company achieved its cumulative annual cost savings target of $200M one year ahead of schedule.

•	Our Board of Directors approved a 100% increase to the quarterly dividend, to $0.10 per share, beginning in the first quarter of 2015.

•
The Company announced or closed $1.9B in financial partnerships at the project or business level, including Masinloc in the Philippines, AES Dominicana in the Dominican Republic and IPALCO in the United States.

•
The Company continued to execute our strategy to focus on markets where AES has a competitive advantage with the announcement or closing of ten asset sale transactions for $1.8B in equity proceeds to AES upon closing.

•	The Company invested $916M to strengthen our balance sheet through debt prepayment and share buybacks.

•	The Company continued to make investments to grow our platform in key markets and now has more generation capacity under construction than at any time in AES' history.

•	In 2014, the Company commenced construction of six new projects, totaling 2,226 MW in five countries.

•	At the end of 2014, the Company's construction activities represented 7,141 MW of new generation capacity.

2014 Compensation Highlights
Compensation determinations made for 2014 reflect our pay-for-performance philosophy and the Company’s intent to align its NEO compensation with the interests of Stockholders. The key compensation determinations made with respect to our NEOs are summarized below.

•	Base salaries were frozen. At the CEO's recommendation, NEO base salaries were held flat at 2013 levels during the annual compensation review in February 2014.

•	Our Board of Directors also held its compensation flat in its annual review.

•	Annual Incentives were paid below target. We awarded annual incentives to our NEOs below the target award level, at 82% of their target award opportunity.

•	Performance Stock Units paid below target. Less than half (48.7%) of the 2012-2014 performance stock units vested.

•
50% of the 2012-2014 performance stock unit awards forfeited because the Company did not attain the performance threshold which was Total Stockholder Return equal to the 30th percentile of S&P 500 Utility companies.

•
The other 50% of this performance stock unit award paid out at 97.5% of the target number of shares based on our actual EBITDA less CapEx result of $8.0B, which was 99.4% of the pre-established target EBITDA less CapEx goal.

In addition, the current realizable value of our NEO's outstanding long-term compensation grants is below the original grant date fair value. This outcome demonstrates the Company's pay for performance philosophy since generally the NEOs will only realize the grant date fair value if the share price appreciates subsequent to the grant date. The actual amounts paid under the awards in this analysis may differ from both the realizable pay estimate and the grant date fair value.
The following chart compares the realizable value (as defined below) of long-term compensation grants made in the last three years to their original grant date fair market value for each NEO.

•
Realizable value is defined as the pre-tax value as of December 31, 2014 of all stock options, restricted stock units and performance stock units granted between 2012 and 2014 with certain assumptions regarding performance stock units as discussed below.

•	For the 2012-2014 performance stock unit grant, the 48.7% vesting level, discussed above, is reflected in the chart.

•
For performance stock unit awards for which the performance period is not yet complete (2013-15 and 2014-16), the value is based on our period-to-date results through December 31, 2014 which are generally below the target performance level.

Our Executive Compensation Practices

The Compensation Committee frequently reviews developments in governance practices and market trends relating to executive compensation and has taken several actions intended to align the design and structure of AES’ executive compensation program, including our NEOs’ compensation, with current standards of governance and our stockholders’ interests. Key policies of the Compensation Committee are summarized below.

•	Target Total Compensation at 50th Percentile of Companies Comparable in Size
Our philosophy is to target total compensation (i.e., sum of base salary, target annual incentive opportunity and target long-term incentive opportunity) at the size-adjusted 50th percentile (based on revenues) of survey data to ensure a competitive compensation opportunity compared to similarly-sized companies;

•	Heavy Weight on Performance-based Compensation
Our compensation program is heavily weighted to performance-based pay with the majority of our compensation being paid through our annual incentive and long-term compensation plans;

•	Relative Pay-for-Performance Alignment
The Compensation Committee annually reviews an analysis of AES’ performance and CEO compensation relative to 15 utility and generation companies with revenues generally over $10B from the S&P 500 Utilities Index to whom investors may compare AES. Total Stockholder Return is the primary performance measure reviewed in that analysis.
The analysis summarized in the below chart indicated that AES’ CEO compensation and Total Stockholder Return were both below median for the three-year period from January 1, 2011 to December 31, 2013. CEO realizable pay was in the bottom quartile while AES’ Total Stockholder Return was in the third quartile. This analysis indicates that compensation actually realizable by our CEO aligns with value creation to AES Stockholders.

•	Executive Stock Ownership Guidelines
We maintain market-competitive stock ownership guidelines to align our NEOs’ interests with those of our stockholders;

•	Clawback Policy
The Company maintains a “clawback” policy that provides the Compensation Committee with the discretion to seek recoupment of certain previously-paid incentive awards in the event that such awards are linked to a financial restatement caused by executive misconduct;

•	Executive Severance Provisions Comparable to Market Practice
The Company maintains an Executive Severance Plan which provides for severance benefits under certain termination scenarios, including termination in connection with a change-in-control. The benefits under these plans are comparable to what other companies similar in size offer to their executives;

•	No Change-in-Control Excise Tax Gross-ups
In the Company’s executive change-in-control severance arrangements, we have entirely discontinued the provision of change-in-control excise tax gross-ups;

•	No Perquisites for our Executive Officers
We do not provide perquisites to any of our Executive Officers;

•	No Special Retirement Benefit Formulas for our Executive Officers
Our supplemental executive retirement benefits are designed primarily to restore benefits capped under our broad-based retirement plans due to statutory limits imposed by the Internal Revenue Code (the “Code”);

•	No Backdating or Option Repricings
We have not backdated or repriced stock options, nor modified pre-set targets for annual incentive or performance equity awards;

•	No Hedging or Pledging of AES Common Stock
We maintain a policy that prohibits Executive Officers (including our NEOs) and Directors of the Company from hedging their economic interest in AES Common Stock or using AES Common Stock as collateral in a financial transaction;

•	Independent Consultant Retained by the Compensation Committee
Our Compensation Committee has retained and directs an independent compensation consultant who does not provide any other services to the Company; and

•	Annual Review of Risk Related to Compensation Programs
The Compensation Committee’s independent consultant annually conducts a review of the risks associated with our executive and incentive compensation programs and has determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

These practices are discussed in further detail throughout the remainder of this CD&A.

Results of 2014 Advisory Vote to Approve Executive Compensation (“2014 Say on Pay Vote”)

At its 2014 annual meeting of stockholders, AES received over 95% support for its NEO compensation based on the shares voted in favor of the 2014 Say on Pay vote. This outcome confirmed the Company’s view that the NEO compensation program is performance-based and aligns with our stockholders’ interests. In making future decisions on NEO compensation, the Compensation Committee will consider the outcome of future annual Say on Pay votes, including the vote to be taken in 2015.

Our Executive Compensation Process
The Role of Our Compensation Committee

The Compensation Committee has primary responsibility for oversight of the Company’s compensation plans, employee benefit plans and practices which cover our NEOs. The Compensation Committee Chair and the full Board of Directors also review the Company’s succession plan for the NEOs and other key positions.

Our philosophy is to provide compensation opportunities that approximate the size-adjusted 50th percentile of survey data based on our revenue size and industry. We then design our incentive plans to pay for performance with more compensation paid when performance exceeds expectations and less compensation paid when performance does not meet expectations. Thus, the actual compensation realized by an NEO will be commensurate with our actual performance.

In applying this philosophy, the Compensation Committee annually reviews the compensation of our NEOs to determine whether compensation changes are appropriate and may make changes to target total compensation opportunities as a result. In making these decisions, the Compensation Committee reviews survey data as described in the section titled “How We Use Survey Data in our Executive Compensation Process.”

The Compensation Committee also considers additional factors in making its decisions on each NEO’s target total compensation opportunity. The specific factors include: (1) survey data (as discussed above); (2) the individual’s performance against pre-set goals and objectives for the year, and Company performance; (3) the individual’s experience and expertise; (4) the NEO’s position and scope of responsibilities; (5) the individual’s future prospects with the Company; and (6) how changes to one compensation element affect total compensation.

The Compensation Committee is also responsible for assessing Company performance to determine and recommend payouts under incentive plans. To assess Company performance, the Compensation Committee receives a detailed summary of the Company’s overall performance against its pre-set targets for the year and, in the case of long-term compensation awards with performance criteria, the Company’s performance against pre-set targets for the three-year performance period.

The Role of the Compensation Committee’s Independent Consultant

In 2014, the Compensation Committee retained the services of its own independent consultant, Meridian Compensation Partners, LLC (“Meridian”), who provided the Compensation Committee with independent knowledge and experience related to executive compensation. Throughout the year, Meridian reported directly and exclusively to the Compensation Committee and provided objective input and analysis with reference to market data, trends, regulatory initiatives, governance best practices and emerging governance norms. Meridian’s services included reviewing survey data and the underlying methodologies used by management, and providing advice on determining the actual compensation amounts to be paid to the NEOs. During 2014, Meridian participated in eight Compensation Committee meetings either in person or by telephone. During 2014, Meridian provided no services to AES other than executive compensation services.

The Compensation Committee has reviewed the independence of Meridian as required by the NYSE rules that relate to the engagement of its advisors. No information was presented to the Compensation Committee that would affect Meridian’s independence.

The Role of Our Management

Our CEO participates in all Compensation Committee meetings, excluding any of the executive sessions or sessions of the Compensation Committee in which his compensation and performance are discussed or approved. His role in the process of determining executive compensation is to provide the Compensation Committee with an assessment of each NEO’s performance against his/her pre-set goals and objectives, and to provide his initial recommendations for each NEO’s compensation (other than his own).

Our SVP and Chief Human Resources Officer (“CHRO”) develops written background and supporting materials for review by the Compensation Committee prior to its meetings and presents information relating to specific elements of our compensation program. If warranted, she also proposes changes to our annual incentive and long-term compensation plans. In addition, she attends all Compensation Committee meetings.

The CEO and CHRO also provide the Compensation Committee with information about the Company’s overall performance to enable the Compensation Committee to make compensation decisions based on the Company’s performance, consistent with our pay-for-performance philosophy.

With the Compensation Committee’s knowledge and approval, the Human Resources team also directly interfaces with Meridian to prepare the necessary background information for the Compensation Committee.

How We Use Survey Data in our Executive Compensation Process

At the time it decides target total compensation opportunities, the Compensation Committee reviews survey data from Towers Watson. The data enables the Compensation Committee to compare compensation for our NEOs to compensation provided by similarly-sized general industry and energy companies for executives in comparable positions to our NEOs.

In 2014, we used survey data from Towers Watson’s U.S. General Industry and U.S. Energy Industry Databases.

•	The U.S. General Industry Database consisted of 442 companies, including 104 companies with revenues from $10B to $20B (AES is in this size category).

•
The U.S. Energy Industry Database consisted of 104 companies, including 29 companies with revenues over $6B (AES is in this size category). Also, the majority of the companies comprising the S&P 500 Utilities Index in February 2014 were included in the U.S. Energy Industry Database.

Survey data typically lag the year for which the compensation decision will apply and therefore are aged at an annualized rate of 3% per year.

To size-adjust market data, we used regression analysis, when available, to provide the most accurate indication of the compensation that companies with revenue size comparable to AES provide to executives in comparable roles. Regression analysis predicts the compensation paid by companies closest to us in size. Executive target total compensation more closely correlates with revenue than any other company size indicator for general and energy industry companies.

The Compensation Committee reviewed survey data at the time it made decisions on target total compensation for our NEOs in 2014. For some NEOs, a blend of general industry and energy industry data is appropriate based on the operational knowledge required of their positions and the international scope of their roles. For other NEOs, general industry data is appropriate based on the NEO’s responsibility over a major staff function within the Company (e.g., Legal, IT) and the international scope of their roles. Mr. Da Santos was not an Executive Officer at the time of this review in 2014 as discussed below. This approach is summarized below.

NEO	Equal Blend of General Industry and Energy Company Data	General Industry Data
Mr. Gluski, CEO	✓
Mr. O’Flynn, CFO	✓
Mr. Miller, General Counsel		✓
Ms. Hackenson, CIO		✓
Mr. Vesey, Former COO	✓

For 2014, target total compensation for our NEOs compared to the market percentile data are summarized in the following table.

NEO	Market Percentile of 2014 Target Total Compensation
Mr. Gluski, CEO	Between 25th and 50th percentile
Mr. O’Flynn, CFO	At 50th percentile (within 5%)
Mr. Miller, General Counsel	Above the 50th percentile (but within 20%)

NEO	Market Percentile of 2014 Target Total Compensation
Ms. Hackenson, CIO	Above the 50th percentile (but within 10%)
Mr. Vesey, Former COO	Between 25th and 50th percentile

During the Company's annual performance and compensation review in 2014, Mr. Da Santos was not an Executive Officer of the Company. His compensation for 2014 was set based on our internal management compensation structure. In December 2014, Mr. Da Santos was appointed SVP & COO on a permanent basis effective January 2015. In connection with this appointment, the Company approved the following compensation arrangements for Mr. Da Santos: annual base salary of $380,000; annual target incentive opportunity equal to 80% of base salary; and annual target long-term compensation opportunity equal to 140% of base salary.

The Compensation Committee views the Towers Watson survey data as an appropriate benchmark of compensation practices and levels of similarly-sized companies with international operations against whom we compete for talent.

CEO Compensation Relative to other NEOs

Our CEO’s compensation is higher than the compensation paid to our other NEOs largely due to the scope of his position and his overall responsibility for the Company’s strategy and direction, as well as his overall influence on AES’ near- and long-term performance, in general. When compared to our other NEOs, our CEO’s total compensation is more heavily weighted towards incentive compensation and his stock ownership guideline is higher. The higher compensation and different mix for our CEO are consistent with the survey data described above.

Overview of AES Total Compensation
Elements of Compensation
The following table lists each element of compensation and explains what the element is designed to reward, the objective of each element, and why we choose to pay each element.

Element of Compensation	Description
Base Salary
Objective: Provide fixed cash compensation for each job position that is competitive and reflects the individual’s experience, responsibility and expertise
Designed to reward: Accomplishment of day-to-day job responsibilities; increases in salary take into account individual performance as well as other factors such as an NEO’s competitive positioning
Why we choose to pay: Market competitive and helps to attract and retain our NEOs

Performance Incentive Plan (our annual incentive plan)
Objective: Provide performance-based, short-term cash compensation relative to the achievement of pre-set, financial, operational and strategic objectives, and individual performance accomplishments and contributions
Designed to reward: Subject to achieving threshold performance goals, NEOs may receive 50-200% of the target incentive award based on achievement of pre-set financial, operational and strategic objectives
Why we choose to pay:
• Direct incentive to achieve the Company's financial, operational and strategic objectives for the year
• Market competitive and helps to attract and retain our NEOs

Long-Term Compensation
Objective: Provide equity-based awards that align the interests of our executives with those of our stockholders
Designed to reward: Share price growth, dividend performance and attainment of long-term financial goals
Why we choose to pay:
• Directly links NEOs’ interests with those of stockholders and AES long-term financial performance
• Helps to build NEO stock ownership which further aligns NEOs’ interests with those of stockholders
• Market competitive and helps to attract and retain our NEOs

Element of Compensation	Description
Retirement and Health and Welfare Benefits
Objective:
• Provide competitive retirement and health and welfare benefits that are generally comparable to those provided to our broad-based U.S. employee population
• Our non-qualified Restoration Supplemental Retirement Plan (“RSRP”) is provided to restore benefits limited under our broad-based retirement plans due to statutory limits imposed by the Internal Revenue Code (there are no special or enhanced benefit contribution formulas under the RSRP)
Designed to reward:
• All U.S. employees are offered retirement and health and welfare benefits in connection with their performance of services for the Company
• All individuals above a certain income threshold, including our NEOs, are offered the RSRP
Why we choose to pay:
• Consistent with our approach for the broad-based population
• Market competitive and helps to attract and retain our NEOs

How We Determine Each Element of Compensation
The Company does not target a specific allocation of cash versus equity compensation, nor does it target a specific allocation between short- and long-term compensation. Instead the Compensation Committee sets each individual element of total compensation based on a review of:

•	Survey data for each element of total compensation;

•	Individual performance against pre-set goals and objectives for the year, and Company performance;

•	An individual’s experience and expertise;

•	Position and scope of responsibilities;

•	An individual’s future prospects with the Company; and

•	The new total compensation that would result from any change and how the new total compensation compares to survey data on total compensation.

CEO Target Total Compensation Mix
Other NEO Target Total Compensation Mix

•	For our CEO, over 70% of compensation is at-risk and performance-based, and over 65% is equity-based.

•	For our other NEOs, on average, 65% of compensation is at-risk and performance-based, and over 50% is equity-based.

The Compensation Committee does not explicitly consider other factors in making compensation decisions, including prior years’ awards or current equity holdings. The Compensation Committee does, however, annually review “Tally Sheets” to ensure it has a detailed understanding of how its decisions on individual compensation elements affect other compensation elements and total compensation. For each NEO, the Tally Sheets provide the Compensation Committee with detailed information on:

•	Year-over-year changes in total compensation;

•	The value of outstanding long-term compensation awards under various share price and financial performance scenarios;

•	Payouts and realized gains from past long-term compensation awards; and

•	The value of benefits payable upon termination and change-in-control.

A discussion of how the Compensation Committee determined each element of compensation for 2014 is provided in the next section of this CD&A.

2014 Compensation Determinations

Base Salary

As explained in the section titled “Our Executive Compensation Process,” the Compensation Committee reviews the base salaries of our NEOs annually. In addition, the Compensation Committee will review the base salary of an Executive Officer if there is a promotion or in the case of a newly-hired Executive Officer.

At the recommendation of the CEO, the 2014 base salary for each of our Executive Officers was held constant at 2013 levels to signal executive leadership's commitment to the Company's overhead cost savings objectives.

Further details on 2014 base salaries paid to our NEOs can be found in the Summary Compensation Table of this Proxy Statement.

2014 Performance Incentive Plan Payouts

2014 Company Performance Score Targets: Our NEOs are eligible for annual incentive awards under the Performance Incentive Plan, a stockholder-approved plan that is intended to preserve the tax deductibility of annual incentive awards paid by the Company under Section 162(m) of the Code. Under the Performance Incentive Plan, the NEOs were eligible to receive a maximum payout capped at 0.17% of EBITDA for the CEO and 0.07% of EBITDA for each of the other NEOs. Assuming the Company achieves positive EBITDA and awards are payable, the Compensation Committee has the right (but not the obligation) to exercise negative discretion to reduce the amount of the awards that are paid to our NEOs.

Subject to the Compensation Committee’s discretionary authority to reduce the award, the final annual incentive awards paid to the NEOs were based on certain additional pre-established measures. As described more fully below, in the first quarter of 2014, the Compensation Committee established measures in four categories: Safety, Financial, Operational KPIs and Enterprise Objectives. In setting these additional performance measures, the Compensation Committee considered information provided by Management about the Company’s strategy, financial budget for the year and operational objectives. The Compensation Committee approved performance measures and objectives across all four categories that it considered to be highly challenging.

Safety: 10% Weight
Safety is a critical measure for AES given the dangers inherent in the operation of our business. The Company has a global safety program which encourages its businesses to promote safety, and safety is a key corporate value.
While goals are set for each measure below, the Compensation Committee approves a score based on its qualitative assessment.

• Workplace safety incidents • Improvement in lost time incident (LTI) case rate • Monthly safety walk targets • Monthly safety meeting attendance

Financial Measures: 60% Weight
Financial measures were included to ensure the payouts to our NEOs align with value creation to stockholders. The 2014 targets, set forth below, were equal to our 2014 budget, subject to pre-established guidelines for adjusting the targets for portfolio changes during the year.
Provided the threshold financial requirement for each measure is met, the score ranges from 50% to 200%. A 50% score corresponds to actual results at 80% of the target goal. A 200% score corresponds to actual results at or above 120% of the target goal.

• Adjusted EPS: $1.34 (25% weight)
• Proportional Free Cash Flow: $1,153M (20% weight)
• Subsidiary Distributions: $1,150M (15% weight)
• Subsidiary Distributions are important to AES because AES is a holding company that does not derive any significant direct revenues from its own activities, but instead relies on its subsidiaries’ business activities and the resultant distributions to fund its debt service, investment and other cash needs.
• Subsidiary Distributions should not be construed as an alternative to Net Cash Provided by Operating Activities, which is determined in accordance with GAAP.
• The difference between Subsidiary Distributions and Net Cash provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons, which are both discretionary and non-discretionary in nature.
Adjusted EPS and Proportional Free Cash Flow are reconciled to the nearest GAAP measure in the section titled “Non-GAAP Measures.”

Operational Key Performance Indicator Index: 20% Weight
The Operational Key Performance Indicator Index measures how efficiently and reliably we operate our plants, meet our customers’ electricity needs and manage collections.
Each Key Performance Indicator is weighted and has a threshold, target and maximum performance goal set at the beginning of the year. The final index score may range from 0% to 200%.

Generation Key Performance Indicators (weighting)
• Commercial Availability (43.26%)
• Equivalent Forced Outage Factor (34.08%)
• Heat Rate (20.41%)
• Days Sales Outstanding (2.25%)
Distribution Key Performance Indicators (weighting)
• System Average Interruption Duration Index (38.39%)
• System Average Interruption Frequency Index (26.63%)
• Non-Technical Losses (5.87%)
• Customer Service (18.54%)
• Days Sales Outstanding (10.57%)

Enterprise Objectives: 10% Weight
Enterprise objectives include measures considered to be of strategic importance to the Company, including realization of overall cost reduction targets, people development, management of the asset portfolio and enhancements to our capital allocation process.
While goals are set for each measure below, the Compensation Committee approves the score based on its qualitative assessment.

Cost and Efficiency Targets
• Overall Overhead Cost Savings from 2011 Base: $193M
Talent Management
• Expanded Development and Succession Plans for Top 50 Positions
Capital Allocation
• New Build Projects of 2,000 MW
• Adjacencies and Enhancements to achieve $40M in 2015 PTC
• Three New Financial Partnerships

2014 Actual Results: In February 2015, the Compensation Committee determined that the Company achieved positive EBITDA of $4,145M and that the NEOs were eligible for annual incentive awards under the pre-established Section 162(m) performance criteria. The Compensation Committee exercised negative discretion to pay the 2014 corporate performance score based on actual results on the pre-established performance measures as shown below. As a result, each NEO's initial payout was 82% of target.

Measurement Category	Actual Result	Weight	Final Score (as % of Target)
Safety	• Safety incidents occurred during year • 2014 LTI case rate improved relative to 2013 • Number of safety walks exceeded target • Monthly safety meeting attendance exceeded target	10%	90% (qualitative assessment)
Financial	• Adjusted EPS: $1.30 • Proportional Free Cash Flow: $891M • Subsidiary Distributions: $1,151M1	60%	64%
Operational KPIs	• Operational KPI Score of 106	20%	106%
Enterprise Objectives	Cost and Efficiency Targets • Overall Overhead Cost Savings from 2011 Base: $226M Talent Management • Succession / development plans expanded to Top 50 Positions Capital Allocation • New Build Projects of 2,105 MW • Adjacencies and Enhancements to achieve $51M in 2015 PTC • Four New Financial Partnerships	10%	135% (qualitative assessment)
Overall AES Performance Score 82%
1 Actual results shown above reflect adjustments based on pre-established guidelines to address impact of portfolio changes

NEO Individual Strategic Objectives: The Compensation Committee is empowered with the authority to further determine whether to differentiate the annual incentive award payouts for each NEO from the Overall AES Performance Score based on performance against individual strategic objectives. Specific individual strategic objectives pertaining to each NEO are shown below. The Compensation Committee determined that, based on their contributions to Company performance, the award payout as a percent of target should be consistent across the NEOs in 2014 at the Overall AES Performance Score.

Strategic Objective	Mr. Gluski	Mr. O'Flynn	Mr. Miller	Ms. Hackenson
Develop Strategic Financial Partnerships	✓	✓	✓
Overhead Cost Savings Initiative	✓	✓	✓	✓
Global Sourcing Savings	✓	✓	✓	✓
Adjacencies and Enhancements	✓			✓
Drought Mitigation Efforts	✓
Reduce Outstanding Legal Disputes	✓		✓
New Build Goals	✓
Portfolio Management Activities		✓	✓
Advance Platform Growth Strategy	✓	✓	✓	✓
AES Capital Structure		✓
Finance Process KPIs		✓
Stakeholder Outreach			✓
Key IT Processes				✓
Effective Facility Management				✓
Advance Construction Projects	✓

Mr. Da Santos' 2014 objectives were initially set in conjunction with his role of CFO Operations at the beginning of 2014. Upon his transition to the COO role, he assumed the completion or continuation of the objectives previously assigned to Mr. Vesey, which included the Overhead Cost Savings Initiative, Global Sourcing Savings, Adjacencies and Enhancements, and Drought Mitigation Efforts.

Final 2014 Annual Incentive Payouts: The following table shows the final award for each of our NEOs under the 2014 Performance Incentive Plan. As discussed above, the Compensation Committee set the annual incentive payout (as a percent of the target award) equal to the Overall AES Performance Score of 82% for the CEO and the other NEOs. Mr. Vesey was not entitled to a payment under the Performance Incentive Plan due to his separation from the Company prior to the payment date.

NEO	2014 Base Salary	2014 Target Annual Incentive (% of base salary)	Actual 2014 Annual Incentive Award
			% of Target Annual Incentive	Dollar Value
Mr. Gluski, CEO	$1,130,000	150%	82%	$1,390,000
Mr. O’Flynn, CFO	$650,000	100%	82%	$533,000
Mr. Miller, General Counsel	$568,000	100%	82%	$466,000
Ms. Hackenson, CIO	$420,000	85%	82%	$293,000
Mr. Da Santos, COO	$339,248	80%	82%	$223,000

Long-Term Compensation

2014 Long-term Compensation Mix: For 2014, the overall long-term compensation award mix was based on our (1) compensation philosophy which emphasizes alignment between executive compensation and stockholder value creation; (2) long-term strategic and financial objectives; (3) goal of retaining our NEOs; and (4) review of relevant market practices. For 2014, we utilized the same mix as in 2012 and 2013. This mix consisted entirely of equity-based awards and 80% of the 2014 mix was performance-based as follows:

Restricted Stock Units are awarded to assist in retaining our NEOs and to increase NEO stock ownership to align NEOs’ interests with those of stockholders
Performance Stock Units that vest based on EBITDA less Maintenance & Environmental CapEx are awarded to focus our NEOs on both long-term cash generation, a measure of AES financial performance, as well as share price performance as units are settled in shares of AES Common Stock

Stock Options are awarded to provide our NEOs with an incentive to increase the price of AES Common Stock subsequent to the grant date
Performance Stock Units that vest based on Total Stockholder Return are awarded to focus our NEOs on delivering total returns to stockholders that are equal to or in excess of returns produced by other S&P 500 Utility Companies

Performance Stock Units Based on EBITDA Less Maintenance & Environmental CapEx (EBITDA less CapEx): Performance stock units represent the right to receive a single share of AES Common Stock subject to performance- and service-based vesting conditions. Half of the performance stock units granted in 2014 are eligible to vest subject to our three-year cumulative EBITDA less CapEx. EBITDA less CapEx is a measure of long-term cash generation driven by increasing revenue, reducing costs, improving productivity and efficiently utilizing capital. Growth-related CapEx is excluded since the EBITDA less CapEx measure is intended to assess our operating efficiency and the amount of cash we generate for capital allocation. In addition, environmental capital projects that generate a regulated rate of return are excluded from the definition of Environmental CapEx.

The EBITDA less CapEx target is set for the three-year performance period and is subject to pre-defined, objective adjustments during the three-year performance period, based on changes to the Company’s portfolio, such as an asset divestiture or sale of a portion of equity in a subsidiary.

The final value of the performance stock unit award depends upon the level of EBITDA less CapEx achieved over the three-year measurement period as well as our share price performance over the period since the award is stock-settled. If a threshold level of EBITDA less CapEx is achieved, units vest and are settled in the calendar year that immediately follows the performance period end.

The following table illustrates the vesting percentage at each EBITDA less CapEx level for targets set for the 2014-2016 performance period:

Performance Level	Vesting Percentage
Below 75% of Performance Target	0%
Equal to 100% of Performance Target	100%
Equal to 125% of Performance Target	200%

Between the EBITDA less CapEx levels listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn performance stock units is also generally subject to the continued employment of the NEO. The Compensation Committee approved an EBITDA less CapEx target for the 2014 performance stock unit that was considered to be highly challenging and will require improvement over prior performance.

Performance Stock Units Based on AES Total Stockholder Return: For the other half of the performance stock units granted in 2014, vesting is subject to AES three-year cumulative Total Stockholder Return from January 1, 2014 through December 31, 2016 relative to companies in the S&P 500 Utilities Index. We use Total Stockholder Return as a performance measure to align our NEOs’ compensation with our stockholders’ interests since the ability to earn the award is linked directly to stock price and dividend performance over a period of time.

Total Stockholder Return is defined as the appreciation in stock price and dividends paid over the performance period as a percent of the beginning stock price. To determine share price appreciation, we use a 90-day average stock price for AES and the S&P 500 Utilities Index companies at the beginning and end of the three-year performance period. This avoids short-term volatility impacting the calculation.

The final value of the performance stock unit award depends upon AES’ percentile rank against the S&P 500 Utilities Index companies as well as the performance of our share price over the period since the award is stock-settled. If AES’ Total Stockholder Return is above the threshold percentile rank established for the performance period, units vest and are settled in AES Common Stock in the calendar year that immediately follows the performance period end. The following table illustrates the vesting percentage at each percentile rank for the 2014-2016 performance period:

AES 3-Year Total Stockholder Return Percentile Rank	Vesting Percentage
Below 30th percentile	0%
Equal to 30th percentile	50%
Equal to 50th percentile	100%
Equal to 90th percentile	200%

Between the percentile ranks listed in the above table, straight-line interpolation is used to determine the vesting percentage for the award. The ability to earn these performance stock units is also generally subject to the continued employment of the NEO.

Stock Options: A stock option represents an individual’s right to purchase shares of AES Common Stock at a fixed exercise price after the stock option vests. We award stock options to align our NEOs’ interests by providing an incentive to increase the price of AES Common Stock subsequent to grant; a stock option only has value to the holder if our stock price exceeds the stock option’s exercise price after it vests. Stock options vest based on continued service with the Company in three equal installments beginning on the first anniversary of the grant.

It is our policy to grant stock options to NEOs at an exercise price equal to the closing price of AES Common Stock on the grant date.

Restricted Stock Units: Restricted stock units represent the right to receive a single share of AES Common Stock subject to service-based vesting conditions. The Company grants restricted stock units to assist in retaining our NEOs and also to increase their ownership of AES Common Stock, which further aligns our NEOs’ interests with those of stockholders. Restricted stock units vest based on continued service with the Company in three equal installments beginning on the first anniversary of the grant.

2014 Long-Term Compensation Grants: In February 2014, consistent with our practice in prior years, the Company granted long-term compensation to the NEOs. The expected target grant values below are based on the Black-Scholes value of stock options assuming options are exercised at the end of the full contractual term and the grant date closing stock price of AES Common Stock for performance stock units and restricted stock units.

NEO	February 2014 Long-Term Compensation Grant Expected Target Grant Value
	As % of Base Salary	Dollar Amount
Mr. Gluski, CEO	525%	$5,932,500
Mr. O’Flynn, CFO	250%	$1,625,000
Mr. Miller, General Counsel	210%	$1,192,800
Ms. Hackenson, CIO	140%	$588,000
Mr. Da Santos, COO	127%	$408,713
Mr. Vesey, Former COO	275%	$1,787,500

Further details on all long-term compensation grants to our NEOs can be found in the Summary Compensation Table and Grants of Plan-Based Awards Table of this Proxy Statement.

Prior Year Performance Stock Units Vesting in 2014: All of the NEOs received a grant of performance stock units in February 2012 with the exception of Messrs. O'Flynn and Da Santos. Mr. O'Flynn commenced employment with the Company after the annual 2012 grant date. Mr. Da Santos received long-term compensation grants under a different award mix in 2012 including performance units which are described below. For the 2012-2014 performance stock units:

•	50% of the target number of shares was based on the Company’s Total Stockholder Return relative to S&P 500 Utility companies for the period from January 1, 2012 to December 31, 2014; and

•	50% of the target number of shares was based on the achievement of the Company’s cumulative EBITDA less CapEx target for the 2012-2014 period.
The portion of the performance stock unit award based on Total Stockholder Return was forfeited because the Company did not attain the performance threshold which was Total Stockholder Return equal to the 30th percentile of S&P 500 Utility companies.

The portion of the performance stock unit award based on EBITDA less CapEx paid out at 97.5% of the target number of shares based on our actual EBITDA less CapEx result of $8.0B, which was 99.4% of the target EBITDA less CapEx goal of $8.1B.

Thus, the total payout for this award for the NEOs, with the exception of Messrs. O’Flynn and Da Santos who did not receive this award, was 48.7% of the original target number of shares as detailed in the following table:

2012 Performance Stock Units (2012-2014 Performance Period)

NEO	Target Number of Units	% of Target Vested Based on:		Final Shares Vested
		Relative AES Total Stockholder Return	Cumulative EBITDA less CapEx	Number of Shares [1]	% of Original Target
Mr. Gluski, CEO	155,109	0%	97.5%	75,600	48.7%
Mr. Miller, General Counsel	40,584	0%	97.5%	19,781	48.7%
Ms. Hackenson, CIO	20,212	0%	97.5%	9,851	48.7%
Mr. Vesey, Former COO	46,898	0%	97.5%	15,239	48.7%

1 In accordance with the service requirements of this grant, the final one-third vesting of units required continued service through the third anniversary of the grant date. Due to Mr. Vesey's separation from the Company on December 31, 2014, the final one-third of his target units were forfeited.

EBITDA less CapEx is defined as Gross Margin; plus Depreciation and Amortization; plus Intercompany Management Fees; minus SG&A to equal EBITDA. An adjustment is made to reduce EBITDA by Maintenance and Environmental CapEx. The Environmental CapEx for this adjustment is reduced by those projects with tracker returns that, through a regulatory mechanism, provide for the recovery of, and return on, certain utility investments. As a final step in the calculation, the Total EBITDA less CapEx is adjusted by AES’ ownership percentage (which reflects AES’ direct or indirect ownership in a particular business).

Further details on the 2012-2014 performance stock unit payout to our NEOs can be found in the Outstanding Equity Awards at Fiscal Year-End Table and Option Exercises and Stock Vested Table of this Proxy Statement.

Prior Year Performance Units Vesting in 2014: Mr. Da Santos received a grant of performance units in February 2012. Performance units represent the right to receive cash subject to performance- and service-based vesting conditions. Each unit granted has a $1 target value. Threshold performance on this metric occurs for performance at 75% of target at which time 0% of the units vest. Maximum performance is attained at 125% of target which would trigger a vesting of 200% of the granted units.

For this award, performance was based entirely on the achievement of the Company’s cumulative EBITDA less CapEx target for the 2012-2014 period. The EBITDA less CapEx performance metric is consistent with the metric used for half the performance stock units as described above. This performance unit award paid out at 97.5% of the target cash value based on our actual EBITDA less CapEx result of $8.0B, which was 99.4% of the target EBITDA less CapEx goal of $8.1B as detailed in the following table.

2012 Performance Units (2012-2014 Performance Period)

NEO	Target Number of Units	Target Cash Value	Cumulative EBITDA less CapEx Performance	Final Award Value
Mr. Da Santos, COO	$103,361	$103,361	97.5%	$100,746

Further details on the 2012-2014 performance unit payout to Mr. Da Santos can be found in the Summary Compensation Table of this Proxy Statement.

Other Relevant Compensation Elements and Policies

Perquisites

We do not provide perquisites to any of our Executive Officers.

Retirement Benefits

We cover our NEOs under the Restoration Supplemental Retirement Plan (RSRP) to restore benefits that are limited under our broad-based retirement plans due to statutory limits imposed by the Code. The RSRP's objectives are consistent with our philosophy to provide competitive levels of retirement benefits and to retain talented executives. The RSRP does not contain any enhanced or special benefit formulas for our NEOs. Contributions to the RSRP made in 2014 are included in the All Other Compensation column of the Summary Compensation Table of this Proxy Statement. Additional information regarding the RSRP is contained in the “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement. In addition to the RSRP, the Company covers the NEOs under the same qualified retirement plan that covers other U.S.-based AES employees who do not participate a defined benefit plan at one of our U.S. subsidiaries.

Stock Ownership Guidelines

Our Board of Directors, based upon our Management’s and the Compensation Committee’s recommendations, adopted stock ownership guidelines in 2010 that became effective in January 2011. These guidelines promote our objective of increasing stockholder value by encouraging our NEOs to acquire and maintain a meaningful equity stake in the Company.

The guidelines were designed to maintain stock ownership at levels high enough to assure our stockholders of our NEOs’ commitment to value creation. Under these guidelines, our NEOs are expected, over time, to acquire and hold shares of AES Common Stock equal in value to a multiple of their annual salaries. The Compensation Committee sets the ownership multiples based on market practice for each NEO’s position. The current ownership multiple for each NEO is as follows:

NEO	Ownership Multiple (multiple of base salary)
Mr. Gluski, CEO	5x
Mr. O’Flynn, CFO	3x
Mr. Miller, General Counsel	3x
Ms. Hackenson, CIO	2x
Mr. Da Santos, COO	2x

Shares owned directly and shares beneficially acquired under our retirement plans all count toward satisfying the guidelines. Unexercised stock options, unvested performance stock units and unvested restricted stock unit awards do not count towards satisfaction of the guidelines.

The Company requires that 67% of net shares (net of option exercise price and/or withholding tax) acquired after the guideline effective date will be retained and cannot be liquidated until the guideline has been met.

Mr. Vesey's stock 3x ownership guideline was effective through December 31, 2014, the date of his separation from the Company. The stock ownership guideline for Mr. Da Santos is effective beginning on January 1, 2015.

Severance and Change-in-Control Arrangements

The Company maintains certain severance and change-in-control arrangements, including the Executive Severance Plan and change-in-control provisions in the long-term compensation award agreements.

Executive Severance Plan: The Compensation Committee has included all Executive Officers on a single Executive Severance Plan, the design of which is consistent with current market practices. Newly hired or promoted executives are included in this plan beginning on the first date of their executive appointment. The Executive Severance Plan does not contain any excise tax gross-ups and, thus, none of our NEOs are eligible for an excise tax gross-up.

The Company provides severance benefits for qualifying termination both related and unrelated to a change-in-control to enable the attraction and retention of key executive talent. Also, in the case of severance benefits upon a qualifying termination related to a change-in-control, the Company believes these benefits will help to align the NEOs’ interests with those of stockholders by mitigating any uncertainties the NEOs may have about their ongoing employment if the change-in-control is pursued. The Company provides severance benefits after a change-in-control only if there is a qualifying termination of employment following the change-in-control (i.e., “double-trigger benefits”).

Further details on the Executive Severance Plan can be found in the section titled “Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control” of this Proxy Statement.

Vesting of Long-term Compensation Awards upon Change-in-Control: Upon a change-in-control, the unvested portion of all outstanding awards will vest immediately (at target performance levels for performance awards). The purpose of this accelerated vesting is to ensure that we retain our Executive Officers and other key employees prior to and through the change-in-control. The Compensation Committee periodically reviews these vesting provisions in relation to market practice.

Clawback Policy

The Company has adopted a “clawback policy” which provides the Compensation Committee with the discretion to seek the reimbursement of any annual incentive payment or long-term compensation award, as defined under the policy, to key executives of the Company, including our NEOs, where:

•	The initial payment was calculated based upon achieving certain financial results that were subsequently the subject of a material restatement of the Company’s financial statements;

•	The Compensation Committee, in its discretion, determines that the executive engaged in fraud or willful misconduct that caused, or substantially caused, the need for the restatement; and

•	A lower payment would have been made to the executive based upon the restated financial results.

In each such instance, the Compensation Committee has the discretion to determine whether it will seek recovery from the individual executive and has discretion to determine the amount. The policy applies to annual incentive payments made in or after 2013 under the Performance Incentive Plan and performance unit and performance stock unit awards granted in or after 2012.

Prohibition Against Hedging and Pledging

The Board of Directors has adopted a policy that prohibits Directors and Officers required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, which includes our NEOs, from hedging their economic interest in AES Common Stock or using AES Common Stock as collateral in a financial transaction.

IRS Section 162(m)

The Compensation Committee also considers and evaluates the impact of applicable tax laws with respect to compensation paid under our plans, arrangements and agreements. For instance, with certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1M paid to certain covered employees (generally our CEO and three other highest paid Executive Officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

While the Compensation Committee generally intends to structure and administer our stockholder-approved compensation plans so as not to be subject to the deduction limit of Section 162(m) of the Code, the Compensation Committee may, where it believes it is in the best interests of our stockholders and to remain competitive in the marketplace for talent, approve awards or payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs. Additionally, if any provision of a plan or award that is intended to be performance-based under Section 162(m) of the Code is later found to not satisfy the conditions of Section 162(m), our ability to deduct such compensation may be limited.

Our Performance Incentive Plan and Long-Term Compensation Plan currently enable us to grant awards thereunder which comply with the tax deductibility requirements of Section 162(m).

Non-GAAP Measures

In this CD&A, we reference certain Non-GAAP measures, including Adjusted EPS and Proportional Free Cash Flow, which are publicly disclosed in our periodic filings with the SEC or in other materials posted on our website. These measures are reconciled to the nearest GAAP measure in the information below.

Reconciliation of Adjusted EPS

Year Ended December 31, 2014
Diluted EPS from continuing operations	$1.09
Unrealized derivative (gains)/ losses	$(0.12)
Unrealized foreign currency transaction (gains)/ losses	0.14
Disposition/ acquisition (gains)	(0.59)
Impairment losses	0.53
Loss on extinguishment of debt	0.25
Adjusted pre-tax contribution and Adjusted EPS	$1.30

Reconciliation of Proportional Free Cash Flow (in millions)

Year Ended December 31, 2014
Proportional Operating Cash Flow	$1,432

Less: Proportional Maintenance Capital Expenditures, net of reinsurance proceeds	$485
Less: Proportional Non-recoverable Environmental Capital Expenditures	56
Proportional Free Cash Flow	$891

For purposes of the 2014 Performance Incentive Plan target goals and actual results, we have included certain further adjustments to Proportional Free Cash Flow which were approved by the Compensation Committee. These adjustments are made in order to reflect changes in our portfolio during the year such as sales of businesses, discontinued operations and acquisitions.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with AES’ Management and, based on this review and discussion, recommended to the Board that it be included in AES’ Proxy Statement and incorporated into AES’ Annual Report on Form 10-K for the year ended December 31, 2014.

The Compensation Committee of the Board of Directors,

Sandra O. Moose, Chair
Kristina M. Johnson
James H. Miller
Moisés Naím

Risk Assessment

We believe that the general design of our compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with our executives’ roles. The following features of the program illustrate this point:

•
Our program reflects a balanced mix of compensation awards to avoid excessive weight on any one performance measure and is designed to promote stability and growth (1) in the short-term through the payment of an annual incentive award with largely pre-set targets; and (2) in the long-term, through the payment of equity awards;

•	Our annual incentive plan and performance stock units provide a defined range of payout opportunities ranging from 0-200% of target;

•
Total compensation levels are heavily weighted on long-term equity-based incentive awards with three-year service-based vesting schedules and, in the case of performance stock units, cumulative long-term performance goals;

•	We have implemented stock ownership guidelines that became effective in January 2011 so that our NEOs’ and other senior executives’ personal wealth is tied to the long-term success of the Company; and

•	The Compensation Committee retains discretion to adjust or modify compensation based on the Company’s and executives’ performance.
In 2014, with the assistance of its independent advisor, the Compensation Committee analyzed all of the Company’s compensation programs from a risk perspective. In that review, Meridian identified several risk mitigators including:

•	Good balance of fixed and variable pay opportunities;

•	Capped incentive plans;

•	Multiple incentive measures that compete with each other;

•	Performance measured at the large business unit or corporate level;

•	Mix of measurement time periods;

•	Long-term stock holding periods or stock ownership requirements;

•	Allowable Compensation Committee discretion, especially in the annual incentive plan and performance stock unit agreements;

•	Oversight provided by non-participants in the plans, including external party review of plan results and Compensation Committee approval of goals;

•	Moderate severance program; and

•	Clawback policy.
Because of the presence of the risk mitigators identified above and the design of our compensation program, we believe that the risks arising from our employee compensation program are not reasonably likely to have a material adverse effect upon AES.

Summary Compensation Table (2014, 2013 and 2012)*

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Andrés Gluski	2014	$1,130,000	$4,209,510	$1,476,435	$1,390,000	$197,300	$8,403,245
President & Chief Executive Officer	2013	$1,130,000	$4,010,731	$1,159,169	$2,102,000	$173,250	$8,575,150
	2012	$1,000,000	$3,444,977	$800,868	$2,302,014	$153,506	$7,701,365

Thomas O'Flynn	2014	$650,000	$1,153,062	$404,416	$533,000	$82,458	$2,822,936
EVP & Chief Financial Officer	2013	$650,000	$1,214,236	$350,937	$806,000	$25,600	$3,046,773
	2012	$214,167	$500,000	$422,079	$214,167	$10,708	$1,361,121

Brian Miller	2014	$568,000	$846,378	$296,854	$466,000	$89,454	$2,266,686
EVP, General Counsel & Corporate Secretary	2013	$568,000	$864,543	$249,867	$704,000	$94,210	$2,480,620
	2012	$551,000	$901,376	$209,543	$1,006,438	$105,502	$2,773,859

Elizabeth Hackenson	2014	$420,000	$417,227	$146,338	$293,000	$25,246	$1,301,811
SVP, Global Business Services & CIO	2013	$420,000	$472,245	$136,487	$443,000	$24,447	$1,496,179
	2012	$407,453	$448,912	$104,362	$559,392	$31,647	$1,551,766

Bernerd Da Santos	2014	$339,248	$290,001	$101,716	$323,746	$46,689	$1,101,400
SVP & COO

Andrew Vesey	2014	$650,000	$1,268,351	$444,857	$0	$99,783	$2,462,991
Former EVP & COO	2013	$650,000	$1,214,236	$350,937	$806,000	$96,230	$3,117,403
	2012	$578,000	$1,416,598	$513,608	$1,116,908	$101,040	$3,726,154

*	Table excludes the Bonus and Change in Pension Value and Non-Qualified Deferred Compensation Earnings columns, which are not applicable.

NOTES:

(1)	The base salary earned by each NEO during fiscal years 2014, 2013 and 2012, as applicable. Mr. Da Santos was not an NEO for 2013 or 2012.

(2)
Aggregate grant date fair value of performance stock units and restricted stock units granted in the year which are computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”) disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 18), or Management’s Discussion & Analysis, as appropriate, contained in our Annual Report on Form 10-K for the year ended December 31, 2014 (“AES’ Form 10-K”) which also includes information for 2012 and 2013. Based on the share price at grant and assuming the maximum market and financial performance conditions are achieved, the maximum value of the performance stock units granted in fiscal year 2014 and payable following completion of the 2014-2016 performance period are shown below.

	Maximum Value of Performance Stock Units Granted in FY14 (payable after completion of 2014-2016 performance period)
Name	#	$
		(Based on Grant Price)
Andrés Gluski	405,502	$5,932,494
Thomas O’Flynn	111,074	$1,625,013
Brian Miller	81,532	$1,192,813
Elizabeth Hackenson	40,192	$588,009
Bernerd Da Santos	27,936	$408,704
Andrew Vesey	122,180	$1,787,493

(3)
Aggregate grant date fair value of stock options granted in the year which are computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value disregards any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuation may be found in our financial statements, footnotes to the financial statements (footnote 18), or Management’s Discussion & Analysis, as appropriate, contained in AES’ Form 10-K which also includes information for 2012 and 2013.

(4)
The value of all non-equity incentive plan awards earned during the 2014 fiscal year and paid in 2015, which includes awards earned under our Performance Incentive Plan (our annual incentive plan) and awards earned for the three-year performance period ended December 31, 2014 for our cash-based performance units granted under our LTC Plan. The following chart shows the breakdown of awards under these two plans for each NEO. Mr. Vesey was not entitled to a payment under the Performance Incentive Plan due to his separation from the Company prior to the payment date.

Name	2014 Annual Incentive Plan Award	2012-2014 Performance Unit Award	Total Non-Equity Incentive Plan Compensation
Andrés Gluski	$1,390,000	$0	$1,390,000
Thomas O’Flynn	$533,000	$0	$533,000
Brian Miller	$466,000	$0	$466,000
Elizabeth Hackenson	$293,000	$0	$293,000
Bernerd Da Santos	$223,000	$100,746	$323,746

(5)	All Other Compensation includes Company contributions to both qualified and non-qualified defined contribution retirement plans.

Name	AES Contributions to Qualified Defined Contribution Plans	AES Contributions to Non-Qualified Defined Contribution Plans	Total Other Compensation
Andrés Gluski	$28,300	$169,000	$197,300
Thomas O’Flynn	$28,300	$54,158	$82,458
Brian Miller	$28,300	$61,154	$89,454
Elizabeth Hackenson	$15,300	$9,946	$25,246
Bernerd Da Santos	$28,300	$18,389	$46,689
Andrew Vesey	$28,300	$71,483	$99,783

Grants of Plan-Based Awards (2014)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrés Gluski		$847,500	$1,695,000	$3,390,000
	21-Feb-14				50,688	202,751	405,502				$3,023,017
	21-Feb-14							81,100			$1,186,493
	21-Feb-14								446,053	$14.63	$1,476,435
Thomas O’Flynn		$325,000	$650,000	$1,300,000
	21-Feb-14				13,884	55,537	111,074				$828,057
	21-Feb-14							22,215			$325,005
	21-Feb-14								122,180	$14.63	$404,416
Brian Miller		$284,000	$568,000	$1,136,000
	21-Feb-14				10,192	40,766	81,532				$607,821
	21-Feb-14							16,306			$238,557
	21-Feb-14								89,684	$14.63	$296,854
Elizabeth Hackenson		$178,500	$357,000	$714,000
	21-Feb-14				5,024	20,096	40,192				$299,631
	21-Feb-14							8,038			$117,596
	21-Feb-14								44,211	$14.63	$146,338
Bernerd Da Santos		$135,699	$271,398	$542,796
	21-Feb-14				3,492	13,968	27,936				$208,263
	21-Feb-14							5,587			$81,738
	21-Feb-14								30,730	$14.63	$101,716
Andrew Vesey		$325,000	$650,000	$1,300,000
	21-Feb-14				15,273	61,090	122,180				$910,852
	21-Feb-14							24,436			$357,499
	21-Feb-14								134,398	$14.63	$444,857

NOTES:

(1)
Each NEO received an award under the Performance Incentive Plan (our annual incentive plan) in 2014. The first row of data for each NEO shows the threshold, target and maximum award under the Performance Incentive Plan. For the Performance Incentive Plan, the threshold award is 50% of the target award, and the maximum award is 200% of the target award. The extent to which awards are payable depends upon AES’ performance against goals established in the first quarter of the fiscal year. This award is payable in the first quarter of 2015.

(2)
Each NEO received performance stock units on February 21, 2014 awarded under the Long-Term Compensation Plan. These units vest based on both market and financial performance conditions, and service conditions. The market condition which applies to half the award is based on our Total Stockholder Return as compared to the Total Stockholder Return of the S&P 500 Utility companies for the three-year period ending December 31, 2016 (as more fully described in the Compensation Discussion and Analysis of this Proxy Statement). At threshold performance, the vesting percentage is 50%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.
The financial performance condition which applies to the other half of the award is based on the EBITDA less CapEx metric for the three-year period ending December 31, 2016 (as more fully described in the Compensation Discussion and Analysis of this Proxy Statement). At threshold, the vesting percentage is 0%. At maximum performance, the vesting percentage is 200%. Straight line interpolation is applied for performance between the threshold and target and between the target and maximum.
With respect to the service-based condition, voluntary termination or termination for cause prior to the end of the three-year performance period will result in the forfeiture of all outstanding performance stock units. Involuntary termination or a qualified retirement, which requires the NEO to reach 60 years of age and 7 years of service with the Company, allow prorated time-vesting in increments of one-third or two-thirds vesting if the NEO has completed one or two years of service from the grant date, respectively. Service-based vesting is contingent on at least one of the two performance conditions being achieved at a minimum of threshold performance.

(3)
Each NEO received restricted stock units on February 21, 2014 awarded under the Long-Term Compensation Plan. These units vest on a service-based condition in which one-third of the restricted stock units vest on each of the first three anniversaries of the grant.

(4)
Each NEO received stock options on February 21, 2014 awarded under the Long-Term Compensation Plan. The stock options vest on a service-based condition in which one-third of the stock options vest and become exercisable on each of the first three anniversaries of the grant.

(5)
Aggregate grant date fair value of performance stock units, restricted stock units and stock options granted in the year which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based vesting conditions. A discussion of the relevant assumptions made in the valuations may be found in our financial statements, footnotes to the financial statements (footnote 18), or Management’s Discussion & Analysis, as appropriate, contained in AES’ Form 10-K for the year ended December 31, 2014.

Based on the share price at grant and assuming the maximum market and financial performance conditions are achieved, the maximum value of the performance stock units granted in fiscal year 2014 and payable following completion of the 2014-2016 performance period is shown in footnote 2 of the Summary Compensation Table of this Proxy Statement.
In the case of Mr. Vesey, the 2014 performance stock unit, restricted stock unit and stock option awards were forfeited in their entirety upon his termination.

Narrative Disclosure Relating to the Summary Compensation Table and the Grants of Plan-Based Awards Table

Incentive Compensation Plans Applicable for All NEOs

Performance Incentive Plan

In early 2015, we expect to make cash payments to Messrs. Gluski, O’Flynn, Miller, and Da Santos and Ms. Hackenson under the Performance Incentive Plan for performance during 2014. The amount paid to each NEO is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for such NEO. A description of the Performance Incentive Plan and awards made thereunder is set forth in the Compensation Discussion and Analysis of this Proxy Statement and in Proposal 3: Re-Approval of The AES Corporation Performance Incentive Plan, as Amended and Restated.

2003 Long Term Compensation Plan

The Summary Compensation Table and Grants of Plan-Based Awards Table include amounts relating to performance units, performance stock units, restricted stock units and stock options granted under the Long-Term Compensation Plan.

Restricted Stock Units and Performance Stock Units
The amount reported in the “Stock Awards” column of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of restricted stock units and performance stock units, granted in the applicable year, which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based vesting conditions. For a description of the terms of restricted stock unit and performance stock unit awards, see the Compensation Discussion and Analysis of this Proxy Statement.

Stock Options
The amount reported in the “Option Awards” column of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of stock options granted in the applicable year, which are computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures related to service-based vesting conditions. For a description of the terms of the stock option awards, see the Compensation Discussion and Analysis of this Proxy Statement.

Performance Units
The amount reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Mr. Da Santos includes a performance unit plan payout for the three-year performance period ended December 31, 2014, as described in the Compensation Discussion and Analysis of this Proxy Statement.

Effect of Termination of Employment or Change-in-Control

The vesting of performance stock units, restricted stock units, stock options and performance units and the ability of the NEOs to exercise or receive payments under those awards are affected by the termination of their employment and by a change-in-control. These events and the related payments and benefits are described in “Additional Information Relating to Potential Payments Upon Termination of Employment or Change-in-Control” of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End (2014)*

The following table contains information concerning exercisable and unexercisable stock options and unvested Stock Awards granted to the NEOs which were outstanding on December 31, 2014.

	Option Awards					Stock Awards **
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (day/mo/year)	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrés Gluski	13,066			$16.8100	25-Feb-15
	40,553			$17.5800	24-Feb-16
	42,404			$22.2800	23-Feb-17
	57,190			$18.8700	22-Feb-18
	191,030			$6.7100	20-Feb-19
	88,158			$12.1800	19-Feb-20
	107,807			$12.8800	18-Feb-21
	99,734			$9.7600	30-Sep-21
	163,776	(1)	81,889	$13.7000	17-Feb-22
	174,837	(2)	349,674	$11.1700	15-Feb-23
	—	(3)	446,053	$14.6300	21-Feb-24	191,053	(6)	$2,630,800	443,015	(7)	$6,100,317

Thomas O’Flynn	108,225	(4)	54,113	$11.2900	4-Sep-22
	52,931	(2)	105,864	$11.1700	15-Feb-23
	—	(3)	122,180	$14.6300	21-Feb-24	56,376	(6)	$776,298	128,276	(7)	$1,766,361

Brian Miller	7,186			$16.8100	25-Feb-15
	27,036			$17.5800	24-Feb-16
	22,861			$22.2800	23-Feb-17
	25,871			$18.8700	22-Feb-18
	83,056			$6.7100	20-Feb-19
	49,123			$12.1800	19-Feb-20
	59,113			$12.8800	18-Feb-21
	42,851	(1)	21,426	$13.7000	17-Feb-22
	37,687	(2)	75,375	$11.1700	15-Feb-23
	—	(3)	89,684	$14.6300	21-Feb-24	42,123	(6)	$580,034	92,557	(7)	$1,274,510

Elizabeth Hackenson	43,605			$6.7100	20-Feb-19
	23,257			$12.1800	19-Feb-20
	28,108			$12.8800	18-Feb-21
	21,342	(1)	10,671	$13.7000	17-Feb-22
	20,586	(2)	41,173	$11.1700	15-Feb-23
	—	(3)	44,211	$14.6300	21-Feb-24	21,561	(6)	$296,895	48,386	(7)	$666,275

Bernerd Da Santos	2,722			$17.2200	25-Feb-15
	6,361			$17.5800	24-Feb-16
	7,375			$22.2800	23-Feb-17
	8,170			$18.8700	22-Feb-18
	7,070	(2)	14,141	$11.1700	15-Feb-23
	—	(3)	30,730	$14.6300	21-Feb-24	10,693	(6)	$147,243	23,684	(7)	$326,129

Andrew Vesey	5,082			$16.8100	25-Feb-15
	11,132			$17.5800	29-Jun-15
	8,850			$22.2800	29-Jun-15
	17,021			$18.8700	29-Jun-15
	83,056			$6.7100	29-Jun-15
	57,895			$12.1800	29-Jun-15
	75,130			$12.8800	29-Jun-15
	49,518	(1)	—	$13.7000	29-Jun-15
	84,175	(5)	—	$10.8600	29-Jun-15
	52,931	(2)	—	$11.1700	29-Jun-15	—	(6)	$0	—	(7)	$0

*	Table excludes the following column which is not applicable based on award types currently outstanding: Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
**Valued using closing price on the last business day of the fiscal year (December 31, 2014) of $13.77.
NOTES:

(1)
Option grant made on February 17, 2012 vests in three equal installments on the following dates: February 17, 2013, February 17, 2014 and February 17, 2015. Unvested options related to this grant were forfeited by Mr. Vesey upon his separation and were no longer outstanding on December 31, 2014.

(2)
Option grant made on February 15, 2013 vests in three equal installments on the following dates: February 15, 2014, February 15, 2015 and February 15, 2016. Unvested options related to this grant were forfeited by Mr. Vesey upon his separation and were no longer outstanding on December 31, 2014.

(3)	Option grant made on February 21, 2014 vests in three equal installments on the following dates: February 21, 2015, February 21, 2016 and February 21, 2017.

(4)	Option grant made on September 4, 2012 vests in three equal installments on the following dates: September 4, 2013, September 4, 2014 and September 4, 2015.

(5)
Option grant made on December 7, 2012 vests in three equal installments on the following dates: December 7, 2013, December 7, 2014 and December 7, 2015. Unvested options related to this grant were forfeited by Mr. Vesey upon his separation and were no longer outstanding on December 31, 2014.

(6)	Included in this item are:

a.
A restricted stock unit grant made to all NEOs excluding Mr. O’Flynn on February 17, 2012 that vests in one remaining installment on February 17, 2015. Mr. Vesey's unvested units were forfeited upon his separation and were no longer outstanding on December 31, 2014.

b.	In the case of Mr. O’Flynn, a restricted stock unit grant made on September 4, 2012 that vests in one remaining installment on September 4, 2015.

c.
A restricted stock unit grant made to all NEOs on February 15, 2013 that vests in two remaining equal installments on February 15, 2015 and February 15, 2016. Mr. Vesey's unvested units were forfeited upon his separation and were no longer outstanding on December 31, 2014.

d.
A restricted stock unit grant made to all NEOs on February 21, 2014 that vests in three equal installments on February 21, 2015, February 21, 2016 and February 21, 2017. Mr. Vesey's unvested units were forfeited upon his separation and were no longer outstanding on December 31, 2014.

e.
One-third of the performance stock unit grant made to all NEOs excluding Messrs. O'Flynn and DaSantos on February 17, 2012 for which the performance period had elapsed on December 31, 2014 but for which the service vesting condition had not yet been satisfied. The amount in the above table reflects the final 48.7% vesting percentage based on the AES Total Stockholder Return relative to companies in the S&P 500 Utilities Index and EBITDA less CapEx performance metrics for the period ended December 31, 2014. The other two-thirds of this grant, for which the service vesting conditions were satisfied on December 31, 2014, is reflected in the Option Exercises and Stock Vested (2014) table. Mr. Vesey's unvested units were forfeited upon his separation and were no longer outstanding on December 31, 2014.

(7)	Included in this item are:

a.
Performance stock units granted to all NEOs on February 15, 2013 which vest based on market and financial performance conditions (AES three-year cumulative Total Stockholder Return relative to S&P 500 Utility companies and EBITDA less CapEx, each weighted 50%) and three-year service conditions (but only when and to the extent the market and financial performance conditions are met).

b.
Performance stock units granted to all NEOs on February 21, 2014 which vest based on market and financial performance conditions (AES three-year cumulative Total Stockholder Return relative to S&P 500 Utility companies and EBITDA less CapEx, each weighted 50%) and three-year service conditions (but only when and to the extent the market and financial performance conditions are met).

Based on AES’ performance through the end of fiscal year 2014 relative to the performance criteria, our current period to-date results for ongoing performance periods are between threshold and target and thus the target number of performance stock units granted in 2013 and 2014 is included above.

Option Exercises and Stock Vested (2014)
The following table contains information concerning the exercise of stock options and the vesting of performance stock unit and restricted stock unit awards by the NEOs during 2014.

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrés Gluski	—	$ —	158,480	$2,259,604
Thomas O’Flynn	—	$ —	24,460	$358,491
Brian Miller	12,369	$61,598	34,793	$498,765
Elizabeth Hackenson	—	$ —	17,453	$250,201
Bernerd Da Santos	—	$ —	6,412	$94,108
Andrew Vesey	1,946	$5,021	54,507	$774,773

NOTES:

(1)	Vesting of stock awards in 2014 consisted of eight separate grants as shown in the following table.

	Number of Shares Acquired on Vesting (#)
Name	2/18/11 PSUs (a)	2/17/12 PSUs (b)	2/18/11 RSUs (c)	2/17/12 RSUs (d)	2/15/13 RSUs (e)	9/4/12 RSUs (f)	9/30/11 RSUs (g)	12/7/12 RSUs (h)	Total
Andrés Gluski	6,247	50,400	10,695	20,681	32,035	—	38,422	—	158,480
Thomas O’Flynn	—	—	—	—	9,698	14,762	—	—	24,460
Brian Miller	3,425	13,187	5,865	5,411	6,905	—	—	—	34,793
Elizabeth Hackenson	1,630	6,567	2,789	2,695	3,772	—	—	—	17,453
Bernerd Da Santos	—	—	2,602	2,515	1,295	—	—	—	6,412
Andrew Vesey	4,353	15,239	7,454	6,253	9,698	—	—	11,510	54,507
	Value Realized on Vesting ($)
Name	2/18/11 PSUs (a)	2/17/12 PSUs (b)	2/18/11 RSUs (c)	2/17/12 RSUs (d)	2/15/13 RSUs (e)	9/4/12 RSUs (f)	9/30/11 RSUs (g)	12/7/12 RSUs (h)	Total
Andrés Gluski	$92,206	$694,008	$157,858	$302,356	$468,352	$ —	$544,824	$ —	$2,259,604
Thomas O’Flynn	$ —	$ —	$ —	$ —	$141,785	$216,706	$ —	$ —	$358,491
Brian Miller	$50,553	$181,585	$86,567	$79,109	$100,951	$ —	$ —	$ —	$498,765
Elizabeth Hackenson	$24,059	$90,428	$41,166	$39,401	$55,147	$ —	$ —	$ —	$250,201
Bernerd Da Santos	$ —	$ —	$38,406	$36,769	$18,933	$ —	$ —	$ —	$94,108
Andrew Vesey	$64,250	$209,841	$110,021	$91,419	$141,785	$ —	$ —	$157,457	$774,773

(a)
The February 18, 2011 performance stock unit grant vested based on two conditions. The first was based on our Total Stockholder Return (50%) and the second was based on our Cash Value Added internal financial metric (50%) for the three-year period ended December 31, 2013 which resulted in performance of 23.4% of target. Once the performance condition was met, the performance stock units vested in three equal annual installments beginning one year from grant. Therefore, the first two-thirds of the performance stock units vested at that performance level as of December 31, 2013 and were included in our 2014 Proxy Statement. The final one-third of the performance stock units vested at that performance level on February 18, 2014, the third anniversary of the grant date, at the closing stock price of $14.76.

(b)
The February 17, 2012 performance stock unit grant vested based on two conditions. The first was based on our Total Stockholder Return (50%) relative to companies in the S&P 500 Utilities Index and the second was based on our EBITDA less CapEx internal financial metric (50%) for the three-year period ended December 31, 2014 which resulted in performance of 48.7% of target. Once the performance condition was met, the performance stock units vested in three equal annual installments beginning one year from grant. Therefore, the first two-thirds of the performance stock units vested at that performance level as of December 31, 2014 at the closing stock price of $13.77. The final one-third of the performance stock units will vest at that performance level on February 17, 2015, the third anniversary of the grant date.

(c)	The February 18, 2011 restricted stock unit grant vested in three equal installments on the anniversary of the grant date. The final vesting occurred on February 18, 2014 at a vesting price of $14.76.

(d)	The February 17, 2012 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The second vesting occurred on February 17, 2014 at a vesting price of $14.62.

(e)	The February 15, 2013 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The first vesting occurred on February 15, 2014 at a vesting price of $14.62.

(f)	The September 4, 2012 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The second vesting occurred on September 4, 2014 at a vesting price of $14.68.

(g)
The September 30, 2011 restricted stock unit grant vested in three equal installments on the anniversary of the grant date. The final vesting occurred on September 30, 2014 at a vesting price of $14.18.

(h)	The December 7, 2012 restricted stock unit grant vests in three equal installments on the anniversary of the grant date. The second vesting occurred on December 7, 2014 at a vesting price of $13.68.

Non-Qualified Deferred Compensation (2014)
The following table contains information for the NEOs for each of our plans that provides for the deferral of compensation that is not tax-qualified.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals / Distributions ($)(4)	Aggregate Balance at Last FY ($)(5)
Andrés Gluski	$169,500	$169,000	$26,030	-$193,180	$2,773,782
Thomas O’Flynn	$52,000	$54,158	-$898	$0	$127,078
Brian Miller	$65,000	$61,154	$9,241	-$79,535	$1,311,036
Elizabeth Hackenson	$4,200	$9,946	-$2,299	$0	$62,852
Bernerd Da Santos	$45,246	$18,389	-$1,497	-$111,881	$367,359
Andrew Vesey	$120,000	$71,483	$2,443	$0	$939,563

NOTES:

(1)	Amounts in this column represent elective contributions to the Restoration Supplemental Retirement Plan ( “RSRP”) in 2014.

(2)
Amounts in this column represent the Company’s contributions to the RSRP. The amount reported in this column and the Company’s additional contributions to the 401(k) Plan are included in the amounts reported in the 2014 row of the “All Other Compensation” column of the Summary Compensation Table.

The table below provides Company contributions under the RSRP that were included in the “All Other Compensation” column of the Summary Compensation Table. Mr. O'Flynn had no Company contributions for the RSRP in 2012 and 2013. Mr. Da Santos was not an NEO in 2012 and 2013.

Name	Included in 2012 All Other Compensation	Included in 2013 All Other Compensation	Included in 2014 All Other Compensation
Andrés Gluski	$121,406	$145,500	$169,000
Thomas O’Flynn	$0	$0	$54,158
Brian Miller	$73,402	$66,460	$61,154
Elizabeth Hackenson	$12,047	$9,447	$9,946
Bernerd Da Santos	$0	$0	$18,389
Andrew Vesey	$68,940	$68,480	$71,483

(3)
Amounts in this column represent investment earnings under the RSRP and earnings on the mandatory deferrals of earned restricted stock units. A breakdown of amounts reported in this column is as follows:

Name	Investment Earnings Under Restoration Supplemental Retirement Plan	Earnings on Deferred Restricted Stock Units	Total Earnings in Last FY
Andrés Gluski	$26,030	$0	$26,030
Thomas O’Flynn	-$898	$0	-$898
Brian Miller	$9,241	$0	$9,241
Elizabeth Hackenson	-$2,299	$0	-$2,299
Bernerd Da Santos	$4,516	-$6,013	-$1,497
Andrew Vesey	$2,443	$0	$2,443

(4)
Amounts in this column represent distributions from the RSRP and the value of the 2010 restricted stock units released from the mandatory deferral period as of December 31, 2014 (based on the closing share price of $13.77). A breakdown of amounts reported in this column is as follows:

Name	Distributions from RSRP	2010 Restricted Stock Unit Distribution	Total Aggregate Withdrawals / Distributions
Andrés Gluski	-$193,180	$0	-$193,180
Thomas O’Flynn	$0	$0	$0
Brian Miller	-$79,535	$0	-$79,535
Elizabeth Hackenson	$0	$0	$0
Bernerd Da Santos	$0	-$111,881	-$111,881
Andrew Vesey	$0	$0	$0

(5)	Amounts in this column represent the balance of amounts in the RSRP at the end of 2014.

Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)

The Code places statutory limits on the amount that participants, such as our NEOs, can contribute to The AES Corporation Retirement Savings Plan (the “401(k) Plan”). As a result of these regulations, matching contributions to the 401(k) Plan accounts of our NEOs in fiscal year 2014 were limited. To address the fact that participant and Company contributions are restricted by the statutory limits imposed by the Code, our NEOs and other highly compensated employees can participate in the RSRP, which is designed primarily to restore benefits limited under our broad-based retirement plans due to statutory limits imposed by the Code.

Under the 401(k) Plan, eligible employees, including our NEOs, can elect to defer a portion of their compensation into the 401(k) Plan, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 402(g) and 401(a)(17) of the Code. The Company matches, dollar-for-dollar, the first five percent of compensation that an individual contributes to the 401(k) Plan. In addition, individuals who participate in the RSRP may defer up to 80% of their compensation (excluding bonuses) and up to 100% of their annual bonus under the RSRP. The Company provides a matching contribution to the RSRP for individuals who actively defer and who are also subject to the statutory limits as described above.

On an annual basis, we may choose to make a discretionary retirement savings contribution (a “profit sharing contribution”) to all eligible participants in the 401(k) Plan. The profit sharing contribution, made in the form of AES Common Stock, is provided to individuals at a percentage of their compensation, subject to certain statutory limitations imposed by the Code such as the limitations imposed by Sections 401(a)(17) and 415 of the Code.

Eligible individuals participating in the RSRP also receive a supplemental profit sharing contribution. The amount of the supplemental profit sharing contribution is equal to the difference between the profit sharing contribution provided by the Company under the 401(k) Plan and the profit sharing contribution that would have been made by the Company under the 401(k) Plan if no Code limits applied.

Participants in the RSRP may designate up to four separate deferral accounts, each of which may have a different distribution date and a different distribution option. A participant may elect to have distributions made in a lump sum payment or annually over a period of two to fifteen years. All distributions are made in cash.

Individuals have the ability to select from a list of hypothetical investments, which currently includes an AES stock hypothetical investment option. The investment options are functionally equivalent to the investments made available to all participants in the 401(k) Plan. Individuals may change their hypothetical investments within the time periods that are permitted by the Compensation Committee, provided that they are entitled to change such designations at least quarterly.

Earnings or losses are credited to the deferral accounts by the amount that would have been earned or lost if the amounts were actually invested.

Individual RSRP account balances are always 100% vested.
Restricted Stock Units and Performance Stock Units
Under the terms of our Long-Term Compensation Plan, the shares underlying restricted stock unit and performance stock unit awards granted prior to 2011 are not issued until two years after they have vested. Beginning with grants made in 2011, shares subject to restricted stock unit and performance stock unit awards are issued immediately after they become vested. The final distribution of the vested units from the 2010 restricted stock unit awards were distributed at the end of 2014.

Potential Payments Upon Termination or Change-in-Control
The following table contains estimated payments and benefits to each of the NEOs in connection with a termination of employment or a change-in-control. The amounts assume that a termination or change-in-control event occurred on December 31, 2014, and, where applicable, uses the closing price of AES Common Stock of $13.77 (as reported on the NYSE on December 31, 2014).

	Termination
Name	Voluntary or For Cause	Without Cause	In Connection with Change in Control	Death	Disability	Change in Control Only (No Termination)
Andrés Gluski
Cash Severance[1]	$0	$5,650,000	$8,475,000	$0	$0	$0
Accelerated Vesting of LTI[2]	$0	$0	$9,646,001	$9,646,001	$9,646,001	$9,646,001
Benefits Continuation[3]	$0	$27,560	$41,340	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$5,702,560	$18,187,341	$9,646,001	$9,646,001	$9,646,001
Thomas O'Flynn
Cash Severance[1]	$0	$1,300,000	$2,600,000	$0	$0	$0
Accelerated Vesting of LTI[2]	$0	$0	$2,952,104	$2,952,104	$2,952,104	$2,952,104
Benefits Continuation[3]	$0	$13,780	$20,670	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,338,780	$5,597,774	$2,952,104	$2,952,104	$2,952,104
Brian Miller
Cash Severance[1]	$0	$1,136,000	$2,272,000	$0	$0	$0
Accelerated Vesting of LTI[2]	$0	$0	$2,052,018	$2,052,018	$2,052,018	$2,052,018
Benefits Continuation[3]	$0	$13,780	$20,670	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$1,174,780	$4,369,688	$2,052,018	$2,052,018	$2,052,018
Elizabeth Hackenson
Cash Severance[1]	$0	$777,000	$1,554,000	$0	$0	$0
Accelerated Vesting of LTI[2]	$0	$0	$1,070,967	$1,070,967	$1,070,967	$1,070,967
Benefits Continuation[3]	$0	$0	$0	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$802,000	$2,649,967	$1,070,967	$1,070,967	$1,070,967
Bernerd Da Santos
Cash Severance[1]	$0	$339,248	$678,496	$0	$0	$0
Accelerated Vesting of LTI[2]	$0	$0	$510,138	$510,138	$510,138	$510,138
Benefits Continuation[3]	$0	$18,144	$27,216	$0	$0	$0
Outplacement Assistance[4]	$0	$25,000	$25,000	$0	$0	$0
Total	$0	$382,392	$1,240,850	$510,138	$510,138	$510,138

NOTES:

(1)
Upon termination without cause, or a qualifying termination following a change-in-control, and in the case of Mr. Gluski, termination due to death or disability, a pro-rata bonus to the extent earned would be payable. Pro-rata bonus amounts are not included in the above table because as of December 31, 2014, the service and performance conditions under AES’ 2014 annual incentive plan would have been satisfied.

(2)	Accelerated Vesting of Long-Term Compensation ("LTC") includes:

•	The in-the-money value of unvested stock options granted in February 2012, 2013 and 2014;

•	The value of outstanding performance stock units granted in February 2013 and 2014 at the target payout level;

•	The value of unvested performance stock units granted in February 2012 (final one-third of the units at actual performance since two-thirds of the units vested on December 31, 2014);

•	The value of outstanding restricted stock units granted in February 2012, 2013 and 2014; and

•	For Mr. O’Flynn, the value of in-the-money unvested stock options and restricted stock units granted in September 2012.

The following table provides further detail on Accelerated Vesting of LTC by award type.

Name	Gluski	O’Flynn	Miller	Hackenson	Da Santos
Long-Term Award Type:
Stock Options	$914,885	$409,446	$197,475	$107,797	$36,767
Performance Stock Units	$6,447,320	$1,766,360	$1,365,309	$711,496	$326,128
Restricted Stock Units	$2,283,796	$776,298	$489,234	$251,674	$147,243
Total Accelerated LTI Vesting	$9,646,001	$2,952,104	$2,052,018	$1,070,967	$510,138

(3)
Upon termination without cause and a qualifying termination following a change-in-control, the NEO may receive continued medical, dental and vision benefits. The value of this benefits continuation is based on the share of premiums paid by the Company on each NEO's behalf in 2014, based on the coverage in place at the end of December 2014. For the period that benefits are continued, each NEO is responsible for paying the portion of premiums previously paid as an employee.

(4)	Upon termination without cause and a qualifying termination following a change-in-control, the NEOs are eligible for outplacement benefits. The estimated value of this benefit is $25,000.

Additional Information Relating to Potential Payments upon Termination of Employment or Change-in-Control

The following narrative outlining our compensatory arrangements with our NEOs is in addition to other summaries of their terms found in the Compensation Discussion and Analysis of this Proxy Statement, “Narrative Disclosure Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table” of this Proxy Statement, and “Narrative Disclosure Relating to the Non-Qualified Deferred Compensation Table” of this Proxy Statement.

Potential Payments upon Termination under the Executive Severance Plan (applicable to all NEOs except Mr. Da Santos)

Executive Officers are eligible to receive payments and benefits upon termination, including termination in connection with a change-in-control, under our Executive Severance Plan. This plan was adopted during 2011 and does not include a Section 280G excise tax gross-up consistent with our policy prohibiting change-in-control tax gross-ups. Payments and benefits provided to the Executive Officers upon each termination circumstance are detailed below.

In the event of termination due to disability, the Executive Officer is entitled to receive the following payments:

•	Disability benefits under our long-term disability program in effect at the time;

•	Base salary through the termination date or, if earlier, the end of the month preceding the month in which disability benefits commence; and

•	In the case of Mr. Gluski, a pro-rata portion of his annual bonus to the extent earned, based upon the number of days he was employed during the year (“Pro-Rata Bonus”).
In the event of termination due to death, the Executive Officer’s legal representative is entitled to his or her base salary through the termination date and, in the case of Mr. Gluski, the Pro-Rata Bonus.

In the event the Executive Officer’s employment is terminated for “Cause” or the Executive Officer voluntarily resigns, the Executive Officer is only entitled to receive his or her base salary through the termination date.

If we terminate the Executive Officer’s employment without “Cause,” or in the case or Mr. Gluski, he terminates for “Good Reason,” the Executive Officer is entitled to receive:

•
Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to one times (two times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;

•
Continued participation for 12 months (24 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and

•	Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
If within two years following a “change-in-control,” the Executive Officer terminates employment for “Good Reason” or if we terminate the Executive Officer’s employment, other than for “Cause” or disability, the Executive Officer is entitled to receive:

•
Base salary through the termination date, the Pro-Rata Bonus, and a lump sum severance payment equal to two times (three times in the case of Mr. Gluski) the sum of the Executive Officer’s base salary and target bonus for the year in which the termination of employment occurs;

•
Continued participation for 18 months (36 months in the case of Mr. Gluski) in all medical, dental, and vision benefit programs that the Executive Officer was participating in at the time of termination; and

•	Outplacement assistance from the time of termination until December 31st of the second calendar year following the calendar year in which the termination occurred.
In addition, the Executive Officers are subject to certain non-competition, non-solicitation, non-disparagement, and confidentiality obligations that are outlined in the Executive Severance Plan. The non-competition and non-solicitation obligations must be complied with for 12 months after termination of employment with us. Our payment obligations are also conditioned upon the Executive Officer executing and delivering the standard form of release we provide.

Potential Payments upon Termination under the AES Corporation Severance Plan (applicable to Mr. Da Santos)
The AES Corporation Severance Plan (the "Severance Plan") provides for certain payments and benefits to participants upon the involuntary termination of their employment under certain circumstances. Mr. Da Santos was entitled to the benefits provided by the Severance Plan in 2014 and became entitled to the benefits provided by the Executive Severance Plan on January 1, 2015.
Salary continuation, applicable benefits and severance payments are provided under the Severance Plan if the employee's employment is involuntarily terminated due to a reduction-in-force, the permanent elimination of a position, the restructuring or reorganization of a business unit, division, department or other business segment, a termination by mutual consent due to unsatisfactory job performance with our agreement that the employee is entitled to benefits, or declining an offer to relocate to a new job position more than 50 miles from the employee's current location. If the employee's job is eliminated and the employee declines a new position, regardless of location, the individual would not be entitled to receive benefits in accordance with the Severance Plan.
Upon the termination of his employment under those circumstances, Mr. Da Santos would be entitled to receive the following:

•	Salary continuation payments equal to his annual base salary, which would be paid over time in accordance with our payroll practices and the terms of the Severance Plan;

•
An additional payment equal to a pro-rata portion of his bonus to the extent earned, based upon the time he was at work during the year in which his employment terminates, provided that applicable performance conditions are met;

•
In the event that Mr. Da Santos elects COBRA coverage under the health plan he participates in, we would pay an amount of the premium he pays for such coverage (for up to 12 months) equal to the premium we pay for active employees. The Company would also provide Mr. Da Santos with continuation of dental and vision benefit programs with him paying the same portion of premiums he previously paid as an employee;

•
Mr. Da Santos will be provided with outplacement services provided by an independent agency provided that the benefit is incurred by and may not extend beyond December 31st of the second calendar year following the calendar year in which the termination occurred;

•
In the event that termination of Mr. Da Santos' employment occurs due to the circumstances described above, within two years after a "change-in-control," the amount of Mr. Da Santos' salary continuation payment is doubled and the length of time we will assist in paying for the continuation of health care benefits is also doubled, but can never be more than 18 months; and

•
Benefits are not available under the Severance Plan if Mr. Da Santos' employment is terminated in connection with the sale of a business, if he is employed by the purchaser or if he is offered employment with the purchaser with substantially equivalent benefits and salary package (provided the offer does not require him to relocate more than 50 miles from his current location).

Our obligation to provide these payments and benefits to Mr. Da Santos under the Severance Plan would be conditioned upon him executing and delivering a written release of claims against the Company. At our discretion, the release may also contain such non-competition, non-solicitation and non-disclosure provisions as we may consider necessary or appropriate.

Payment of Long-Term Compensation Awards in the event of Termination or Change-in-Control as determined by the provisions set forth in the 2003 Long Term Compensation Plan (for all NEOs)
The vesting of performance stock units, restricted stock units, and stock options and the ability of our NEOs to exercise or receive payments under those awards changes in the case of (1) termination of their employment or (2) as a result of a change-in-control. The vesting conditions are defined by the provisions set forth in the 2003 Long Term Compensation Plan as outlined below:
Performance Stock Units and Restricted Stock Units
If the NEO’s employment is terminated by reason of death or disability prior to the third anniversary of the grant date of a performance stock unit or a restricted stock unit, the performance stock units (at target) and/or restricted stock units will immediately vest and be delivered.
If the NEO’s employment is terminated for any reason other than death or disability prior to the third anniversary of the grant date of a performance stock unit granted before 2013 or a restricted stock unit, the NEO will forfeit all performance stock units and/or restricted stock units for which the service-based vesting condition has not been met.
Beginning with the 2013 performance stock unit grants, voluntary termination or termination for cause prior to the end of the three-year performance period will result in the forfeiture of all outstanding performance stock units. Involuntary termination or a qualified retirement, which requires the NEO to reach 60 years of age and 7 years of service with the Company, allow prorated time-vesting in increments of one-third or two-thirds vesting if the NEO has completed one or two years of service from the grant date, respectively.
If a change-in-control occurs prior to the payment date of a performance stock unit or restricted stock unit award, outstanding performance stock units (at target) and restricted stock units will become fully vested and the delivery date will occur contemporaneous with the completion of the change-in-control.
Stock Options
If the NEO’s employment is terminated by reason of death or disability, the stock options shall be immediately accelerated and become fully vested, exercisable and payable, but will expire one year after the termination date or, if earlier, on the original expiration date of such stock option had the NEO continued in such employment.
If we terminate the NEO’s employment for Cause, all of the unvested stock options will be forfeited and all vested stock options will expire three months after the termination date or, if earlier, on the original expiration date of such stock option.
If the NEO’s employment is terminated for any other reason, all of the unvested stock options will be forfeited and all vested stock options will expire 180 days after the termination date or, if earlier, on the original expiration date of such stock option.
In the event of a change-in-control, all of the NEO’s stock options will vest and become fully exercisable. However, the Compensation Committee may cancel outstanding stock options (1) for consideration equal to an amount that the NEO would be entitled to receive in the change-in-control transaction, if the NEO exercised the stock options less the exercise price of such stock options or (2) if the amount determined pursuant to (1) would be negative. Any such payment may be made in cash, securities, or other property.

The AES Corporation Restoration Supplemental Retirement Plan (RSRP)
In the event of a termination of the NEO’s employment (other than by reason of death) prior to reaching retirement eligibility, or in the event of a change-in-control (defined in the same manner as the term “change-in-control” in the RSRP described below), the balances of all of the NEO’s deferral accounts under the RSRP will be paid in a lump sum. In the event of an NEO’s death or retirement, the balances in the NEO’s deferral accounts will be paid according to his elections if the NEO was 59 1/2 or more years old at the time of such person’s death or retirement. In the event of the NEO’s death or retirement before age 59 1/2, the value of the deferral account will be in a lump sum.

Definition of Terms

The following definitions are provided in the Executive Severance Plan and related Benefits Schedule for the CEO for certain of the terms used in this description:
“Cause” means (A) the willful and continued failure by the CEO to substantially perform his duties with the Company (other than any such failure resulting from the CEO’s incapability due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination by the CEO for Good Reason), after we deliver a demand for substantial performance, or (B) the willful engaging by the CEO in misconduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

“Change-in-Control” means the occurrence of any one of the following events: (A) a transfer of all or substantially all of our assets, (B) a person (other than someone in our Management) becomes the beneficial owner of more than 35% of AES outstanding Common Stock, or (C) during any one-year period Directors at the beginning of the period (and any new Directors whose election or nomination was approved by a majority of Directors who were either in office at the beginning of the period or were so approved, excluding anyone who became a Director as a result of a threatened or actual proxy contest or solicitation) cease to constitute a majority of the Board.
“Good Reason” means (A) the failure of the Company to have any successor expressly assume the Executive Severance Plan; (B) after a change-in-control, the relocation of the CEO’s principal place of employment; (C) after a change-in-control, any material adverse change in the CEO’s overall responsibilities, duties and authorities; and (D) after a change-in-control, the failure by the Company to continue the CEO’s participation in a long-term cash or equity award or equity-based grant program (or in a comparable substitute program) on a basis not materially less favorable than that provided to the CEO immediately prior to such change in control.
The definitions for other Executive Officers (aside from the CEO) participating in the Executive Severance Plan are substantially similar to those shown above, except in item (D) of “Good Reason.” The other Executive Officers are eligible to terminate their employment for “Good Reason” after a change-in-control if there is a material reduction to their base salary or annual incentive opportunity.

The following definitions are provided in the Severance Plan for certain of the terms used in this description:
“Cause” means except as otherwise provided in a Benefit Schedule, Separation From Service by action of the Employer, or resignation in lieu of such Separation From Service, on account of the Eligible Employee's dishonesty; insubordination; continued and repeated failure to perform the Eligible Employee's assigned duties or willful misconduct in the performance of such duties; intentionally engaging in unsatisfactory job performance; failing to make a good faith effort to bring unsatisfactory job performance to an acceptable level; violation of the Employer's policies, procedures, work rules or recognized standards of behavior; misconduct related to the Eligible Employee's employment, or a charge, indictment or conviction of, or a plea of guilty or nolo contendere to, a felony, whether or not in connection with the performance by the Eligible Employee of his or her duties or obligations to the Employer..
“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) of Persons, (ii) a Person or “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934) of Persons (other than management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new director whose election or nomination was approved by a majority of the directors then in office who were either directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. For purposes of this definition, “Affiliate” means: (i) any Subsidiary of the Company; (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company; and (iii) any entity or Person or group of Persons in which the Company has significant equity interest, as determined by the Company.

The following definition is provided in the RSRP of the terms used in this description:
“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d)(3) of the Exchange Act) of Persons; (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company; or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing or any provision of this Plan to the contrary, the foregoing definition of change-in-control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).

The following definition is provided in the 2003 Long Term Compensation Plan of the terms used in this description:
“Change-in-Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, or (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group) cease to constitute a majority of the Board. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5) .

Information About Our Compensation Committee

The Compensation Committee consists of four members of the Board who are “Non-Employee Directors” as defined under Rule 16b-3 of the Exchange Act and “Outside Directors” under Section 162(m) of the Code and related regulations. The members of the Compensation Committee are Sandra O. Moose, Chair, Kristina M. Johnson, James H. Miller and Moisés Naím. The Board has determined that each member of the Compensation Committee meets the standards of independence established by the NYSE.

The Compensation Committee’s principal responsibility is to provide oversight of the Company’s compensation and employee benefit plans and practices. The Compensation Committee reviews base salary, bonuses, profit sharing contributions, and grants of stock options, restricted stock units, performance units, performance stock units, retirement benefits and other compensation for our NEOs and for such other employees as the Board may designate. The Compensation Committee also evaluates the performance of our NEOs, including the CEO.

At the commencement of each year, AES’ NEOs (other than the CEO) discuss their position-specific goals and objectives for the upcoming year with the CEO. Our CEO submits the Company's goals and objectives for the upcoming year to the Compensation Committee. In the first quarter of the following year, the CEO performs an assessment of each NEO’s performance against their stated goals and, in the case of our CEO, our Compensation Committee reviews and assesses his performance against his stated goals and objectives.

Based on our CEO’s performance, the Compensation Committee, which includes the non-executive Chairman of the Board as an Ex-Officio member of the Committee, provides an evaluation and compensation recommendation, which the Board considers when it determines the compensation for the CEO. The Compensation Committee reviews and approves evaluations and compensation recommendations submitted by the CEO on the other NEOs. The Compensation Committee then reviews these recommendations with the Board.

Additionally, the Compensation Committee makes recommendations to the Board to modify AES’ compensation and benefit programs if it believes that such programs are not consistent with the Company’s compensation goals. Under the Compensation Committee’s Charter, it may form subcommittees and delegate to such subcommittees such power and authority, as the Compensation Committee deems appropriate in accordance with the Charter. The Compensation Committee has also delegated to the CEO, subject to review by the Compensation Committee and the Board, the power to set compensation for non-Executive Officers. Under the Long-Term Compensation Plan, the Compensation Committee is also permitted to delegate its authority, responsibilities and powers to any person selected by it and has expressly authorized our CEO to make equity grants to non-Executive Officers in compliance with law. Under such delegation, our CEO may grant Long-Term Compensation awards to non-Executive Officer employees up to 250,000 shares annually with a total cap of 1.25 million shares over the life of the delegation.

The Compensation Committee retains the services of its own independent outside consultant to assist it in reviewing and/or advising the amount and/or form of executive compensation. Meridian is the firm retained by the Compensation Committee for these purposes and is precluded from providing other services to AES. The Compensation Committee has the sole authority to hire and fire its consultant. Meridian provided review and comment to the Compensation Committee in 2014 as appropriate and provided objective input and analysis to the Compensation Committee throughout the year with reference to market data trends, regulatory initiatives, governance best practices and emerging governance norms. For further information concerning the independent outside consultant’s role in relation to NEO compensation, please refer to “The Role of the Compensation Committee’s Independent Consultant” in the "Compensation Discussion & Analysis" of this Proxy Statement.

Management regularly obtains market survey data based on comparable companies from Towers Watson. Meridian reviews the market survey data prior to it being shared with the Compensation Committee to ensure the data sources are appropriate for purposes of comparing our NEOs’ compensation to comparable executives at similarly-sized general industry and energy industry companies.
The Compensation Committee has instructed the Chief Human Resources Officer and Senior Vice President to provide information to the Compensation Committee that is required for developing compensation programs and determining executive compensation. The Chief Human Resources Officer and Senior Vice President directly works with the Compensation Committee’s independent consultant in the preparation of the background material for the Compensation Committee. For further information regarding our executive compensation practices refer to the “Compensation Discussion and Analysis” of this Proxy Statement.

The compensation of our Directors is established by the Nominating, Governance and Corporate Responsibility Committee. See “The Committees of the Board - Nominating, Governance and Corporate Responsibility Committee” section of this Proxy Statement for a description of our Nominating, Governance and Corporate Responsibility Committee’s processes and procedures for determining Director compensation.
Compensation of Directors (2014)
The following table contains information concerning the compensation of our non-management Directors during 2014.

	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Name(1)
Zhang Guo Bao	$52,800	$177,200	$0	$0	$230,000
Charles L. Harrington	$77,800	$193,040	$0	$0	$270,840
Kristina M. Johnson	$82,800	$185,840	$0		$268,640
Chair—Innovation and Technology Committee
Tarun Khanna	$92,800	$177,200	$0	$2,500	$272,500
Philip Lader	$95,050	$193,040	$0		$288,090
Chair—Nominating, Governance and Corporate Responsibility Committee
James H. Miller	$82,800	$118,040	$60,539	$0	$261,379
Sandra O. Moose	$87,800	$177,200	$0	$0	$265,000
Chair—Compensation Committee
John B. Morse, Jr.	$92,800	$193,040	$0	$0	$285,840
Chair—Financial Audit Committee
Moisés Naím	$82,800	$193,040	$0	$0	$275,840
Charles O. Rossotti	$100,320	$366,776	$0	$0	$467,096
Chairman, Lead Independent Director
Sven Sandstrom	$82,800	$193,040	$0	$0	$275,840

NOTES:

(1)
Mr. Gluski, our President and CEO, is also a member of our Board. His compensation is reported in the Summary Compensation Table and the other tables set forth in this Proxy Statement. In accordance with our Corporate Governance Guidelines, management Directors do not receive any additional compensation in connection with service on the Board.

(2)
Directors elected at the 2014 Annual Meeting of Stockholders received an $80,000 Annual Retainer with a requirement that at least 34% of such retainer be deferred in the form of stock units, with each Director having the right to elect to defer additional amounts as further described below. Directors may also elect to defer Committee fees in the form of stock units.

The mandatory deferral portion of the Annual Retainer is included in the “Stock Awards” column above, while the “Fees Earned or Paid in Cash” column includes amounts from the Annual Retainer and Committee fees that Directors elected to defer (above the mandatory deferral) into stock units except that the additional incremental value resulting from the 1.3 multiplier applied to elective deferrals of the Annual Retainer is included in the “Stock Awards” column, as noted in footnote 3. The elective deferral amounts were as follows:

	Annual Elective Retainer Deferred	Committee Retainer Deferred
Charles L. Harrington	$52,800	$25,000
Kristina M. Johnson	$28,800	$0
Philip Lader	$52,800	$42,250
James H. Miller	$52,800	$30,000
John B. Morse, Jr.	$52,800	$0
Moisés Naím	$52,800	$30,000
Charles O. Rossotti	$100,320	$0
Sven Sandstrom	$52,800	$30,000

(3)
Column reflects aggregate grant date fair value of each Director stock unit award granted in 2014. This column includes stock units granted pursuant to (i) the 34% mandatory annual retainer deferral into stock units, and (ii) as further described in “Director Compensation for Year 2014” below, the additional incremental value resulting from Directors electing to defer more than 34% of their annual retainer and being credited with 1.3 times the elective deferral amount. The aggregate grant date fair values were computed in accordance with FASB ASC Topic 718. A discussion of the relevant assumptions made in these valuations may be found in footnote 18 to the financial statements contained in AES’ Form 10-K.

As of December 31, 2014, Directors had the following total number of stock units credited to their accounts under the LTC Plan: Zhang Guo Bao 49,081 (cash-settled), Charles L. Harrington 28,501, Kristina M. Johnson 70,056, Tarun Khanna 129,302, Philip Lader 196,984, James H. Miller 35,436, Sandra O. Moose 119,107, John B. Morse, Jr. 125,434, Moisés Naím 43,182, Charles O. Rossotti 226,136, and Sven Sandstrom 196,529.

(4)
Column reflects aggregate grant date fair value of each Director stock option granted in 2014. A discussion of the relevant assumptions made in this valuation may be found in our financial statements, footnotes to the financial statements, or Management's Discussion and Analysis, as appropriate, contained in AES' Form 10-K.

The following Directors held Options outstanding as of December 31, 2014: Zhang Guo Bao 0, Charles Harrington 0, Kristina M. Johnson 0, Tarun Khanna 0, Philip Lader 13,455, James H. Miller 19,280, Sandra O. Moose 13,455, John B. Morse, Jr. 0, Moisés Naím 0, Charles O. Rossotti 0, and Sven Sandstrom 0.

(5)
Represents amounts we contributed to charities selected by the Director pursuant to the Company’s former Gift Matching Program (the "Program"). In 2014, under the former Program, the Company matched, dollar for dollar, certain Section 501(c)(3) eligible or equivalent non-U.S. based eligible contributions made by AES Directors which were grandfathered under the Program.

Director Compensation for Year 2014

The Board reviews the Board compensation structure on an annual basis. In 2014, on its own initiative, the Board determined that it would not take an increase in compensation for the 2014-2015 Board Year.

Board compensation is intended to meet the following goals: (i) promote the recruitment of talented and experienced Directors to the AES Board; (ii) compensate outside Directors for the increased workload and risk inherent in the Director position; and (iii) retain a strong financial incentive for AES Directors to maintain and promote the long-term health and viability of the Company. The Nominating Committee of the Board consulted various materials regarding current trends and best practices for determining compensation for boards of directors primarily from Towers Watson, National Association of Corporate Directors Blue Ribbon Commission, Pearl Meyer & Partners, and Frederick W. Cook and Co., Inc.

Compensation

For 2014, Directors elected at the Annual Meeting of Stockholders received an $80,000 annual retainer with a requirement that at least 34% be deferred in the form of stock units. Directors may elect (but are not required) to defer more than the mandatory 34% deferral. Any portion of the annual retainer that is deferred above the mandatory deferral was credited to the Director in stock units equivalent to 1.3 times the elected deferral amount. Except as explained below, the Financial Audit Committee Chair received $30,000 per year for his/her service, the Compensation Committee Chair received $25,000 per year for his/her service, the Nominating Committee Chair received $22,250 per year for his/her service and the Innovation and Technology Committee Chair received $15,000 for his/her service.  Except as explained below, members of the Financial Audit Committee, Compensation Committee and Nominating Committee will receive $15,000 for their service, while members of the Strategy and Investment Committee and Innovation and Technology Committee will receive $10,000. Directors received an annual Deferred Incentive Compensation Grant valued at $150,000. The Board also determined that the Chairman would receive compensation at an amount equal to 1.9 times the 2014 Annual Retainer and Deferred Incentive Compensation Grant of other AES Board members, and that such amount would be inclusive of all Board responsibilities. All other terms of the 2014 Board compensation structure remained consistent with past practice.

Non-Employee Director Stock Ownership Guidelines

The Board adopted stock ownership guidelines for Directors that provide for non-employee Directors to accumulate and maintain equity ownership in AES having a value of no less than five times the annual retainer within five years of adoption of the policy or July 7, 2018, and for Directors who join the Board after July 7, 2013, within five years of such Director's election date. All stock and equity interests of a Director are taken into consideration for purposes of considering compliance with the policy, including Director stock units (whether settled in cash or stock).

TRANSACTIONS WITH RELATED PERSONS

Related Person Policies and Procedures

Our Nominating Committee has adopted a Related Person Transaction Policy, which sets forth in writing the procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which any Director or Executive Officer of the Company, any Director nominee, any person who is the beneficial owner of more than 5% of the Company’s common stock, or any immediate family members of the foregoing (a “Related Person”), had a material interest as contemplated by Item 404(a) of Regulation S-K (“Related Person Transactions”). Under these policies and procedures, prior to entering into, or amending a potential Related Person Transaction, the Related Person or applicable business unit leader must notify the Office of the General Counsel who will assess whether the transaction is a Related Person Transaction. If the Office of the General Counsel determines that a transaction is a Related Person Transaction, the details of the transaction will be submitted to the Audit Committee for review and the Audit Committee will either approve or reject it after taking into account factors including, but not limited to, the following:

•	the benefits to the Company;

•	the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person;

•
the impact on a Director’s independence in the event the Related Person is a Director or a Director nominee, an immediate family member of a Director or a Director nominee or an entity in which a Director or a Director nominee is an Executive Officer, partner, or principal;

•	the commercial reasonableness of the Related Person Transaction and the availability of other sources for comparable products or services;

•	the terms of the Related Person Transaction;

•	the terms available to unrelated third parties or to employees generally;

•	any reputational risks the Related Person Transaction may pose to the Company; and

•	any other relevant information.
In the event that the Office of the General Counsel determines that the Related Person Transaction should be reviewed prior to the next Audit Committee meeting, the details of the Related Person Transaction may be submitted to a member of the Audit Committee who has been designated to act on behalf of the Audit Committee between Audit Committee meetings with respect to the review and approval of these transactions. In addition, Related Person Transactions which are not approved pursuant to the procedures set forth above may be ratified, amended or terminated by the Audit Committee or its designee. If the Audit Committee or its designee determines that the Related Person Transaction should not or cannot be ratified, the Audit Committee shall evaluate its options both with regard to the Related Person Transaction (e.g. termination, amendment, etc.) and the individuals involved in the Related Person Transaction, if necessary. At the Audit

Committee’s first meeting of each fiscal year, the Audit Committee shall review any previously approved or ratified Related Person Transactions that remain ongoing.

Since January 1, 2014, no Related Person Transactions have occurred where our policies and procedures then in effect did not require review, approval or ratification or where such policies and procedures were not followed.

PROPOSAL 2: RE-APPROVAL OF THE AES CORPORATION 2003
LONG TERM COMPENSATION PLAN, AS AMENDED
At the Annual Meeting, Stockholders will be asked to re-approve The AES Corporation 2003 Long-Term Compensation Plan, as amended and restated (the “LTC Plan”), which was unanimously approved by the Board, and will be adopted, as amended and restated, effective upon approval by the Company’s Stockholders. Absent such approval, the plan, as currently in effect, will continue. Therefore, it is not possible at present to determine the amount or form of any award that will be granted or available for grant to any person in the future. Because our Executive Officers and Directors are eligible to receive awards under our LTC Plan, they may be deemed to have an interest in the adoption of this proposal. If approved, the LTC Plan would primarily be amended to:

•
Increase the Aggregate Share Limit. The LTC Plan would have an additional 7,750,000 shares (or 1.1% of our current shares outstanding) in the authorized share pool such that, if the Company’s Stockholders approve the LTC Plan, the total number of shares issuable under the Plan will be 45,750,000.

•
Remove Liberal Share Counting. The LTC Plan would be amended to prohibit the add-back of shares withheld for taxes, or not issued pursuant to the net exercise or net settlement of an Option or stock appreciation right.

•	Clarify Impact of Certain Employment Termination Events. The proposed amendments to the LTC Plan would clarify the effect of certain employment termination events upon awards granted under the plan.

•
Clarify Dividends Subject to Vesting Schedule of Underlying Award. The LTC Plan would be amended to clarify that any rights to dividends or dividend equivalents granted in connection with awards would be subject to the same performance and/or vesting criteria applicable to such awards.

The Company currently maintains the LTC Plan pursuant to which the Company may grant cash and equity-based awards to its full-time and part-time employees.

Update to Securities Authorized for Issuance Under Equity Compensation Plans (As of February 27, 2015)

Shares available for future awards under equity compensation plans	10,174,759
Shares subject to outstanding full value awards (Performance Stock Units at maximum performance)	7,712,243
Shares subject to outstanding stock options	8,496,302
Weighted average exercise price of outstanding stock options	$14.05
Weighted average remaining option term (in years)	6.11

Summary of the LTC Plan
The following summary description of the LTC Plan is qualified in its entirety by reference to the full text of the LTC Plan, which is attached to this Proxy Statement as Appendix A. The parenthetical section references that follow refer to sections of the LTC Plan that relate to the summary description provided.
Purpose. The purpose of the LTC Plan is to (i) reward full-time or part-time employees of AES or its affiliates (including an officer or director who is also an employee), including those individuals to whom an offer of employment has been extended (each an “employee”) and non-employee directors, by means of appropriate incentives for achieving long-range Company goals; (ii) provide incentive compensation opportunities that are competitive with those of other similar companies; (iii) further match employees’ and non-employee directors’ financial interests with those of the Company’s other Stockholders through compensation that is based on the Company’s common stock and thereby enhance the long-term financial interest of the Company and its affiliates, including through the growth in value of the Company’s equity and enhancement of long-term Stockholder return; and (iv) facilitate recruitment and retention of outstanding personnel eligible to participate in the LTC Plan. (Section 1)
Administration. The LTC Plan (or any part thereof) is administered by the Compensation Committee of the Board, or any successor Committee thereto, or another Committee of the Board appointed or designated by the Board (for purposes of this Proposal 2, the “Committee”); provided, however, that the Board (and/or such other committee designated by the Board) will approve and/or ratify any awards made to the Company’s non-employee directors. Subject to the terms of the LTC Plan, the Committee may make awards under the LTC Plan; determine when and to whom awards will be granted, the types of awards and the number of shares of common stock covered by the awards; establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards and cancel or suspend awards. The Committee may delegate its authority subject to certain limitations. (Section 3(a) and (i))

Settlement of Awards. The Committee has authority under the LTC Plan to determine whether, to what extent and under what circumstances awards under the LTC Plan may be settled, paid or exercised in cash, shares or other awards under the LTC Plan or other property, or canceled, forfeited or suspended. (Section 3(d))
Interpretation and Operation. The Committee has the authority to interpret the LTC Plan and any award or agreement made under the LTC Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the LTC Plan, to determine the terms and provisions of any agreements entered under the LTC Plan (not inconsistent with the LTC Plan), and to make all other determinations necessary or advisable for the administration of the LTC Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the LTC Plan or in any award agreement under the LTC Plan in the manner and to the extent it deems desirable. The determinations of the Committee in the administration of the LTC Plan will be final, binding and conclusive. (Section 3(e) and (g))
Deferral of Awards. The Committee determines whether, to what extent, and under what circumstances cash, shares, other securities, other awards under the LTC Plan, other property, and other amounts payable with respect to an award under the LTC Plan will be deferred either automatically, or at the election of the holder thereof or of the Committee. (Section 3(f))
Section 162(m). Subject to the terms of the LTC Plan, the Committee has the authority and discretion to determine the extent to which awards under the LTC Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. (Section 3(b))
Shares Available. Subject to adjustment, the maximum number of shares that currently may be delivered pursuant to awards granted under the LTC Plan is currently 38,000,000. The proposed amendment and restatement of the LTC Plan will increase the current authorized number of shares available for issuance under the LTC Plan by 7,750,000 shares (from 38,000,000 shares to 45,750,000 shares). Notwithstanding the foregoing and subject to the LTC Plan’s adjustment provisions (as described below), no eligible LTC Plan participant may receive Stock Options and stock appreciation rights under the LTC Plan in any calendar year that relate to more than 1,000,000 shares. (Section 4 (a))
Shares to be issued under the LTC Plan may be made available from authorized but unissued common stock, common stock held by the Company in its treasury, or common stock purchased by the Company on the open market or otherwise. During the term of the LTC Plan, the Company will at all times reserve and keep available the number of shares of common stock that shall be sufficient to satisfy the requirements of the LTC Plan. (Section 4(b))
If any shares covered by an award (other than a Substitute Award as defined below), or to which such an award relates, terminate, lapse or are forfeited or canceled, then the shares covered by such award, or to which such award relates, to the extent of any such forfeiture, termination, lapse or cancellation, shall again be, or shall become available for issuance under the LTC Plan. However, shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of an Option or stock appreciation right, or (iii) delivered to or withheld by the Company to pay withholding taxes related to any award, shall not become available again for issuance under this Plan. Shares underlying Substitute Awards will not reduce the number of shares available for delivery under the LTC Plan. A “Substitute Award” under the LTC Plan is any award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines. (Sections 2 and 4(c) and (d))
Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTC Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards under the LTC Plan, including without limitation the limit set forth in the LTC Plan relating to grants of Options and stock appreciation rights to any individual, (ii) the number and type of shares (or other securities or property) subject to outstanding awards under the LTC Plan, and (iii) the grant, purchase, or exercise price with respect to any award under the LTC Plan or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, that the number of shares subject to any award under the LTC Plan will always be a whole number; provided, further, with respect to any award intended to qualify as performance-based compensation under 162(m) or any award intended to comply with, or qualify for an exception to, Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the award to fail to comply with Section 162(m) or Section 409A, or an exception thereto. (Section 4(e))
Eligibility. All full-time or part-time employees of the Company and affiliates of the Company and all non-employee directors of the Company are eligible to participate in the LTC Plan (currently approximately 700 employees and 10 non-employee directors on the Board). Other than for awards of Incentive Stock Options (as described below), any individual or individuals to whom an offer of employment has been extended may also receive awards under the LTC Plan at the discretion of the Committee. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards under the LTC Plan. (Section 5)
Grant of Awards. The Committee may generally grant the following types of awards under the LTC Plan: (i) Options, (ii) Restricted Stock Awards or Restricted Stock Units, (iii) Other Stock-Based Awards (including, but not limited to, stock appreciation rights and stock units) and (iv) Performance Awards. The awards made under the LTC Plan to the NEOs are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. (Sections 6, 7, 8 and 9)
Options. An Option is an option to purchase one share of common stock. The Committee may grant either Incentive Stock Options or Non-Qualified Stock Options. An Incentive Stock Option is an Option that meets the requirements of Section 422 of the Code, or any successor provision thereto. A Non-Qualified Stock Option is an Option that is not an Incentive Stock Option. The Committee may grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the LTC Plan, as the Committee may determine. (Section 6)
(a) The purchase price per Share under an Option will be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price will not be less than the fair market value of a Share on the date of grant of such Option. (Section 6(a))
(b)The term of each Option will be fixed by the Committee and the effect thereon, if any, of the termination of employment or service by the holder of such Option will be determined by the Committee and set forth in the applicable agreement under the LTC Plan. Notwithstanding, the term of an Option will not exceed ten (10) years. (Section 6(b))
(c) Any Option may be exercised at any time during the period commencing with either the date that the Option is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option. A LTC Plan participant may exercise his or her Option for all or part of the number of shares which he or she is eligible to exercise under terms of the Option. The Committee will determine the method or methods by which, and the form or forms in which, including, without limitation, cash, shares, other awards, or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price, payment of the exercise price with respect thereto may be made or deemed to have been made. (Section 6(c))
(d)    The terms of any Incentive Stock Option granted under the LTC Plan will comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. (Section 6(d))
(e)    Options granted to non-employee directors will be in accordance with the policies established from time to time by the Committee, including the terms and conditions of any such award, number of shares (if any) to be subject to each such Option and the time(s) at which such Option will be granted. (Section 6(e))
Restricted Stock and Restricted Stock Units. An award of Restricted Stock consists of shares and an award of Restricted Stock Units consists of contractual rights denominated in shares, which represents a right to receive the value of a share (or a percentage of such value, which percentage may be higher than 100%). Restricted Stock and Restricted Stock Units are subject to restrictions and such other terms and conditions as the Committee may determine, which restrictions and such other terms and conditions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, the last vesting date of all or a portion of such award shall occur no less than 36 months following the date of such award, except that the foregoing restriction will not apply to such awards if they are made in satisfaction of Company obligations to participants that would otherwise be paid in cash, are issued in connection with the exercise of a Stock Option or other award under the LTC Plan or are Substitute Awards. (Section 7(a))
Other Stock-Based Awards. The Committee may from time to time grant to eligible participants of the LTC Plan such other awards (including, without limitation, stock units, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares (including, without limitation, securities convertible into shares) as are deemed by the Committee to be consistent with the purposes of the LTC Plan. Subject to the terms of the LTC Plan, the Committee will determine the terms and conditions of such awards provided, however, that rights to dividends or dividend equivalents awarded in connection with an award shall be subject to the same performance criteria, if applicable, and vesting schedule that apply to the underlying award. Notwithstanding, the term of a stock appreciation right will not exceed ten (10) years. Shares or other securities delivered pursuant to a purchase right granted as Other Stock-Based awards will be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, shares, other securities, voluntary deferrals of compensation, other awards, or other property, or any combination thereof, as the Committee may determine, the value of which consideration, as established by the Committee, will, except in the case of Substitute Awards or the voluntary deferral of compensation, not be less than the fair market value of such shares or other securities as of the date such purchase right is granted. Full-value awards granted to employees will have a standard vesting schedule, in one or more increments, over a service period of no less than three (3) years; provided, however, that (i) up to five (5%) percent of the shares authorized for issuance under the LTC Plan may be granted without this restriction, and (ii) this limitation will not adversely affect a participant’s rights under another plan or agreement with AES or its subsidiaries. The stock unit awards granted to the non-employee directors of the Board are made under this provision of the LTC Plan. (Section 8)

Performance Awards. A Performance Award (generally Performance Unit or Performance Stock Units) is an award under the LTC Plan that the Committee may grant to qualify as “qualified performance based compensation” under Section 162(m). Performance awards, with a minimum performance period of at least one (1) year, will be earned and payable if pre-established goals relating to, or based on, one or more of the following performance measures either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow (including, without limitation, proportional cash flow); cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments will apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in Management’s Discussion and Analysis of Financial Condition and Results of Operations or the financial statements and notes thereto appearing in the Company’s annual report for the applicable period. Additionally, the maximum value of (i) Performance awards (denominated in cash) which may be awarded to a participant under the LTC Plan in any one calendar year of the Company is $10,000,000, and (ii) Performance awards (denominated in Stock) which may be awarded to a participant under the Plan in any one calendar year of the Company is 1,000,000 shares. (Section 9)
Termination of Employment or Service. Except as otherwise determined by the Committee or provided by the Committee in an applicable agreement under the LTC Plan, and subject to the terms of the LTC Plan, in case of termination of employment or service:
(a)For reason of death or Disability (as defined), any unvested award then held by such participant will be immediately accelerated and become fully vested, exercisable and payable (with performance awards vesting at target performance levels) and, in the case of Options, will automatically expire on the earlier of (i) the date the Option would have expired had the participant continued in such employment or service and (ii) one year after the date such participant’s employment or service ceases;
(b)For reason of for Cause (as defined and as determined in the sole discretion of the Committee) or under other circumstances provided by the Committee in an award agreement, any award whose restrictions have not lapsed or that is not exercisable or payable will be forfeited or canceled upon such termination of employment or service, and any Option then held by such participant, to the extent exercisable, will automatically expire on the earlier of (1) the date the Option would have expired had the participant continued in such employment or service, and (2) three (3) months after the date that such participant’s service ceases.
(c)For reasons of Qualified Retirement or Involuntary Termination (each as defined), (i) any award (other than Performance Awards) then held by such participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service, (ii) any Option then held by such participant will automatically expire on the earlier of (1) the date the Option would have expired had the participant continued in such employment or service, and (2) one hundred and eighty (180) days after the date such participant’s employment or service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of the date set forth in clause (1) above and three (3) months after the date that such participant’s employment or service ceases, and (iii) any Performance Award then held by such participant may receive partial vesting based on the length of time worked during the performance period with such vested units remaining payable upon the initially scheduled distribution date subject to performance certification and adjustment.
(d) For any reasons other than death, Disability, Qualified Retirement, Involuntary Termination or termination of employment or service by the Company for Cause, or under other circumstances provided by the Committee in its discretion in the applicable Agreement, (i) any award (other than Performance Awards) then held by such participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service, (ii) any Option then held by such participant, to the extent exercisable, will automatically expire on the earlier of (1) the date the Option would have expired had the participant continued in such employment or service, and (2) one hundred and eighty (180) days after the date the such participant’s service ceases, except that any Incentive Stock Option will automatically expire on the earlier of clause (1) above and three (3) months after the date that such participant’s service ceases, and (iii) any Performance Award then held by such participant which is not then payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service.

Duration of the LTC Plan. The LTC Plan will terminate on April 23, 2025, unless re-adopted or extended by the Stockholders prior to or on such date, and no award will be granted under the LTC Plan after such date. However, unless otherwise expressly provided in the LTC Plan or in an applicable award agreement, any award theretofore granted may extend beyond such date, and the authority of the Committee to administer the LTC Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or rights under any such award, and the authority of the Board to amend the LTC Plan, will extend beyond such date. (Section 11)
Amendment, Modification and Termination of the LTC Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the applicable agreement under the LTC Plan or in the LTC Plan, the Board may amend, alter, suspend, discontinue, or terminate the LTC Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination will be made without (i) Stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected participant, if such action would materially adversely affect the rights of such participant under any outstanding award. Notwithstanding anything to the contrary herein, the Committee may amend the LTC Plan in such manner as may be necessary to enable the LTC Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the LTC Plan or an award to the contrary, (i) the Committee may at any time (without the consent of any participant) modify or amend any or all of the provisions of the LTC Plan or an award to the extent necessary to conform the provisions of the LTC Plan or an award with Section 162(m), Section 409A, the regulations issued thereunder or an exception thereto, or other applicable law, regardless of whether such modification or amendment of the award will adversely affect the rights of a participant, and (ii) the Committee may not, without Stockholder approval, reduce the exercise price of any Option or stock appreciation right, exchange any underwater Option or stock appreciation right for a cash payment or for the new grant of an Option or stock appreciation right with a lower exercise price, or take any other action with respect to outstanding Options or stock appreciation rights that is treated as a repricing of such Options or stock appreciation rights under generally accepted accounting principles (unless otherwise permitted by applicable listing standards). (Section 12(a))
Change-in-Control. Except as otherwise provided in an award agreement, upon the consummation of a change in control (as defined below), the Committee may, but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (ii) cancel such awards for cash payment of fair value (as determined in the sole discretion of the Committee) which, in the case of Options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the change in control transaction to holders of the same number of shares subject to such Options or stock appreciation rights (or, if no consideration is paid in any such transaction, the fair market value of the shares subject to such Options or stock appreciation rights) over the aggregate exercise price of such Options or stock appreciation rights (and otherwise, the Committee may cancel awards for no consideration if the aggregate fair market value of the shares subject to such awards is less than or equal to the aggregate exercise price of such Options or stock appreciation rights), or (iii) provide for the issuance of Substitute Awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted hereunder as determined by the Committee in its sole discretion. (Section 13)
Unless otherwise provided in the award agreement, change in control is defined as the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of persons, (ii) a person or group (as so defined) of persons (other than management of the Company on the date of the original adoption of the LTC Plan or their affiliates) will have become the beneficial owner of more than 35% of the outstanding voting stock of the Company, (iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group, including through the use of proxy access procedures as may be provided in the Company’s bylaws) cease to constitute a majority of the Board, or (iv) any merger, consolidation, business combination or other similar transaction as provided in the applicable Agreement. (Section 2)
Transferability. Subject to the terms of the LTC Plan, no award and no right under any such award, will be assignable, alienable, saleable or transferable by a participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the participant, and to receive any property distributable, with respect to any award upon the death of the participant. (Section 14(d))
Other Benefit and Compensation Programs. Awards received by a participant under the LTC Plan will not be deemed a part of a participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and will not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an affiliate, unless expressly so provided by such other plan, contract or arrangement, or the Committee determines that an award or portion of an award should be included to reflect competitive compensation practices or to recognize that an award has been made in lieu of a portion of competitive cash compensation. Nothing contained in the LTC Plan will prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of

Options and stock, and awards that do not qualify under Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases. (Section 14(c))
Summary of Tax Aspects of LTC Plan
The following discussion is a brief summary of the principal U.S. Federal income tax consequences under current Federal income tax laws relating to awards under the LTC Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.
Non-Qualified Stock Options (“NQSOs”). An optionee will not recognize any taxable income upon the grant of an NQSO and the Company will not be entitled to a tax deduction with respect to the grant of an NQSO. Upon exercise of an NQSO, the excess of the fair market value of the Stock on the exercise date over the Option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee’s tax basis for the stock received pursuant to the exercise of an NQSO will equal the sum of the compensation income recognized and the exercise price.
In the event of a sale of stock received upon the exercise of an NQSO, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such stock is more than one year.
Incentive Stock Options (“ISOs”). An optionee will not recognize any taxable income at the time of grant or timely exercise of an ISO and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a “disqualifying disposition,” as described below.
A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant of the ISO will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a “disqualifying disposition” of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise of the ISO and (b) the amount realized on such disqualifying disposition of the shares over (ii) the Option exercise price of such shares, will be ordinary income to the optionee, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by the Company.
Restricted Stock. A grantee will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock is subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.
Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder’s basis in such shares. Such gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.
Restricted Stock Units and Performance Awards. The grant of an award of Restricted Stock Units or a Performance Award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such an award, the grantee will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.
Limitations on the Company’s Deductions; Consequences of Change of Control. With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and three other highest-paid Executive Officers, other than the Chief Financial Officer). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based” compensation within the meaning of Section 162(m) of the Code. If our Stockholders approve our LTC Plan, we believe that Options, stock appreciation rights and Performance Awards (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such awards. In addition, if a “change in control” of AES causes awards under our LTC Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Notwithstanding the foregoing, the Committee may, where it believes it is in the best interests of our Stockholders and to remain competitive in the marketplace for talent, approve Performance Awards or payments that cannot be deducted in order to maintain flexibility in structuring our compensation programs.
Section 409A. Section 409A of the Code (“Section 409A”) generally became effective on January 1, 2005 and potentially applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. Section 409A, however, does not apply to qualified plans (such as a Section 401(k) plan) and certain welfare benefits. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A. If a deferred compensation arrangement does not meet the requirements of Section 409A (or satisfy an exception thereto), the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.
Awards of Options, stock appreciation rights, restricted stock units, Performance Units and Other Stock-Based Awards under the LTC Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A. Awards under the Plan are intended to comply with Section 409A, the regulations issued thereunder or an exception thereto. Notwithstanding, Section 409A of the Code may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does limit the Company’s deduction with respect to compensation paid to a participant.
Specific Benefits
The Company has not approved any awards to be made under the LTC Plan that are conditioned on Stockholder approval of the LTC Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future participants under the LTC Plan.
The LTC Plan, as amended and restated, was unanimously approved by the Board, and will be adopted upon approval by the Company’s Stockholders. Absent such approval, the LTC Plan, as amended and restated, will not be adopted or become effective and the LTC Plan will remain in effect in accordance with its existing terms.

THE BOARD RECOMMENDS A VOTE FOR THE RE-APPROVAL AND ADOPTION OF THE LTC PLAN, AS AMENDED AND RESTATED

Securities Authorized for Issuance under Equity Compensation Plans.
The following table provides information about shares of AES common stock that may be issued under AES’ equity compensation plans, as of December 31, 2014:
Securities Authorized for Issuance under Equity Compensation Plans (As of December 31, 2014)

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	13,542,453	(2)	$14.83	13,859,232
Equity compensation plans not approved by security holders	—		$—	—
Total	13,542,453		$14.83	13,859,232

(1)	The following equity compensation plans have been approved by the Company’s Stockholders:

(A)
The AES Corporation 2003 Long Term Compensation Plan was adopted in 2003 and provided for 17,000,000 shares authorized for issuance thereunder. In 2008, an amendment to the Plan to provide an additional 12,000,000 shares was approved by AES’s stockholders, bringing the total authorized shares to 29,000,000. In 2010, an additional amendment to the Plan to provide an additional 9,000,000 shares was approved by AES’s stockholders, bringing the total authorized shares to 38,000,000. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $14.78 (excluding PSU and RSU awards), with 13,859,232 shares available for future issuance.

(B)
The AES Corporation 2001 Plan for outside directors adopted in 2001 provided for 2,750,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $18.62. In conjunction with the 2010 amendment to the 2003 Long Term Compensation plan, ongoing award issuance from this plan was discontinued in 2010. Any remaining shares under this plan, which are not reserved for issuance under outstanding awards, are not available for future issuance and thus the amount of 2,061,723 shares is not included in Column (c) above.

(C)
The AES Corporation Second Amended and Restated Deferred Compensation Plan for directors provided for 2,000,000 shares authorized for issuance. Column (b) excludes the Director stock units granted thereunder. In conjunction with the 2010 amendment to the 2003 Long Term Compensation Plan, ongoing award issuance from this plan was discontinued in 2010 as Director stock units will be issued from the 2003 Long Term Compensation Plan. Any remaining shares under this plan, which are not reserved for issuance under outstanding awards, are not available for future issuance and thus the amount of 105,341 shares is not included in Column (c) above.

(D)
The AES Corporation Incentive Stock Option Plan adopted in 1991 provided for 57,500,000 shares authorized for issuance. The weighted average exercise price of Options outstanding under this plan included in Column (b) is $35.44. This plan terminated on June 1, 2001, such that no additional grants may be granted under the plan after that date. Any remaining shares under this plan, which are not reserved for issuance under outstanding awards, are not available for future issuance in light of this plan’s termination and thus 24,354,930 shares are not included in Column (c) above.

(2)
Includes 4,993,450 (of which 951,659 are vested and 4,041,791 are unvested) shares underlying PSU and RSU awards (assuming performance at a maximum level), 1,487,156 shares underlying Director stock unit awards, and 7,061,847 shares issuable upon the exercise of Stock Option grants, for an aggregate number of 13,542,453 shares.

PROPOSAL 3: PROPOSAL TO RE-APPROVE THE AES CORPORATION PERFORMANCE INCENTIVE
PLAN, AS AMENDED AND RESTATED
The Board of Directors proposes that Stockholders re-approve The AES Corporation Performance Incentive Plan (the “Incentive Plan”). The Incentive Plan provides cash incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Incentive Plan is structured to satisfy the requirements of performance-based compensation within the meaning of Section 162(m) of the Code and related Internal Revenue Service regulations, and is being submitted for Stockholder approval at the Annual Meeting to continue to satisfy such requirements (e.g., submission of the Incentive Plan every five years for Stockholder approval) as further described below. As a result, it is not possible at present to determine if any award will be granted or available for grant to any person in the future.
The Board is not seeking amendments to the terms and conditions of the Incentive Plan that were previously approved in 2010. Because our Executive Officers are eligible to receive awards under the Incentive Plan, they may be deemed to have an interest in the adoption of this proposal.
The significant features of the Incentive Plan are described below. This summary is subject, in all respects, to the terms of the Incentive Plan, which is attached to this Proxy Statement as Appendix B. The parenthetical section references that follow refer to sections of the Incentive Plan that relate to the summary description provided.
Administration
The Incentive Plan is administered by the Compensation Committee (for purposes of this Proposal 3, the “Committee”) of the Board; provided, however, that all acts and authority of the Committee pursuant to the Incentive Plan are subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. (Section 3(a))
Eligibility
Officers and key employees of the Company are eligible to participate in the Incentive Plan (currently approximately 5,000 employees). No employee has the right to participate in the Incentive Plan, and participation in the Incentive Plan in any one performance period does not entitle an individual to participate in future performance periods. Unless otherwise determined by the Committee, participants who have terminated employment with the Company prior to the actual payment date of any award for any reason other than death, retirement or disability, will forfeit any and all rights to payment under any awards then outstanding under the terms of the Incentive Plan and will not be entitled to any cash payment for such period. If a participant’s employment with the Company should terminate during a performance period due to death, retirement or disability or the Committee determines that an award is not forfeited, the award will be pro-rated to reflect the period of service prior to employment termination, if earned. (Sections 4 and 6(b))
Awards
The Committee may, in its discretion, from time to time make cash awards to persons eligible for participation in the Incentive Plan. The amount of a participant’s award may be based on a percentage of such participant’s salary or such other methods as may be established by the Committee. Each award will be communicated to the participant, and will specify, among other things, the terms and conditions of the award and the performance goals to be achieved. The maximum amount of an award that may be earned under the Incentive Plan by any participant for any performance period shall not exceed USD $5,000,000. The awards made under the Incentive Plan in 2014 to the NEOs are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. (Section 5(a))
With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, our Committee will establish written objective performance goals for each performance period relating to one or more of the following performance measures: either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow (including, without limitation, proportional cash flow); cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved. (Sections 2(h) and 5(b))
To the extent consistent with Section 162(m) of the Code, our Committee may determine, at the time the performance goals are established, that certain adjustments will apply, in whole or in part, to exclude the effect of any of the following occurrences: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles. (Section 2(h))
In addition, the Committee may, in its sole discretion, establish additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance award and may also retain the discretion to reduce the amount of a performance award to an eligible person if it concludes that such reduction is necessary or appropriate. Notwithstanding any provision of the Incentive Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code. (Section 5(c))
Distribution of Awards
After the end of the performance period, the Committee will certify in writing the extent to which the applicable performance goals and any other material terms have been achieved. Subject to the provisions of the Incentive Plan, earned awards will be paid in the first calendar year immediately following the end of the performance period. For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification. (Section (6(a))
Section 162(m)
Subject to the terms of the Incentive Plan, the Committee has the authority and discretion to determine the extent to which awards under the Incentive Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. (Section 3(c))
With certain exceptions, Section 162(m) of the Code limits our deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our Chief Executive Officer and three other highest-paid Executive Officers, other than the Chief Financial Officer). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based” compensation within the meaning of Section 162(m) of the Code. If our Stockholders re-approve our Incentive Plan, we believe that the performance awards thereunder  (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the Incentive Plan will satisfy the requirements of qualified performance-based compensation and therefore we will be entitled to a deduction with respect to such Awards. Notwithstanding the foregoing, the Committee may, where it believes it is in the best interests of our Stockholders and to remain competitive in the marketplace for talent, approve performance awards or payments that cannot be deducted in order to maintain flexibility in structuring our compensation programs.
Transferability
A participant’s rights under the Incentive Plan may not be assigned, pledged, or otherwise transferred except, in the event of a participant’s death, to the participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution. (Section 8)
Termination of Plan
The Company reserves the right to amend, modify or terminate the Incentive Plan at any time; provided, however that no such modification, amendment or termination will, without the consent of the participant, materially adversely affect his or her rights to any payment that has been determined by the Committee to be due and owing to the participant under the Incentive Plan, but not yet paid. Notwithstanding the foregoing, the Committee may at any time (without the consent of the participant) modify, amend or terminate any or all of the provisions of the Incentive Plan to the extent necessary to conform the provisions of the Incentive Plan with Section 409A or Section 162(m) of the Code or the regulations promulgated thereunder regardless of whether such modification, amendment, or termination of the Incentive Plan will adversely affect the rights of a participant under the Incentive Plan. (Section 7)

The Board recommends that the Stockholders approve and adopt the Incentive Plan and the following resolution (designated herein as Proposal 3) at the Annual Meeting:

“RESOLVED, that the Stockholders of the Company hereby adopt The AES Corporation Performance Incentive Plan as described herein and provided in its entirety as Appendix B.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-APPROVAL AND ADOPTION OF THE AES CORPORATION PERFORMANCE INCENTIVE PLAN, AS AMENDED AND RESTATED

PROPOSAL 4: RATIFICATION OF INDEPENDENT AUDITORS FOR 2015

The Board has appointed E&Y, an independent registered public accounting firm, as the auditors to examine and report to Stockholders on the consolidated financial statements for the Company and its subsidiaries for the calendar year ended December 31, 2015. The appointment was made by the Audit Committee of the Board. The appointment of E&Y is subject to ratification by the Company’s Stockholders at the Annual Meeting. Representatives of E&Y will be present at the Annual Meeting and will be given an opportunity to make a statement. Such representatives will also be available to respond to appropriate questions.

The Board recommends that the Stockholders ratify the appointment of E&Y and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the appointment of E&Y as independent auditors of this Company for the year 2015 is hereby
APPROVED, RATIFIED AND CONFIRMED.”

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF E&Y AS INDEPENDENT AUDITORS OF THE COMPANY.

REPORT OF THE FINANCIAL AUDIT COMMITTEE

The Audit Committee maintains initial oversight over risks related to the integrity of the Company’s financial statements; internal controls over financial reporting and disclosure controls and procedures (including the performance of the Company’s internal audit function); the performance of the independent auditor; the effectiveness of the Company’s Ethics and Compliance Program; and such other matters as are described in the Committee’s Charter. In addition to discussions with the CEO, Chief Financial Officer, (“CFO”) and other members of Management regarding the preparation of the Company’s financial statements and operating results, the Audit Committee received periodic reports from the Company’s Internal Audit, Compliance and Legal departments. Such reports addressed, among other matters, ongoing projects, control assessments and audits being conducted by the Internal Audit department, reports to the Company’s compliance hotline and/or issues involving the Company’s Code of Conduct, material litigation and significant legal developments involving the Company and/or its subsidiaries, and proposed organizational changes. The Audit Committee also received periodic routine reports regarding the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act and efforts related to the completion and periodic filings of the Company’s financial statements with the SEC. In addition to the scheduled meetings of the Audit Committee, the members of the Audit Committee held periodic telephonic discussions and/or in-person meetings with Management regarding various subjects. Such informal periodic meetings and discussions permit the Audit Committee to provide advice and assistance to Management on a more frequent basis than the regularly scheduled meetings of the Audit Committee.

The meetings of the Audit Committee also were designed to facilitate and encourage communication among the Committee, the Company, and the Company’s independent registered public accounting firm, E&Y. E&Y has served as the Company's independent registered public accounting firm since 2008. The Audit Committee discussed with E&Y the overall scope and plans for the integrated audit of the Company’s financial statements, and met with E&Y with and without Management present, to discuss the results of their audits and evaluations of the Company’s internal controls and to discuss the efforts expended by the Company in connection with the preparation and filing of the financial statements.

Management has primary responsibility for establishing and maintaining adequate internal financial controls for preparing the financial statements and for the public reporting process. Neither the Audit Committee nor E&Y are responsible for the preparation of the Company’s consolidated financial statements, its operating results or for the appropriate safekeeping of the Company’s assets. E&Y’s responsibility is to attest to the Company’s fair presentation of the consolidated financial statements and attest to the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is accountable to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm. The Audit Committee participates in the selection of the lead Audit Partner

(the "Lead Partner") of the independent registered public accounting firm through its review of the Lead Partner's professional qualifications, experience, and prior performance on the Company's audit (if any); through in-person meetings with the Lead Partner; and through discussion between the Committee and Management regarding the selection of the Lead Partner. The role of the Audit Committee is to be satisfied that both the Company and the independent registered public accounting firm discharge their respective responsibilities effectively.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2014 with Management and E&Y. In addition, the Audit Committee has discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements.

E&Y has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with E&Y that firm’s independence from the Company. The Audit Committee has concluded that E&Y’s provision of audit services to the Company is compatible with E&Y’s independence. The Audit Committee also reviewed and approved, among other things, the amount of fees paid to E&Y for audit and non-audit services. For further information regarding these fees, please see the fees chart located in "Information Regarding the Independent Registered Public Accounting Firm’s Fees, Services and Independence" of this Proxy Statement.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Financial Audit Committee,

John B. Morse, Jr., Chairman
Charles L. Harrington
Tarun Khanna
James H. Miller
Sven Sandstrom

INFORMATION REGARDING THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM’S FEES, SERVICES
AND INDEPENDENCE

The following table outlines the aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and 2013 by the Company’s principal accounting firm, E&Y.

	$ in millions
	2014	2013
Audit Fees	$16.2	$17.3
Audit Related Fees	0.2	0.5
Tax Fees	0.0	0.0
All Other Fees	0.0	0.0
Total Fees	$16.4	$17.8

Audit Fees: The amounts noted above for Audit Fees include the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audits of the Company’s consolidated annual financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, attestation of internal control over financial reporting, as required by the Sarbanes-Oxley Act, Section 404 and comfort letters, consents and other services related to SEC matters.

Audit Related Fees: The amounts noted above for Audit Related Fees include the aggregate fees billed for each of the last two fiscal years for audits of employee benefit plans and accounting consultations.

Pre-Approval Policies and Procedures: The Company desired to maintain an independent relationship between itself and E&Y, and to ensure that level of independence during 2014, the Audit Committee maintained its policy established in 2002 within which to judge if E&Y may be eligible to provide certain services outside of its main role as outside auditor. The pre-approval policy permits E&Y to provide certain designated services set forth in the policy to the Company, outside of its main role as outside auditor, after first obtaining the approval of at least one designated member of the Audit Committee and thereafter reporting such approval to the full Committee consistent with the terms, exceptions and limitations set forth in the Sarbanes-Oxley Act. Services within the established framework include audit and related services and certain tax services. Services outside of the framework require Audit Committee approval prior to the performance of the service. This framework is consistent with the provisions of the Sarbanes-Oxley Act, which address auditor independence. All audit and non-audit services provided to the Company by E&Y during 2014 were pre-approved by the Audit Committee in accordance with Company policy and the Sarbanes-Oxley Act.

PROPOSAL 5: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE
COMPENSATION

The Company seeks your advisory vote on our executive compensation programs as described in this Proxy Statement, and has determined to submit an annual advisory vote on our executive compensation program to our Stockholders at each annual meeting until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation. The Company asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables and narratives contained in this Proxy Statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

At least every five years, the Company seeks Stockholders approval of its annual and long-term incentive plans that we use to motivate, retain and reward our Executive Officers, and we are seeking re-approval of The AES Corporation Performance Incentive Plan and the 2003 LTC Plan at this Annual Meeting. Compensation paid under these Stockholder-approved plans make up more than a majority of the pay the Company provides to our NEOs.

The “Compensation Discussion and Analysis” section discusses how our executive compensation policies and programs implement our executive compensation philosophy, including our emphasis on pay for performance. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

Highlights of our compensation programs that support the executive compensation philosophy and create Stockholder alignment include:

•	Target Total Compensation at 50th Percentile of Companies Comparable in Size
Our philosophy is to target total compensation at the size-adjusted 50th percentile of survey data to ensure a competitive compensation opportunity compared to similarly-sized companies;

•	Heavy Weight on Performance-based Compensation
Our compensation program is heavily weighted to performance-based pay with the majority of our compensation being paid through our annual incentive and long-term compensation plans;

•	Relative Pay-for-Performance Alignment
In 2013, the Compensation Committee reviewed an analysis of AES’ performance, primarily defined as Total Stockholder Return, and CEO compensation relative to 16 utility and generation companies with revenues generally over $10B from the S&P 500 Utilities Index to whom investors may compare AES.

The analysis shown in the “Compensation Discussion and Analysis” section of this Proxy indicated that AES’ CEO compensation and Total Stockholder Return were both in the bottom quartile for the three-year period from January 1, 2011 to December 31, 2013, which indicates that compensation actually realizable by our CEO aligns with value creation to AES Common Stockholders.

•	Executive Stock Ownership Guidelines
We maintain market-competitive stock ownership guidelines to align our NEOs’ interests with those of our Stockholders;

•	Clawback Policy

The Company has adopted a “clawback” policy that provides the Compensation Committee with the discretion to seek recoupment of certain previously-paid incentive awards in the event that such awards are linked to a financial restatement caused by executive misconduct;

•	Executive Severance Provisions Comparable to Market Practice
The Company maintains an Executive Severance Plan which provides for severance benefits under certain termination scenarios, including termination in connection with a change-in-control. The benefits under these plans are comparable to what other companies similar in size offer to their executives;

•	No Change-in-Control Excise Tax Gross-ups
We have discontinued the provision of change-in-control excise tax gross-ups in our change-in-control severance plans and arrangements;

•	No Perquisites for our Executive Officers
We do not provide perquisites to any of our Executive Officers;

•	No Special Retirement Benefit Formulas for our Executive Officers
Our supplemental executive retirement benefits are designed primarily to restore benefits capped under our broad-based retirement plans due to statutory limits imposed by the Code;

•	No Backdating or Option Repricings
We have not participated in a practice of backdating or repricing stock options, nor have we modified pre-set targets for annual incentive or performance equity awards;

•	No Hedging or Pledging of AES Common Stock
The Board has adopted a policy that prohibits Executive Officers, including our NEOs, and Directors from hedging their economic interest in AES Common Stock or using AES Common Stock as collateral in a financial transaction;

•	Independent Consultant Retained by the Compensation Committee
Our Compensation Committee has retained and directs an independent compensation consultant who does not provide any other services to the Company; and

•	Annual Review of Risk Related to Compensation Programs
The Compensation Committee’s independent consultant annually conducts a review of the risks associated with our executive and incentive compensation programs and has determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Accordingly, the Board recommends that our Stockholders vote “FOR,” on an advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC and adopt the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our Stockholders and to the extent there is any significant vote against the compensation paid to our NEOs, we will consider our Stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

INTRODUCTION TO PROPOSALS 6, 7, 8 AND 9
In Proposal 6 and Proposal 7 below, the Company seeks your advisory vote on two corporate governance proposals that the Board has evaluated and recommends to stockholders. In Proposal 6 (the “Management Special Meeting Proposal”), the Company asks that you vote, on an advisory and non-binding basis, to approve providing stockholders who own at least 25% of the Company’s outstanding shares of common stock and satisfy other requirements the ability to have the Company call a special meeting of stockholders. The

Company’s Sixth Restated Certificate of Incorporation (“Certificate”) and By-Laws do not presently provide stockholders the ability to have the Company call a special meeting of stockholders. In Proposal 7 (the “Management Proxy Access Proposal”), the Company asks that you vote, on an advisory and non-binding basis, to approve providing for a “proxy access” process under which director candidates (representing up to 20% of the number of directors on the Company’s Board) who are nominated by stockholders that have owned at least 5% of the Company’s outstanding shares of common stock for at least 3 years and that satisfy other requirements would be included in the Company’s proxy materials and voted on through the Company’s proxy card. The Certificate and By-Laws do not presently provide stockholders any ability to utilize “proxy access.”
The Management Special Meeting Proposal and the Management Proxy Access Proposal (together, the “Management Governance Proposals”) are a result of the Board’s ongoing review of the Company’s corporate governance principles and consideration of stockholder proposals that may be presented for consideration at the meeting, as described below. We have been notified that stockholder proponents intend to present two advisory and non-binding proposals at the Annual Meeting. Proposal 8 is an advisory and non-binding stockholder proposal that relates to special meetings of stockholders (the “Stockholder Special Meeting Proposal”) and Proposal 9 is an advisory and non-binding stockholder proposal that relates to proxy access (the “Stockholder Proxy Access Proposal” and, together with the Stockholder Special Meeting Proposal, the “Stockholder Proposals”). Although the Stockholder Proposals relate to the same subject matters as the Management Governance Proposals, the terms of the proposals differ. Accordingly, you should carefully read the description of each proposal, and our statements in opposition to the Stockholder Proposals, in order to understand these differences. The Board recommends that Stockholders vote FOR the Management Governance Proposals and AGAINST the Stockholder Proposals.

PROPOSAL 6: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY'S NONBINDING PROPOSAL TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS
Overview
The Company asks that you vote, on an advisory and non-binding basis, to approve providing stockholders who own at least 25% of the Company’s outstanding shares of common stock and satisfy other requirements the ability to have the Company call a special meeting of stockholders, subject to certain limitations and procedures described below. Stockholders do not presently have the ability to require that the Company call a special meeting of the stockholders.
In light of the Stockholder Special Meeting Proposal set forth in Proposal 8, the Board determined that stockholders should be provided the opportunity to consider alternative provisions under which a special meeting right may be implemented. Both the Management Special Meeting Proposal and the Stockholder Special Meeting Proposal are not binding, meaning that approval of either or both will not result in an amendment of the By-Laws. Although the Board could have adopted or proposed for stockholder approval an amendment to the By-Laws to provide stockholders the ability to have the Company call a special meeting of stockholders on the terms set forth in this Proposal 6, the Board determined that any decision to implement the Management Governance Proposals and/or the Stockholder Proposals should be addressed at the same time, after stockholders have had an opportunity to evaluate and vote on the alternative and conflicting terms of those proposals.
The Management Special Meeting Proposal
The Board recognizes that providing our stockholders the ability to request that the Company call special meetings is viewed by some stockholders as an important corporate governance practice that can enhance stockholder rights. However, stockholders are able to present matters for consideration at the Company’s annual meeting, while special meetings of stockholders can cause the Company to incur substantial expenses and can be potentially disruptive to its normal business operations and to long-term stockholder interests. Accordingly, the Board believes that special meetings of stockholders should be extraordinary events that should not be held in close proximity to an annual meeting or when the matters to be addressed have been recently considered or are planned to be considered at another meeting of stockholders.
In addition, the Board believes that a small minority of stockholders should not be entitled to utilize the mechanism of special meetings for their own interests, which may not be shared more broadly by stockholders of the Company. Likewise, the Board believes that only stockholders with full and continuing economic interest in our common stock and full voting rights should be entitled to request that the Company call a special meeting.
In light of these considerations, the Board is requesting that Stockholders indicate their support for the Company providing a special meeting right with the following elements:

•
One or more stockholders of record (acting on their own behalf or on behalf of beneficial owners) owning shares representing at least 25% of the outstanding shares of common stock of the Company would have the ability to require the Company to call a special meeting of the stockholders. In determining to utilize a 25% ownership threshold, the Board noted that a recent survey of 100 large U.S. public companies found a 25% ownership threshold to be the most common threshold used by companies that permit stockholders to call a special meeting.

•
Stock ownership would be determined under a “net long” standard to provide assurance that stockholders seeking to call a special meeting possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. Borrowed or hedged shares would not count as owned shares; however, shares that otherwise are deemed to be “owned” by a stockholder under the net long standard will not cease to be considered owned solely on account of being held in the name of a nominee or other intermediary or as a result of the stockholder loaning such shares if the stockholder has the power to recall such loaned shares on three business days’ notice.

•
Stockholders seeking to call a special meeting would be required to provide information similar to the information required for stockholder nominations at annual meetings under our current Bylaw provisions.

•	The special meeting right would be subject to certain limitations designed to prevent duplicative and unnecessary meetings. A special meeting request would not be valid if:

◦	the proposed meeting relates to an item of business that is not a matter on which stockholders are authorized to act under, or that involves a violation of, applicable law;

◦
the proposed meeting relates to an item of business that is the same or substantially similar to any item of business (other than the election of directors) that was presented at any meeting of stockholders held within the prior 12 months or that is the same or substantially similar to any item of business that is to be brought before a meeting of stockholders called within 90 days of receiving the request for a special meeting; or

◦	an otherwise valid special meeting request is submitted within the 90 days preceding the anniversary of the prior year’s annual meeting.
The Board believes that these terms, along with certain procedural requirements and limitations that would be further established in the By-Laws if Stockholders approve the Management Special Meeting Proposal, enhance stockholder rights while protecting the long-term best interests of the Company and the stockholders.
Voting Standard and Effect of the Management Special Meeting Proposal
Approval of the Management Special Meeting Proposal (this Proposal 6) is not conditioned on approval or disapproval of the Stockholder Special Meeting Proposal (Proposal 8).
The Management Special Meeting Proposal is nonbinding. If the Management Special Meeting Proposal is approved, the Board expects to amend the By-Laws before our 2016 Annual Meeting of Stockholders to provide for a special meeting right reflecting the general terms set forth above. If stockholders do not approve the Management Special Meeting Proposal the Board could determine not to adopt a special meeting right. However, the Board also may determine to provide for a special meeting right either on the terms set forth in this Proposal 6 or on other terms if stockholders do not approve the Management Special Meeting Proposal, based on further engagement with the Company’s stockholders and consideration of the voting results on the Stockholder Special Meeting Proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 6: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY'S NONBINDING PROPOSAL TO ALLOW STOCKHOLDERS TO REQUEST SPECIAL MEETINGS OF STOCKHOLDERS

PROPOSAL 7: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY'S NONBINDING PROPOSAL TO PROVIDE PROXY ACCESS FOR STOCKHOLDER-NOMINATED DIRECTOR CANDIDATES
Overview
The Company asks that you vote, on an advisory and non-binding basis, to approve providing for “proxy access” under which director candidates (representing up to 20% of the number of directors on the Company’s Board) who are nominated by stockholders that have owned more than 5% of the Company’s outstanding shares of common stock for at least 3 years and that satisfy other requirements would be included in the Company’s proxy materials and voted on through the Company’s proxy card. The Certificate and By-Laws do not presently provide stockholders any ability to utilize “proxy access.”

The Stockholder Proxy Access Proposal set forth in Proposal 9 requests that stockholders endorse providing proxy access on terms under which stockholders who have owned 3% of the Company’s outstanding shares of common stock for at least 3 years and who satisfy other requirements could include in the Company’s proxy materials director nominees who, if elected, could represent up to 25% of the Board. The stockholders who have proposed the Stockholder Proxy Access Proposal have publicly stated that they submitted the proposal to 75 companies. The Board believes that the issue of proxy access, and the terms upon which it is provided, are evolving and will develop over the coming year as companies and stockholders engage in substantive discussions on whether proxy access is appropriate, how it should be implemented and what procedural and informational safeguards should be implemented to prevent abuse of the proxy access mechanism. Accordingly, the Board does not believe that the “one-size fits all” standard that is reflected the Stockholder Proxy Access Proposal and that the stockholder proponent has submitted to companies with a market capitalization that is much larger than the Company’s, is appropriate for the Company. Likewise, the Board believes that allowing up to 25% of the directors to be elected through a stockholder-nominated proxy access process could be highly disruptive to the operation of the Board and allow holders of a small amount of the Company’s common stock to exert undue influence on the governance of the Company.
In light of the Stockholder Proxy Access Proposal set forth in Proposal 9 and the considerations addressed in this Proposal 7, the Board determined that stockholders should be provided the opportunity to consider alternative provisions under which proxy access may be implemented. Both the Management Proxy Access Proposal and the Stockholder Proxy Access Proposal are not binding, meaning that approval of either or both will not result in an amendment of the By-Laws. Although the Board could have adopted or proposed for stockholder approval an amendment to the By-Laws to provide for proxy access, the Board determined that any decision to implement the Management Governance Proposals and/or the Stockholder Proposals should be addressed at the same time, after stockholders have had an opportunity to evaluate and vote on the alternative and conflicting terms of those proposals.
The Board believes that the terms of the Management Proxy Access Proposal, as discussed below, appropriately respond to the foregoing considerations, are consistent with the Company’s historical approach to considering nominees from significant stockholders under appropriate circumstances, allow for proper transparency in the proxy access process, and align with emerging practices and the publicly-stated preferences of some institutional investors. In this regard, it is important to note that, in connection with a sale of a significant block of the Company’s shares of common stock to an investor in 2010, the Company granted the investor the right to nominate a qualified individual to the Board.
The Management Proxy Access Proposal
The Management Proxy Access Proposal represents the Board’s view of proxy access that it believes is most beneficial to all stockholders. The Board believes that only stockholders with a significant ownership interest in and a sustained commitment to the Company should have the opportunity to include director candidates on the Company’s proxy statement. Likewise, the Board believes that only stockholders with both full and continuing economic interest and full voting rights in our common stock should be entitled to proxy access. Finally, the Board believes that the number of director candidates who may be nominated under a proxy access process should be limited. The Board believes that a permissive proxy access policy that is available to a small minority of stockholders without a long-term interest in the Company for a disproportionate percentage of director candidates could be potentially damaging to the effectiveness of the Board and, by extension, to the Company’s operational performance.
Accordingly, the Board is requesting that Stockholders indicate their support for the Company providing a proxy access right for stockholders with the following elements:

•
Proxy access would be provided to any stockholder or a group of stockholders owning more than 5% of the Company’s outstanding common stock continuously for at least three years. The Board believes that this threshold empowers stockholders with a significant ownership interest in the Company to include its director nominees in the Company’s proxy materials but protects against activist stockholders and special interest groups, which might have a short-term or narrow agenda, from disrupting the Board’s composition and corporate strategy. Moreover, at least one large institutional investor that owns shares of the Company’s common stock has publicly stated its view that, although it will review proxy access proposals on a case-by-case basis, it expects generally to support proxy access proposals that, among other terms, provide the right to a stockholder or a group of stockholders representing 5% of a company’s outstanding shares. The Board also considered that many other public companies considering the adoption of proxy access provisions have indicated that they intend to implement proxy access only for stockholders that have held 5% of the company’s common stock. Finally, the Board noted that the 5% ownership threshold would be consistent with requiring that groups utilizing proxy access make certain filings with the SEC, which would provide all investors with a measure of transparency in the proxy access process.

•
Under the Management Proxy Access Proposal, stock ownership would be determined under a “net long” standard to provide assurance that stockholders seeking to exercise the proxy access provisions possesses both (i) full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. Borrowed or hedged shares would not count as owned shares; however, shares that otherwise are deemed to be “owned” by a stockholder under the net long standard will not cease to be considered owned solely on account of being held in the name of a nominee or other intermediary or as a result of the stockholder loaning such shares if the stockholder has the power to recall such loaned shares on three business days’ notice.

•
The Management Proxy Access Proposal would permit eligible stockholders to nominate up to 20% of the Board (but no less than one director). The Board believes that this cap is appropriate in light of the Company’s past experience in considering nominees from significant stockholders. Specifically, in connection with the sale of a significant block of the Company’s shares of common stock to an investor in 2010, the Company granted the investor the right to nominate a qualified individual to the Board.

•
Stockholder nominees would be able to provide a written statement for inclusion in the Company’s proxy materials, not to exceed 500 words, in support of his or her candidacy; provided, however, that the Company may decline to include any information in such statement it believes, in good faith, would violate any applicable law or regulation.

Finally, the Board believes that any proxy access process should require that the nominating stockholders satisfy certain informational and procedural requirements, including that the stockholders not have a purpose or intent to change or influence control of the Company, that the proxy access nominees not have entered into any agreements as to how they will vote on different matters, and that proxy access not be available if the Company has received notice that other stockholders intend to nominate and file their own proxy materials in support of other director nominees. The Board also believes that a reasonable number of stockholders should be able to aggregate their stock ownership for purposes of qualifying under any proxy access process so as to ensure that proxy access is used by stockholders with a significant financial stake in the Company, and the Board intends to monitor peer company practices and solicit stockholder input when determining the appropriate number of stockholders whose ownership may be aggregated for purposes of utilizing proxy access.
Voting Standard and Effect of the Management Proxy Access Proposal
Approval of the Management Proxy Access Proposal (this Proposal 7) is not conditioned on approval or disapproval of the Stockholder Proxy Access Proposal (Proposal 9).
The Management Proxy Access Proposal is nonbinding. If the Management Proxy Access Proposal is approved, the Board expects to amend the By-Laws before our 2016 Annual Meeting of Stockholders to provide for a proxy access right reflecting the general terms set forth above. If stockholders do not approve the Management Proxy Access Proposal, the Board could determine not to adopt a proxy access right. However, the Board also may determine to provide for a proxy access right either on the terms set forth in this Proposal 7 or on other terms if stockholders do not approve the Management Proxy Access Proposal, based on further engagement with the Company’s stockholders and consideration of the voting results on the Stockholder Proxy Access Proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 7: TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY'S NONBINDING PROPOSAL TO PROVIDE PROXY ACCESS FOR STOCKHOLDER-NOMINATED DIRECTOR CANDIDATES

PROPOSAL 8: TO VOTE ON A NONBINDING STOCKHOLDER PROPOSAL RELATING TO SPECIAL MEETINGS OF STOCKHOLDERS
The Company has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, intends to present the following proposal for consideration at the Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 250 shares of the Company’s common stock.
In Proposal 6, described above, the Board of Directors is recommending that the Company’s stockholders approve a proposal addressing a special meeting right that would be available to stockholders owning at least 25% of the Company’s outstanding common stock. Although the Management Special Meeting Proposal and the Stockholder Special Meeting Proposal concern the same subject matter, the terms of each proposal differ. You should carefully read the descriptions of each proposal, and the Company’s statement in opposition to the Stockholder Special Meeting Proposal, in considering the Management Special Meeting Proposal and the Stockholder Special Meeting Proposal. The Board of Directors unanimously recommends that you vote “FOR” the Management Special Meeting Proposal and “AGAINST” the Stockholder Special Meeting Proposal.
SPECIAL SHAREOWNER MEETINGS
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 20% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting.

Delaware law allows 10% of shareholders to call a special meeting and dozens of companies have adopted the 10% threshold. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is also important because there could be a 12-month span between our annual meetings. This proposal topic won more than 70% support at Edwards Lifesciences and SunEdison in 2013. Vanguard sent letters to 350 of its portfolio companies asking them to consider providing the right for shareholders to call a special meeting.
Our clearly improvable corporate governance (as reported in 2014) in an added incentive to vote for this proposal:
GMI Ratings, an independent investment research firm, reported 2 of our directors each received negative votes in excess of 14%, indicating a higher than usual degree of shareholder dissatisfaction with director performance. This included Charles Rossotti, our chairman and Philip Lader, who chaired our nomination committee. Mr. Lader was also potentially overextended with seats on 4 public boards. It is alarming when 2 high-ranking directors get 10-times as many negative votes as some of our other directors. GMI also said there was not one independent director who had general expertise in risk management, based on GMI's standards.
In regard to executive pay OMI said unvested equity awards would not have lapsed upon CEO termination and that CEO perks were excessive compared to peers. OMI said our company had a history of significant restatements, special charges or write-offs and our company's CO2 intensity ratio was significantly higher than its peers.
Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:
Special Shareowner Meetings - Proposal 8
Management’s Statement in Opposition
The Board recommends that Stockholders vote AGAINST the Stockholder Special Meeting Proposal (Proposal 8) in light of the Management Special Meeting Proposal (Proposal 6). The Board recognizes that providing stockholders the ability to request that the Company call special meetings is viewed by some stockholders as an important corporate governance practice that can enhance stockholder rights. However, the Board believes that the 20% ownership level called for in this Stockholder Special Meeting Proposal is unduly low and could result in stockholders who have not garnered significant support from other stockholders disrupting the Company by calling special meetings of stockholders to consider proposals that may not be supported by other stockholders and that are not viewed by the Board as being in the best interest of all stockholders. Accordingly, the Board believes that any provisions allowing stockholders to call a special meeting should require support from stockholders owning more than 20% of the Company’s outstanding common stock on a “net long” basis. In determining to utilize a 25% ownership threshold in the Management Special Meeting Proposal, the Board noted that a recent survey of 100 large U.S. public companies found a 25% ownership threshold to be the most common threshold used by companies that permit stockholders to call a special meeting.
In the Management Special Meeting Proposal, the Board is recommending that Stockholders vote in support of a proposal addressing a special meeting right that would be available to stockholders of record owning at least 25% of the Company’s outstanding common stock. Because special meetings can cause the Company to incur substantial expenses and can be potentially disruptive to the Company’s normal business operations and to long-term stockholder interests, the Board believes that special meetings of the stockholders should be extraordinary events. The Board believes that a small minority of stockholders should not be entitled to utilize the mechanism of special meetings for their own interests, which may not be shared more broadly by stockholders of the Company, and that only stockholders with full and continuing economic interest in the Company’s common stock and full voting rights should be entitled to request that the Company call a special meeting. Likewise, the Board believes that any such provision should have other procedural safeguards to avoid abuse and to limit the risk of repetitive and unproductive stockholder meetings being called by stockholders. In light of this and the other considerations described in the Management Special Meeting Proposal, the Board believes that it strikes an appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests to provide that stockholders who satisfy a 25% “net long” ownership standard and comply with certain procedural requirements and limitations have the ability to request that the Company call a special meeting.

THE BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL RELATING TO SPECIAL MEETINGS OF STOCKHOLDERS.

PROPOSAL 9: TO VOTE ON A NONBINDING STOCKHOLDER PROPOSAL RELATING TO PROXY ACCESS
The Company has been notified that Michael Garland, on behalf of the Comptroller of the City of New York, One Centre Street, Room 629, New York, NY 10007, as the custodian and trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System and the New York City Police Pension Fund, intends to present the following proposal for consideration at the Annual Meeting. Mr. Garland has submitted documentation on behalf of each stockholder proponent indicating that the proponents collectively beneficially own 1,372,534 shares of the Company’s common stock.
In Proposal 7, described above, the Board of Directors is recommending that the Company’s stockholders approve a proposal addressing a proxy access right under which director candidates (representing up to 20% of the number of directors on the Company’s Board) who are nominated by stockholders that have owned more than 5% of the Company’s outstanding shares of common stock for at least 3 years and that satisfy other requirements would be included in the Company’s proxy materials and voted on through the Company’s proxy card. Although the Management Proxy Access Proposal and the Stockholder Proxy Access Proposal concern the same subject matter, the terms of each proposal differ. You should carefully read the descriptions of each proposal, and the Company’s statement in opposition to the Stockholder Proxy Access Proposal, in considering the Management Proxy Access Proposal and the Stockholder Proxy Access Proposal. The Board of Directors unanimously recommends that you vote “FOR” the Management Proxy Access Proposal and “AGAINST” the Stockholder Proxy Access Proposal.
STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS
RESOLVED: Shareholders of The AES Corporation (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card. The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

b)
give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.
Supporting Statement
We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

•
The proposed bylaw terms enjoy strong investor support - votes for similar shareholder proposals averaged 55% from 2012 through September 2014 - and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.
Management’s Statement in Opposition
The Board recommends that Stockholders vote AGAINST the Stockholder Proxy Access Proposal (Proposal 9) in light of the Management Proxy Access Proposal (Proposal 7). The Board recognizes that proxy access is viewed by some stockholders as an important corporate governance practice but believes that only stockholders with a significant ownership interest in and a sustained commitment to the Company should have the opportunity to include director candidates in the Company’s proxy statement. Likewise, the Board believes that allowing up to one quarter of the directors to be elected through a stockholder-nominated proxy access process could be highly disruptive to the operation of the Board and allow holders of a small amount of the Company’s common stock to exert undue influence on the governance of the Company. The Board believes that establishing proxy access provisions without sufficient ownership and procedural safeguards could be potentially damaging to the effectiveness of the Board and, by extension, to the Company’s operational performance. In light of these considerations, the Board believes that the Management Proxy Access Proposal strikes an appropriate balance between enhancing stockholder rights and adequately protecting the best interests of the Company and its stockholders.
The Management Proxy Access Proposal reflects the Board’s view that requiring ownership of more than 5% of the Company’s outstanding common stock is a more appropriate standard to apply for determining when proxy access would be available, and that the number of stockholder-nominated directors who may be elected through the proxy access process should not exceed 20% of the Board (but no less than one director). The Board believes that these proposed terms are consistent with the Company’s historical approach to considering nominees from significant stockholders under appropriate circumstances, allows for proper transparency in the proxy access process, and aligns with emerging practices and the publicly-stated preferences of some institutional investors. In this regard, it is important to note that, in connection with a sale of a significant block of the Company’s shares of common stock to an investor in 2010, the Company granted the investor the right to nominate a qualified individual to the Board. This history is consistent with establishing a cap on the number of stockholder nominees at 20% of the Board (but no less than one director) in the Management Proxy Access Proposal. Moreover, at least one large institutional investor that owns shares of the Company’s common stock has publicly stated its view that proxy access provisions should be appropriately limited to avoid abuse by investors without a meaningful long-term interest in the company and that, although it will review proposals regarding proxy access on a case-by-case basis, it expects generally to support proxy access proposals that, among other terms, provide the right to a stockholder or group of stockholders representing 5% of a company's outstanding shares. The Board also considered that many other public companies considering the adoption of proxy access provisions have indicated that they intend to implement proxy access only for stockholders that have held 5% of the company’s common stock. Finally, the Board noted that the 5% ownership threshold would be consistent with requiring that groups utilizing proxy access make certain filings with the SEC, which would provide all investors with a measure of transparency in the proxy access process.

THE BOARD RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL RELATING TO PROXY ACCESS

SECURITY OW    NERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 20, 2015 by (a) each current Director, Nominee and each NEO set forth in the Summary Compensation Table in this Proxy Statement, (b) all Directors and Executive Officers as a group and (c) all persons who are known by us to be the beneficial owner of more than five percent (5%) of our common stock (based on their public filings with the SEC as of February 20, 2015 or as otherwise known to us). Under SEC Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting power (which includes the power to vote or direct the voting of the shares) or investment power (which includes the power to dispose or direct the disposition of the shares), whether or not the shares are held for individual benefit. Under these rules, more than one person may be deemed the beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to the best of our knowledge, sole voting and investment power with respect to the indicated shares of our Common Stock.
Except as otherwise indicated, the address for each person below is c/o The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203.

Shares Beneficially Owned by Directors and Executive Officers

Name/Address	Position Held with the Company	Shares of Common Stock Beneficially Owned(1)(2)	% of Class(1)(2)
Andrés R. Gluski	President, CEO and Director	1,793,854	*
Charles L. Harrington	Director	28,501	*
Kristina M. Johnson	Director	70,056	*
Tarun Khanna	Director	129,302	*
Holly K. Koeppel	Director Nominee	0	*
Philip Lader (3)	Director	361,530	*
James H. Miller	Director	41,863	*
Sandra O. Moose	Director	132,562	*
John B. Morse, Jr. (4)	Director	126,434	*
Moisés Naím	Director	43,182	*
Charles O. Rossotti	Director and Chairman of the Board	298,048	*
Sven Sandstrom	Director	228,085	*
Andrew M. Vesey	Former EVP and COO	612,466	*
Thomas M. O’Flynn	EVP and CFO	296,726	*
Brian A. Miller	EVP, General Counsel and Secretary	599,682	*
Bernerd DaSantos	SVP and COO	78,288	*
Elizabeth Hackenson	SVP, Global Business Services & CIO	236,421	*
All Directors and Executive Officers as a Group (20) persons		5,202,606	*
China Investment Corporation (5) New Poly Plaza No. 1 Chaoyangmen Beidajie Dongcheng District, Beijing, 100010 People’s Republic of China		59,899,618	8.53%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, Maryland 21202		65,589,003	9.33%
Blackrock, Inc. (7) 40 East 52nd Street New York, NY 10022		61,353,530	8.73%
The Vanguard Group (8) 100Vanguard Boulevard Malvern, PA 19355		51,783,228	7.37%

*	Shares held represent less than 1% of the total number of outstanding shares of common stock of the Company.

(1)
The shares of our Common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, shares of our common stock, which are subject to options, units or other securities that are exercisable or convertible into shares of our common stock within 60 days of February 20, 2015, are deemed to be outstanding and beneficially owned by the person holding such options, units or other securities. Such underlying shares of common stock are deemed to be outstanding for the purpose of computing such person’s ownership percentage, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes (a) the following shares issuable upon exercise of Options outstanding as of February 20, 2015 that are able to be exercised on or before April 21, 2015: Mr. Harrington – 0 shares; Dr. Johnson – 0 shares; Dr. Khanna – 0 shares; Mr. Lader – 13,455 shares;

Mr. Miller – 6,427 shares; Dr. Moose – 13,455 shares; Mr. Morse – 0 shares; Dr. Naím – 0 shares; Mr. Rossotti – 0 shares; Mr. Sandstrom – 0 shares; Mr. Gluski – 1,383,965 shares; Mr. Vesey – 439,708 shares; Mr. O’Flynn – 254,814 shares; Mr. Brian Miller – 443,791 shares; Ms. Hackenson – 182,892 shares; Ms. Virag – 34,293 shares; all Directors and Executive Officers as a group – 2,854,975 shares; (b) the following units issuable under The AES 2003 LTC Plan and The AES Corporation Deferred Compensation Plan for Directors: Mr. Harrington – 28,501 units; Dr. Johnson – 70,056 units; Dr. Khanna – 129,302 units; Mr. Lader – 196,984 units; Mr. Miller – 35,436 units; Dr. Moose – 119,107 units; Mr. Morse – 125,434 units; Dr. Naím – 43,182 units; Mr. Rossotti – 226,136 units; Mr. Sandstrom – 196,529 units; all Directors as a group 1,170,667 units; (c) the following shares held in The AES Retirement Savings Plan: Mr. Gluski – 21,367 shares; Mr. Vesey – 24,397 shares; Mr. O’Flynn – 6,185 shares; Mr. Brian Miller – 36,298 shares; Ms. Hackenson – 8,892 shares; Ms. Virag – 3,250 shares; and all Executive Officers as a group 142,999 shares.

(3)	Includes 26,586 shares held in trust by Mr. Lader’s wife, 89,380 shares held in an irrevocable defective grantor trust, and 35,125 shares held in a family partnership.

(4)	Includes 1,000 shares held by Mr. Morse’s wife.

(5)
Based solely on information furnished in the Schedule 13D filed by China Investment Corporation (“CIC”) and Terrific Investment Corporation, a wholly-owned subsidiary of CIC (“Terrific Co.” and together with CIC, the "Investor"), with the SEC on December 18, 2013. According to the Schedule 13D/A filed by Terrific Co., Terrific Co. has (a) sole voting power with respect to 0 shares, (b) shared voting power with respect to 59,468,788 shares, (c) sole dispositive power with respect to 0 shares, and (d) shared dispositive power with respect to 59,468,788 shares. According to the Schedule 13D filed by CIC, by virtue of its 100% ownership and control of Terrific Co., which holds 420,830 shares of the Company’s common stock, CIC has (a) sole voting power with respect to 0 shares, (b) shared voting power with respect to 59,468,788 shares, (c) sole dispositive power with respect to 0 shares, and (d) shared dispositive power with respect to 59,468,788 shares. CIC and Terrific Co. are each parties to that certain Stockholder Agreement by and between AES, Terrific Co. and CIC, dated as of March 12, 2010 (the “Stockholder Agreement”). Pursuant to the terms of the Stockholder Agreement, Terrific Co. agreed that until such time as Terrific Co. owns 5% or less of the Company’s common stock, in any matter upon which a vote, consent or other approval (including by written consent) is sought by or from the Stockholders of the Company (i) for the election of Directors of the Company (or relating to procedures applicable to the election of Directors) or (ii) relating to equity incentive plans or other employee or director compensation matters, Terrific Co. will vote and cause to be voted all voting securities held directly or indirectly by it in the manner recommended by the Board. Additionally, Terrific Co. irrevocably appointed the Company as its attorney and proxy, with full power of substitution and re-substitution, to cause all shares of common stock beneficially owned by it to be voted in the discretion of the Company with respect to these matters.

(6)
Based solely on information furnished in the Schedule 13G/A filed by T. Rowe Price Associates, Inc. and certain of its affiliates with the SEC on February 17, 2015, it reported that it had (a) sole power to vote or to direct the vote on 26,057,855 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 65,414,003 shares, and (d) shared power to dispose or to direct the disposition of 0 shares.

(7)
Based solely on information furnished in the Schedule 13G/A filed by BlackRock Inc. and certain of its affiliates with the SEC on January 12, 2015, it reported that it had (a) sole power to vote or to direct the vote on 61,353,530shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 61,353,530 shares, and (d) shared power to dispose or to direct the disposition of 0 shares.

(8)
Based solely on information furnished in the Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2015 it reported that it had (a) sole power to vote or to direct the vote on 1,133,936 shares, (b) shared power to vote or to direct the vote on 0 shares, (c) sole power to dispose or to direct the disposition of 50,672,110 shares, (d) shared power to dispose or to direct the disposition of 1,111,118 shares and aggregate amount beneficially owned by each reporting person 51,783,228 shares.

GOVERNANCE MATTERS

Stockholder Proposals and Nominations for Director

If any Stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy material for the 2016 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A of the Exchange Act and must be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid to the Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Any such proposal must be received at least 120 days before the anniversary of the mailing of the prior year’s proxy material, unless the date of our 2015 Annual Meeting is changed by more than 30 days from April 23, 2016, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials. Any such notice must set forth the specific information required by Rule 14a-8 of Regulation 14A of the Exchange Act, including without limitation: (a) the name and address of the Stockholder and the text of the proposal to be introduced; (b) the number of shares of common stock held of record, owned beneficially and represented by Proxy by such Stockholder as of the date of such notice; and (c) a representation that the Stockholder intends to appear in person or by Proxy at the 2016 Annual Meeting of Stockholders to introduce the proposal specified in the notice.

In addition, our Bylaws establish certain requirements for proposals a Stockholder wishes to make from the floor of the 2016 Annual Meeting of Stockholders. If the proposal is for a matter other than the nomination of a Director for election at the meeting, the proposal must be written and delivered to the Secretary at the address set forth above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting provided, however, that in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered by not earlier than the close of business on the 90th day prior to such Annual Meeting and not later than the close of business on the later of the 60th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of the Annual Meeting commence a new time period for the giving of a Stockholder’s notice as described above. As described in Section 2.15 of our Bylaws, the notice must contain: (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the Stockholder giving the notice as it appears on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) the class and number of shares of the Corporation which are owned beneficially and of record by the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made.

Our Bylaws also set forth the procedure for a Stockholder’s nomination of Directors. As described in Section 9.01 of our Bylaws, nominations of persons for election to the Board may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing Directors by any Stockholder who is a Stockholder of record at the time such person provides the required notice; provided that the notice meets the requirements set forth below and that they continue to be a Stockholder at the time of the meeting. The written notice required with respect to any nomination (including the completed and signed questionnaire, representation and agreement discussed below) must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (a) with respect to an election to be held at an annual meeting of Stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, and (b) with respect to an election to be held at a special meeting of Stockholders for the election of Directors, the close of business on the 7th day following the earlier of (i) the date on which notice of such meeting is first given to Stockholders and (ii) the date on which a public announcement of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period for the giving of a Stockholder’s notice as described above. Each such notice must include: (1) the class and number of shares of the Company which are owned beneficially and of record by such Stockholder and such beneficial owner, if any, on whose behalf the nomination is made and each person whom the Stockholder proposes to nominate for election as a Director; (2) the name and address of each Stockholder of record who intends to appear in person or by Proxy to make the nomination and of the person or persons to be nominated; (3) the consent of each nominee to serve as a Director of the Company if so elected; and (4) as to each person whom the Stockholder proposes to nominate for election as a Director (i) the name of each nominee holder of shares owned beneficially but not of record by such person and the number of shares of stock held by each such nominee holder, (ii) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Corporation and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase the voting power or pecuniary or economic interest of such person with respect to stock of the Company, (iii) any other information relating to the person that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with solicitations of Proxies for election of Directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (iv) a completed and signed questionnaire with respect to the background and qualifications of the person the Stockholder proposes to nominate for election as a Director and a written representation and agreement (in a form to be provided by the Secretary of the Company).

The required representation and agreement provides that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (ii) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

In addition, Section 2.16 of our Bylaws provide that the Stockholder’s notice must set forth the following information (regardless of whether the notice pertains to the nomination of Directors or the proposal of other business): (a) the name of each nominee holder of shares owned beneficially but not of record by such Stockholder and the number of shares of stock held by each such nominee holder; (b) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such Stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such Stockholder or to increase the voting power or pecuniary or economic interest of such Stockholder with respect to stock of the Company; (c) a description of all agreements, arrangements or understandings between such Stockholder and (i) any other person or persons (including their names) in connection with the proposal of such business by such Stockholder or (ii) each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, as the case may be, and any material interest of such Stockholder in such business or nomination, as the case may be, including any anticipated benefit to the Stockholder therefrom; (d) a representation that such Stockholder intends to appear in person or by Proxy at the annual meeting to bring such business before the meeting or to nominate the persons named in its notice, as the case may be; and (e) any other information relating to such Stockholder that would be required to be disclosed in a Proxy Statement or other filings required to be made in connection with the solicitation of Proxies with respect to business brought at an annual meeting of Stockholders or for election of Directors, as the case may be, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The chairperson of the 2016 Annual Meeting of Stockholders may refuse to acknowledge the introduction of any Stockholder proposal or director nomination not made in compliance with the foregoing procedures.

Additional Rights Provided in Stockholder Agreement
In addition to the rights of Stockholders to nominate persons as members of our Board, the Stockholder Agreement provides certain additional rights to the Investor with respect to the right to nominate a Director, which the Investor exercised in connection with the nomination of Mr. Zhang to our Board (who resigned from our Board effective February 19, 2015). Specifically, the Stockholder Agreement provides that, subject to the conditions set forth in the Stockholder Agreement, the Investor may designate one person, who must be reasonably acceptable to the Board and meet all qualifications required by written policy of the Company, including without limitation, the Board, the Nominating Committee and the ethics and compliance program of the Company, in effect from time to time that apply to all nominees for the Board (a “Qualified Nominee”). The Stockholder Agreement further provides that until such time as the Investor holds 5% or less of the Company’s common stock, (i) at each annual meeting of the Stockholders of the Company, the Board will nominate and recommend for election one Qualified Nominee designated by the Investor to serve as a Director on the Board and shall use its reasonable best efforts to cause such person to be elected to serve as a Director on the Board and (ii) upon the death, disability, retirement, resignation, removal or other vacancy of a Director designated by the Investor, the Board will elect as a Director to fill the vacancy so created a Qualified Nominee designated by the Investor to fill such vacancy.
AES Code of Business Conduct and Corporate Governance Guidelines
The Code of Conduct and Corporate Governance Guidelines have been adopted by the Board. The Code of Conduct is intended to govern as a requirement of employment the actions of everyone who works at AES, including employees of AES’s subsidiaries and affiliates and our Directors. The Code of Conduct and the Corporate Governance Guidelines can be located in their entirety on the Company’s web site (www.aes.com). Any person may obtain a copy of the Code of Conduct or the Corporate Governance Guidelines without charge by making a written request to: Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, VA 22203. If any amendments to or waivers from the Code of Conduct or the Corporate Governance Guidelines are made, we will disclose such amendments or waivers on our website.
Section 16(a) Beneficial Ownership Reporting Compliance
Based solely on the Company’s review of reports filed under Section 16(a) of the Exchange Act and certain written representations (as allowed by Item 405(b)(2)(i) of Regulation S-K), the Company believes that no person subject to Section 16(a) of the Exchange Act with respect to AES failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND ANNUAL REPORTS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more Stockholders sharing the same address by delivering a single Proxy Statement addressed to those Stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. AES and some brokers household proxy materials, delivering a single Proxy Statement to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. Once Stockholders have received notice from their broker or us that materials will be sent in the householding manner to the Stockholder’s address, householding will continue until otherwise notified or until the Stockholder revokes such consent. If, at any time, Stockholders no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, they should notify their broker if shares are held in a brokerage account or us if holding registered shares.

Any beneficial owner can request (i) to receive a separate copy of an annual report or Proxy Statement for this meeting, (ii) to receive separate copies of those materials for future meetings (please request by telephone, Internet or e-mail by following the instructions found on the Notice you have received which also contains your control number), or (iii) if the Stockholder shares an address and wishes to request delivery of a single copy of annual reports or Proxy Statements if now receiving multiple copies of annual reports or Proxy Statements, you can make your request in writing to your broker.
Charitable Contributions
Under NYSE 303A.02 (b)(v), the Company is required to report as to whether or not any charitable contributions were made by the Company to any charitable organization for which an AES Director served as an Executive Officer of that organization in an amount greater than $1 million or 2% of such charitable organization’s consolidated gross revenues for the years 2014, 2013 or 2012. The Company did not make any such charitable contributions in excess of those amounts.
Communications with the Board or Its Committees
The Board offers several e-mail addresses, as set forth below, for Stockholders and interested parties to send communications through the Office of the Corporate Secretary of the Company to the non-management Directors and/or the following committees of the Board:

AES Board of Directors:
AESDirectors@aes.com

Compensation Committee:
CompCommitteeChair@aes.com

Financial Audit Committee:
AuditCommitteeChair@aes.com

Innovation and Technology Committee:
InnovationCommitteeChair@aes.com

Nominating, Governance and Corporate Responsibility Committee:
NomGovCommitteeChair@aes.com
A member of the Corporate Secretary’s Office will forward to the Directors all communications that, in his or her judgment, are appropriate for consideration by the Directors. Examples of communications that would not be considered as appropriate for consideration by the Directors include commercial solicitations, requests for employment and matters not relevant to the Stockholders, the functioning of the Board or the affairs of the Company.
Annual Report on Form 10-K
Any Stockholder who desires an additional copy of AES’ Form 10-K (including the financial statements and financial schedules) filed on February 25, 2015 with the SEC may obtain a copy (excluding Exhibits) without charge by addressing a written request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. Stockholders may also obtain a copy by visiting the Company’s website at http://www.aes.com.
By Order of the Board of Directors,
Brian A. Miller
Executive Vice President, General Counsel and Secretary

APPENDIX A
THE AES CORPORATION
2003 LONG TERM COMPENSATION PLAN
As Amended and Restated on April 23, 2015
(Original Effective Date: 2/12/03)
1. PURPOSE. The 2003 Long Term Compensation Plan, as amended and restated, (the “Plan”) has been established by The AES Corporation (the “Company”) to (a) reward Employees and Directors by means of appropriate incentives for achieving long-range Company goals; (b) provide incentive compensation opportunities that are competitive with those of other similar companies, (c) further match Employees’ and Directors’ financial interests with those of the Company’s other Stockholders through compensation that is based on the Company’s common stock and thereby enhance the long-term financial interest of the Company and its Affiliates, including through the growth in the value of the Company’s equity and enhancement of long-term Stockholder return and (d) facilitate recruitment and retention of outstanding personnel eligible to participate in the Plan. The Plan as amended and restated is intended to comply with Section 409A.
2. DEFINITIONS. Except as otherwise specified by the Committee in an Agreement, capitalized terms used in this Plan have the meanings set forth below. Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
(a) “Affiliate” means (i) any Subsidiary of the Company, (ii) any entity or Person or group of Persons that, directly or through one or more intermediaries, is controlled by the Company and (iii) any entity or Person or group of Persons in which the Company has a significant equity interest, as determined by the Committee, including any Affiliates which become such after adoption of this Plan.
(b) “Agreement” means any written agreement, contract, policy, program or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(c) “Award” means any Option, award of Restricted Stock or Restricted Stock Units, Other Stock-Based Award or Performance Award granted under the Plan.
(d) “Board” or “Board of Directors” means the Board of Directors of the Company.
(e) “Cause” means the Employee’s dishonesty; insubordination; continued and repeated failure to perform assigned duties or willful misconduct in the performance of such duties; intentionally engaging in unsatisfactory performance; failing to make a good faith effort to bring unsatisfactory performance to an acceptable level; violation of the Company’s policies, procedures, rules or recognized standards of behavior; misconduct related to Employee’s employment; or a charge, indictment or conviction of, or a plea of guilty or nolo contendere to, a felony, whether or not in connection with the performance by the Employee of his or her duties or obligations to the Company.
(f) “Change in Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company to any Person or group (as that term is used in Section 13(d) (3) of the Exchange Act) of Persons, (ii) a Person or group (as so defined) of Persons (other than Management of the Company on the date of the adoption of this Plan or their Affiliates) shall have become the beneficial owner of more than 35% of the outstanding voting stock of the Company,(iii) during any one-year period, individuals who at the beginning of such period constitute the Board (together with any new Director whose election or nomination was approved by a majority of the Directors then in office who were either Directors at the beginning of such period or who were previously so approved, but excluding under all circumstances any such new Director whose initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any individual, corporation, partnership or other entity or group, including through the use of proxy access procedures as may be provided in the Company’s bylaws) cease to constitute a majority of the Board, or (iv) a merger, consolidation, business combination or similar transaction as provided in the applicable Agreement. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a Change of Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered and construed in manner necessary to ensure that the occurrence of any such event shall result in a Change of Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. § 1.409A-3(i)(5).
(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.
(h) “Committee” means the Compensation Committee of the Board, or any successor committee thereto, and/or such other committee of the Board as is appointed or designated by the Board to administer the Plan (or any part hereof) or is otherwise identified in the Company’s corporate governance documents as being responsible for determining the compensatory arrangements of certain Participants. For awards subject to Section 162(m) of the Code, the Committee shall be comprised solely of two or more “outside directors” (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).
(i) “Covered Person” means an individual who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code for the tax year of the Company with regard to which a deduction in respect of such person’s Award would be allowed and (ii) the recipient of compensation (other than “qualified performance based compensation” as defined in Section 162(m)) in excess of $1,000,000 for such tax year.
(j) “Director” means a member of the Board of Directors of the Company.
(k) “Disability” means the disability of a Participant (i) such that the Participant is considered disabled under any long term disability plan of the Company, or (ii) as otherwise determined by the Committee. If an Award is subject to Section 409A (and not excepted therefrom) and Disability is a distribution event for purposes of an Award, then Disability shall have the meaning provided in Treas. Reg. § 1.409A-3(i)(4)(i).
(l) “Employee” means any full-time or part-time employee (including an Officer or Director who is also an employee) of the Company or an Affiliate. “Employee” shall also include any individual or individuals to whom an offer of employment has been extended. References in this Plan to “employment” and related terms shall include the provision of services in any such capacity.
(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(n) “Fair Market Value” means the closing sale price of the Shares, as reported on the New York Stock Exchange, or any other reporting system selected by the Committee on the relevant dates, or, if no sale of Shares is reported for that date, on the date or dates that the Committee determines, in its sole discretion, to be appropriate for purposes of the valuation.
(o) “Incentive Stock Option” means an Option granted under Section 6 that meets the requirements of Section 422 of the Code, or any successor provision thereto.
(p) “Involuntary Termination” means (i) Participant’s involuntary Separation from Service, excluding termination for Cause, by action of the Company or (ii) the Employee declines to accept a new job offer that requires the Employee to relocate to a work location that is greater than 50 miles from the Employee’s then assigned work location.
(q) “Non-Qualified Stock Option” means an Option granted under Section 6 that is not an Incentive Stock Option.
(r) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(s) “Other Stock-Based Award” means any right granted under Section 8.
(t) “Participant” means an Employee or non-employee Director to whom an Award has been made.
(u) “Performance Award” means an Award to a Participant under Section 9.
(v) “Person” means any individual, corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
(w) “Plan” means this 2003 Long Term Compensation Plan, as amended and in effect from time to time.
(x) “Qualified Retirement” means an Employee’s retirement when such Employee is at least 60 years of age and has provided at least seven years of service as an Employee of the Company and/or one or more of its Affiliates.
(y) “Restricted Stock” means any Share underlying an Award granted under Section 7.
(z) “Restricted Stock Unit” means a contractual right underlying an Award granted under Section 7 that is denominated in Shares, which Unit represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Agreement.
(aa) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.
(bb) “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.
(cc) “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.

(dd) “Share” means a share of Stock.
(ee) “Stock” means the common stock, $.01 par value per share (as such par value may be adjusted from time to time), of the Company.
(ff) “Subsidiary” means any entity in which the Company owns or otherwise controls, directly or indirectly, stock or other ownership interests having the voting power to elect a majority of the Board, or other governing group having functions similar to a board of directors, as determined by the Committee.
(gg) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.
(hh) “Successor” with respect to a Participant means the legal representative of an incompetent Participant and, if the Participant is deceased, the legal representative of the estate of the Participant or the person or persons who may, by bequest or inheritance, or under the terms of an Award or of forms submitted by the Participant to the Committee, acquire the right to receive cash and/or Shares issuable in satisfaction of an Award.
3. ADMINISTRATION. Subject to the provisions of the plan, the authority to control and manage the operation and administration of the Plan shall be vested in the Committee; provided, however, that the Board (and/or such other committee designated by the Board) shall approve and/or ratify any Awards to the Company’s non-employee Directors.
(a) The Committee shall have power to make Awards, to determine when and to whom Awards will be granted, the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards and, subject to the terms of the Plan, to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the Participant, the Participant’s present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.
(b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.
(c) The Committee shall have the authority and discretion to establish terms and conditions of Awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
(d) The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended.
(e) The Committee shall have the authority to interpret the Plan and any Award or Agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any Agreements entered into hereunder (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan.
(f) The Committee shall determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically, or at the election of the holder thereof or of the Committee.
(g) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive.
(h) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.
(i) Except to the extent prohibited by applicable law or regulation, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. The Committee may revoke any such allocation or delegation at any time.
(j) The Company and any Affiliate shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and any Affiliate as to an Employee’s or Participant’s employment, or other provision of services, termination of employment, or cessation of the provision of services, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefit under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(k) To the fullest extent permitted by law, each member and former member of the Board and the Committee and each person to whom the Board and the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.
4. SHARES AVAILABLE FOR AWARDS.
(a) Subject to adjustment as provided in Section 4(e), the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan is 45,750,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(e), no Participant may receive Options and stock appreciation rights under this Plan in any calendar year that relate to more than 1,000,000 Shares.
(b) Shares to be issued under the Plan may be made available from authorized but unissued Stock, Stock held by the Company in its treasury, or Stock purchased by the Company on the open market or otherwise. During the term of the Plan, the Company will at all times reserve and keep available the number of shares of Stock that shall be sufficient to satisfy the requirements of the Plan.
(c) If any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, terminate, lapse or are forfeited or cancelled, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture, termination, lapse or cancellation, shall again be, or shall become available for issuance under the Plan. Shares (i) delivered in payment of the exercise price of an Option, (ii) not issued upon the net settlement or net exercise of an Option or stock appreciation right, or (iii) delivered to or withheld by the Company to pay withholding taxes, shall not become available again for issuance under this Plan.
(d) Shares underlying Substitute Awards shall not reduce the number of Shares available for delivery under this Plan.
(e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including without limitation the individual limit set forth in Section 4(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award shall always be a whole number; and provided, further, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code or any Award intended to comply with, or qualify for an exception to, Section 409A, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 162(m) or Section 409A, or an exception thereto.
5. ELIGIBILITY. All Employees and non-employee Directors are eligible to participate in this Plan and receive Awards hereunder. Holders of equity-based awards issued by a company acquired by the Company or with which the Company combines are eligible to receive Substitute Awards hereunder.
6. OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b) The term of each Option shall be fixed by the Committee and the effect thereon, if any, of the termination of employment of the Participant shall be determined by the Committee and set forth in the applicable Agreement. Notwithstanding, the term of an Option shall not exceed ten (10) years.
(c) Any Option may be exercised at any time during the period commencing with either the date that Option is granted or the first date permitted under a vesting schedule established by the Committee and ending with the expiration date of the Option. A Participant may exercise his or her Option for all or part of the number of Shares which he or she is eligible to exercise under terms of the Option. The Committee shall determine the method or methods by which, and the form or forms in which, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, payment of the exercise price with respect thereto may be made or deemed to have been made.

(d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.
(e) Options shall be granted to non-employee Directors in accordance with the policies established from time to time by the Committee, including the terms and conditions of any such award, number of shares (if any) to be subject to each such Option and the time(s) at which such Options shall be granted.
7. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS. The Committee is hereby authorized to grant Awards of Restricted Stock and/or Restricted Stock Units to Participants.
(a) The Awards granted under this Section 7 shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote Shares underlying Restricted Stock Awards or the right to receive any dividend, other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, the last vesting date of all or a portion of such Award shall occur no less than 36 months following the date of such Award, except that the foregoing restriction shall not apply to such Awards if they (i) are made in satisfaction of Company obligations to Participants that would otherwise be paid in cash, (ii) are issued in connection with the exercise of an Option or other Award hereunder, or (iii) are Substitute Awards.
(b) Any Award of Restricted Stock or Restricted Stock Units may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares underlying a Restricted Stock Award, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.
8. OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock units, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards provided, however, that rights to dividends or dividend equivalents awarded in connection with an Award shall be subject to the same performance criteria, if applicable, and vesting schedule that apply to the underlying Award. Notwithstanding, the term of a stock appreciation right shall not exceed ten (10) years. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, the deferral of compensation, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards or the deferral of compensation, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted. Full-value awards granted hereunder to Employees will have a standard vesting schedule, in one or more increments, over a service period of no less than (3) three years; provided, however, that (i) up to five (5%) percent of the shares authorized for issuance under the Plan may be granted without this restriction, and (ii) this limitation will not adversely affect a participant’s rights under another plan or agreement with AES or its subsidiaries.
9. PERFORMANCE AWARDS.
(a) The Committee is hereby authorized to grant Performance Awards to Participants, including Covered Persons, with a minimum performance period of at least one (1) year to be applicable to awards granted hereunder, if the Committee intends that such Awards shall qualify as “qualified performance based compensation” under Section 162(m) of the Code. Unless otherwise determined by the Committee, any such Performance Award shall be evidenced by an Agreement containing the terms of the Performance Award, including but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan.
(b) Performance Awards shall become earned and payable if performance goals relating to, or based on, one or more of the following performance measures , either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow (including, without limitation, proportional cash flow); cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales;

market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in Management’s Discussion and Analysis of Financial Condition and Results of Operations or the financial statements and notes thereto appearing in the Company’s annual report for the applicable period.
(c) Performance goals relating to the performance measures set forth above shall be pre-established in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and regulations promulgated thereunder, and such performance goals may be measured over such periods, as the Committee shall determine. For Awards intended to be “qualified performance based compensation” under Section 162(m) of the Code, all such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparison with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any Performance Award that is intended to be performance-based compensation under Section 162(m) of the Code.
(d) The maximum value of (i) Performance Awards (denominated in cash) which may be awarded to a Participant under the Plan in any one calendar year of the Company is $10,000,000, and (ii) Performance Awards (denominated in Stock) which may be awarded to a participant under the Plan in any one calendar year of the Company is 1,000,000 Shares.
10. TERMINATION OF EMPLOYMENT OR SERVICE. Except as otherwise determined by the Committee or provided by the Committee in an applicable Agreement and to the extent not inconsistent with Section 14(k) hereof, in case of termination of employment or service, the following provisions shall apply:
(a) Upon termination of employment or cessation of provision of services by the Participant for reason of death or Disability:
(i) any Award (other than Options) then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable with Performance Awards vesting at target performance levels, and
(ii) any Option then held by such Participant shall be immediately accelerated and become fully vested, exercisable and payable and shall expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one year after the date such Participant’s employment or service ceases.
(b) Upon termination of employment by the Company for Cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:
(i) any Award then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service, and
(ii) any Option then held by such Participant, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) three months after the date that such Participant’s service ceases.

(c) Upon termination of employment or cessation of provision of services by the Participant for reasons of Qualified Retirement or Involuntary Termination:
(i) any Award (other than Performance Awards) then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service,
(ii) any Option then held by such Participant shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one hundred and eighty days after the date such Participant’s employment or service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of the date set forth in clause (1) above and three months after the date that such Participant’s employment or service ceases.
(iii) any Performance Award then held by such Participant may become partially vested based on the length of time worked during the performance period with such vested units becoming payable upon the originally scheduled distribution date, subject to performance certification and adjustment.
(d) Upon termination of employment or cessation of provision of services by the Participant for any reason other than death, Disability, Qualified Retirement, Involuntary Termination or termination of employment or service by the Company for Cause (as determined by the Committee in its sole discretion), or under other circumstances provided by the Committee in its discretion in the applicable Agreement:
(i) any Award (other than Performance Awards) then held by such Participant whose restrictions have not lapsed, which is not exercisable or which is not payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service,
(ii) any Option then held by such Participant, to the extent exercisable, shall automatically expire on the earlier of (1) the date the Option would have expired had the Participant continued in such employment or service, and (2) one hundred and eighty days after the date the such Participant’s service ceases, except that any Incentive Stock Option shall automatically expire on the earlier of clause (1) above and three months after the date that such Participant’s service ceases, and
(iii) any Performance Award then held by such Participant which is not then payable will automatically be forfeited in full and canceled by the Company upon such termination of employment or service.
11. DURATION. The Plan shall be effective as of February 1, 2003, subject to its approval by the stockholders of the Company. No Award shall be granted under the Plan after the tenth anniversary of the last date upon which the Company obtained stockholder approval of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to administer the Plan and to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
12. AMENDMENT, MODIFICATION AND TERMINATION.
(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, (i) the Committee may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the Plan or an Award with Section 162(m), Section 409A, the regulations issued thereunder or an exception thereto, or other applicable law, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant, and (ii) the Committee may not, without stockholder approval, reduce the exercise price of any Option or stock appreciation right, exchange any underwater Option or stock appreciation right for a cash payment or for the new grant of an Option or stock appreciation right with a lower exercise price, or take any other action with respect to outstanding Options or stock appreciation rights that is treated as a repricing of such Options or stock appreciation rights under generally accepted accounting principles (unless otherwise permitted by applicable listing standards).
(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an Award, provided, however, that no such action shall materially impair the rights of a Participant or holder or beneficiary under any Award theretofore granted under the Plan.
(c) With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend, or otherwise modify, without Board or stockholder approval, the terms of the Plan or Awards with respect to such Participant in order to conform such terms with the provisions of local law; provided that such amendment or other modification shall not increase the total number of Shares reserved for purposes of the Plan without the approval of the stockholders of the Company.
(d) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, an event affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(e) To the extent not inconsistent with Section 14(k) hereof, in connection with a Change in Control or an event described in Section 4(e), the Committee may, in its discretion (i) cancel any or all outstanding Awards under the Plan in consideration for payment to the holder of each such canceled Award of an amount equal to the portion of the consideration that would have been payable to such holder pursuant to such transaction if such Award had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the exercise price if any that would have been payable therefore, or (ii) if the net amount referred to in clause (i) would be negative, cancel such Award for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash and/or securities or other property in the Committee’s discretion.
13. CHANGE IN CONTROL. Except as otherwise expressly provided in the applicable Agreement and to the extent not inconsistent with Section 14(k) hereof, upon the consummation of a Change in Control, the Committee may, but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel such Awards for cash payment of fair value (as determined in the sole discretion of the Committee) which, in the case of Options and stock appreciation rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or stock appreciation rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or stock appreciation rights) over the aggregate exercise price of such Options or stock appreciation rights (and otherwise, the Committee may cancel Awards for no consideration if the aggregate Fair Market Value of the Shares subject to such Awards is less than or equal to the aggregate exercise price of such Options or stock appreciation rights), or (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion.
14. MISCELLANEOUS.
(a) Nothing in the Plan or in any Agreement shall confer upon any Participant the right to continue in the service or employment of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or provision of service of the Participant with or without Cause.
(b) The Company shall have a right to withhold from any payment of cash or Stock to a Participant or other person under the Plan an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state, local income tax or such other applicable taxes (“Taxes”) with respect to income arising from payment of the Award. The Company shall have the right to require the payment of any Taxes before issuing any Stock pursuant to the Award. The Committee may, if it deems appropriate in the case of a Participant, withhold such Taxes through a reduction of the number of Shares delivered to such individual, or allow the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Taxes with respect to income arising from payment of the Award, through a reduction of the number of Shares delivered to such individual or a subsequent return to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws. Notwithstanding the foregoing or any provisions of the Plan to the contrary, any broker-assisted cashless exercise shall comply with the requirements for equity classification of Accounting Standards Codification (ASC) 718 and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.
(c) Awards received by a Participant under this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement, or unless the Committee so determines. No provision of the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, including incentive arrangements providing for the issuance of options and stock, and awards that do not qualify under Section 162(m) of the Code, and such arrangements may be generally applicable or applicable only in specific cases.
(d) Subject to the provisions of the Plan, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided , however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
(f) Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the applicable Agreement. Except as may be required by law, neither the Company nor any member or former member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(i) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, under this Plan.
(g) No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at such time be listed.
(h) To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Delaware and construed accordingly.
(i) In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(j) No fractional shares shall be issued or delivered pursuant to this Plan or any Agreement, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(k) Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:
(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Agreement.
(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level equal to or less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.
(iii) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock appreciation rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).
(iv) The grant of Non-Qualified Stock Options and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Participants of the Company and its subsidiaries and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.
(v) Notwithstanding anything to the contrary contained herein and with respect to Options that were earned and vested under the Plan prior to January 1, 2005 (as determined under Section 409A, “Grandfather Options”), such Grandfathered Options are intended to be exempt from Section 409A and shall be administered and interpreted in a manner intended to ensure that any such Grandfathered Option remains exempt from Section 409A. No amendments or other modifications shall be made to such Grandfathered Options except as specifically set forth in a separate writing thereto, and no amendment or modification to the Plan shall be interpreted or construed in a manner that would cause a material modification (within the meaning of Section 409A, including Treas. Reg. § 1.409A-6(a)(4)) to any such Grandfathered Options.
(vi) In no event shall any member of the Board, the Committee or the Company (or its employees, Officers or Directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

The AES Corporation

By:	/s/ TISH MENDOZA
Tish Mendoza, Chief Human Resources Officer and SVP

APPENDIX B

THE AES CORPORATION
PERFORMANCE INCENTIVE PLAN
(As Amended and Restated April 23, 2015)
1. Purpose of the Plan
The purpose of The AES Corporation Performance Incentive Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing incentives to key employees with significant responsibility for achieving performance goals critical to the success and growth of the Company. The Plan is designed to: (i) promote the attainment of the Company’s significant business objectives; (ii) encourage and reward management teamwork across the entire Company; and (iii) assist in the attraction and retention of employees vital to the Company’s long-term success. The Plan has been amended to comply with Section 409A.
2. Definitions
For the purpose of the Plan, the following definitions shall apply:
(a) “Board” means the Board of Directors of the Company.
(b) “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.
(c) “Committee” means the Compensation Committee of the Board, or such other committee as is appointed or designated by the Board to administer the Plan, in each case which shall be comprised solely of two or more “outside directors” (as defined under Section 162(m) of the Code and the regulations promulgated thereunder).
(d) “Company” means The AES Corporation and any subsidiary entity or affiliate thereof, including subsidiaries or affiliates which become such after adoption of the Plan.
(e) “Forfeit,” “Forfeiture,” “Forfeited” means the loss by a Participant of any and all rights to an award granted under the Plan, including the loss to any payment of compensation by the Company under the Plan or any award granted thereunder.
(f) “Participant” means any person: (1) who satisfies the eligibility requirements set forth in Paragraph 4; (2) to whom an award has been made by the Committee; and (3) whose award remains outstanding under the Plan.
(g) “Performance Goal” means, in relation to any Performance Period, the level of performance that must be achieved with respect to a Performance Measure.
(h) “Performance Measures” means any one or more of the following performance criteria, either individually, alternatively or in any combination, and subject to such modifications or variations as specified by the Committee, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow (including, without limitation, proportional cash flow); cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; stock price; return on equity; total stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation, and amortization; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code and the regulations promulgated thereunder, the Committee may determine at the time the performance goals are established that certain adjustments shall apply, in whole or in part, in such manner as specified by the Committee, to exclude the effect of any of the following events that occur during a Performance Period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including but not limited to reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items separately identified in the financial statements and/or notes thereto in accordance with generally accepted accounting principles.

(i) “Performance Period” means, in relation to any award, the calendar year or other period of 12 months or less for which a Participant’s performance is being calculated, with each such period constituting a separate Performance Period.
(j) “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.
(k) “Retirement” means retirement of an employee as determined and authorized by the Committee.
(l) “Total and Permanent Disability” means: (1) if the Participant is insured under a long-term disability insurance policy or plan which is paid for by the Company, the Participant is totally disabled under the terms of that policy or plan; or (2) if no such policy or plan exists, the Participant shall be considered to be totally disabled as determined by the Committee.
3. Administration of the Plan
(a) The management of the Plan shall be vested in the Committee; provided, however, that all acts and authority of the Committee pursuant to this Plan shall be subject to the provisions of the Committee’s Charter, as amended from time to time, and such other authority as may be delegated to the Committee by the Board. The Committee may, with respect to Participants whom the Committee determines are not likely to be subject to Section 162(m) of the Code, delegate such of its powers and authority under the Plan to the Company’s officers as it deems necessary or appropriate. In the event of such delegation, all references to the Committee in this Plan shall be deemed references to such officers as it relates to those aspects of the Plan that have been delegated.
(b) Subject to the terms of the Plan, the Committee shall, among other things, have full authority and discretion to determine eligibility for participation in the Plan, make awards under the Plan, establish the terms and conditions of such awards (including the Performance Goal(s) and Performance Measure(s) to be utilized) and determine whether the Performance Goals applicable to any Performance Measures for any awards have been achieved. The Committee’s determinations under the Plan need not be uniform among all Participants, or classes or categories of Participants, and may be applied to such Participants, or classes or categories of Participants, as the Committee, in its sole and absolute discretion, considers necessary, appropriate or desirable. The Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and may correct any defect, supply any omission or reconcile any inconsistency or conflict in the Plan or in any award. All determinations by the Committee shall be final, conclusive and binding on the Company, the Participant and any and all interested parties.
(c) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Section 162(m) of the Code, and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. Notwithstanding any provision of the Plan to the contrary, if an award under this Plan is intended to qualify as performance-based compensation under Section 162(m) of the Code and the regulations issued thereunder and a provision of this Plan would prevent such award from so qualifying, such provision shall be administered, interpreted and construed to carry out such intention (or disregarded to the extent such provision cannot be so administered, interpreted or construed).
(d) The benefits provided under the Plan are intended to comply with Section 409A or an exception thereunder and shall be construed accordingly. Notwithstanding any provision of the Plan to the contrary, if any benefit provided under this Plan is subject to the provisions of Section 409A and the regulations issued thereunder (and not excepted therefrom), the provisions of the Plan shall be administered, interpreted and construed in a manner necessary to comply with Section 409A and the regulations issued thereunder (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
4. Participation in the Plan
Officers and key employees of the Company shall be eligible to participate in the Plan. No employee shall have the right to participate in the Plan, and participation in the Plan in any one Performance Period does not entitle an individual to participate in future Performance Periods.
5. Incentive Compensation Awards
(a) The Committee may, in its discretion, from time to time make awards to persons eligible for participation in the Plan pursuant to which the Participant will earn cash compensation. The amount of a Participant’s award may be based on a percentage of such Participant’s salary or such other methods as may be established by the Committee. Each award shall be communicated to the Participant, and shall specify, among other things, the terms and conditions of the award and the Performance Goals to be achieved. The maximum amount of an award that may be earned under the Plan by any Participant for any Performance Period shall not exceed USD $5,000,000.

(b) With respect to awards that are intended to be performance-based compensation under Section 162(m) of the Code, each award shall be conditioned upon the Company’s achievement of one or more Performance Goal(s) with respect to the Performance Measure(s) established by the Committee. No later than ninety (90) days after the beginning of the applicable Performance Period, the Committee shall establish in writing the Performance Goals, Performance Measures and the method(s) for computing the amount of compensation which will be payable under the Plan to each Participant if the Performance Goals established by the Committee are attained; provided however, that for a Performance Period of less than one year, the Committee shall take any such actions prior to the lapse of 25% of the Performance Period. In addition to establishing minimum Performance Goals below which no compensation shall be payable pursuant to an award, the Committee, in its discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the Performance Goals have been achieved.
(c) The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may reduce the amount of any award to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant. Notwithstanding any provision of this Plan to the contrary, the Committee shall not use its discretionary authority to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.
6. Payment of Individual Incentive Awards
(a) After the end of the Performance Period, the Committee shall certify in writing the extent to which the applicable Performance Goals and any other material terms have been achieved. Subject to the provisions of the Plan, earned Awards shall be paid in the first calendar year immediately following the end of the Performance Period and within the applicable 2  1 / 2 month period specified in Treas. Reg. § 1.409A-1(b)(4) (“Payment Date”). For purposes of this provision, and for so long as the Code permits, the approved minutes of the Committee meeting in which the certification is made may be treated as written certification.
(b) Unless otherwise determined by the Committee, Participants who have terminated employment with the Company prior to the actual payment date of any award for any reason other than death, Retirement or Total and Permanent Disability, shall Forfeit any and all rights to payment under any awards then outstanding under the terms of the Plan and shall not be entitled to any cash payment for such period. If a Participant’s employment with the Company should terminate during a Performance Period by reason of death, Retirement or Total and Permanent Disability or the Committee determines that an award is not Forfeited, the Participant’s award shall be prorated to reflect the period of service prior to his/her termination, death, Retirement or Total and Permanent Disability, and shall be paid either to the Participant or, as appropriate, the Participant’s estate, subject to the Committee’s certification that the applicable Performance Goals and other material terms have been met.
(c) The Committee shall determine whether, to what extent, and under what additional circumstances amounts payable with respect to an award under the Plan shall be deferred either automatically, at the election of the Participant, or by the Committee. All deferrals under The AES Corporation Restoration Supplemental Retirement Plan shall be made in accordance with terms and procedures of such plan.
7. Amendment or Termination of the Plan
While the Company intends that the Plan shall continue in force from year to year, the Company reserves the right to amend, modify or terminate the Plan, at any time; provided, however, that no such modification, amendment or termination shall, without the consent of the Participant, materially adversely affect the rights of such Participant to any payment that has been determined by the Committee to be due and owing to the Participant under the Plan but not yet paid. Any and all actions permitted under this Section 7 may be authorized and performed by the Committee in its sole and absolute discretion.

Notwithstanding the foregoing or any provision of the Plan to the contrary, the Committee may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of the Plan with Section 409A or Section 162(m) of the Code, the regulations promulgated thereunder or an exception thereto regardless of whether such modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under the Plan. Notwithstanding, (i) Section 409A may impose upon the Participant certain taxes or other charges for which the Participant is and shall remain solely responsible, and nothing contained in this Plan shall be construed to obligate the Company for any such taxes or other charges, and (ii) in no event shall the Committee or Board (or any member thereof), or the Company (or its employees, officers, directors or affiliates) have any liability to any Participant (or any other person) due to the failure of the Plan to satisfy the requirements of Section 409A or any other applicable law.
8. Rights Not Transferable
A Participant’s rights under the Plan may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary, or in the absence of such a designation, by will or by the laws of descent and distribution.
9. Funding/Payment
The Plan is not funded and all awards payable hereunder shall be paid from the general assets of the Company. No provision contained in this Plan and no action taken pursuant to the provisions of this Plan shall create a trust of any kind or require the Company to maintain or set aside any specific funds to pay benefits hereunder. To the extent a Participant acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. If any earned Award is not paid by the Payment Date due to administrative impracticability, such earned Award will be paid, without earnings, as soon as administratively practicable thereafter.
10. Withholdings
The Company shall have the right to withhold from any awards payable under the Plan or other wages payable to a Participant such amounts sufficient to satisfy federal, state and local tax withholding obligations arising from or in connection with the Participant’s participation in the Plan and such other deductions as may be authorized by the Participant or as required by applicable law.
11. No Employment or Service Rights
Nothing contained in the Plan shall confer upon any Participant any right with respect to continued employment with the Company (or any of its affiliates) nor shall the Plan interfere in any way with the right of the Company (or any of its affiliates) to at any time reassign the Participant to a different job, change the compensation of the Participant or terminate the Participant’s employment for any reason.
12. Other Compensation Plans
Nothing contained in this Plan shall prevent the Corporation from adopting other or additional compensation arrangements for employees of the Corporation, including arrangements that are not intended to comply with Section 162(m) of the Code.
13. Governing Law
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflict of law provisions.
14. Effective Date
The Plan’s material terms have been approved by the Company’s stockholders. This amendment and restatement of The AES Corporation Performance Incentive Plan has been duly executed by the undersigned and is effective this 23 day of April 2015.

The AES Corporation

By:	/s/ TISH MENDOZA
Tish Mendoza, SVP & Chief Human Resources Officer

DIRECTIONS TO ANNUAL MEETING
NRECA Conference Center, 4301 Wilson Boulevard, Arlington, VA 22203
From Points North—I-270 SPUR S toward I-495 S/Northern Virginia; merge onto Capital Beltway/I-495 S; Merge onto VA-267 E via Exit 45B on the LEFT toward I-66 E/Washington; VA-267 E becomes I-66E; take the Fairfax Drive exit (Exit 71). Turn right onto Taylor Street (first light). Last building on the right on Taylor Street before street dead-ends into Wilson Boulevard. Turn right into parking garage.
From Points South—I-95 N to I-395 N toward Washington; Merge onto S Glebe Road/VA-120 N via Exit 7B toward Marymount University; turn RIGHT onto Wilson Boulevard; turn left at the first intersection onto Taylor Street. Turn left into building parking garage.
From Points West—I-66 E toward Washington, DC; take Fairfax Drive exit (Exit 71); Stay on Fairfax Drive. Turn right on Taylor Street (3rd light). Last building on the right on Taylor Street. Turn right into building parking garage.
Parking—Parking is available on a limited basis in the NRECA building. Parking rates start at $3.00 per hour, with a maximum of $7.00 per day. Two shuttle elevators operate from each garage level to the Plaza Lobby and the Conference Center.
Parking can also be accommodated across the street at the Ballston Commons Mall in the Ballston Public Parking Garage, located at 665 North Glebe Road. Rates are $1 for the first three hours Monday-Friday, with a daily maximum of $8.00.

The AES Corporation
C/O COMPUTERSHARE TRUST COMPANY N.A.
P.O. Box 8509
Edison, NJ 08818
Voter Control Card

Your vote is important. Please vote immediately.

Vote by Internet:		OR	Vote by Telephone:
1.	Log on to the Internet and Go to http://www.envisionreports.com/aes		1.	Call toll-free: 1-800-652-VOTE (1-800-652-8683)
2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.
If you vote over the Internet or by telephone, please do not mail your card.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

This Proxy when properly executed will be voted in manner directed herein.
If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6, and 7, and AGAINST Proposals 8 and 9.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR COMPANY PROPOSALS 1, 2, 3, 4, 5, 6 and 7 AGAINST Stockholder Proposals 8 and 9.

PROPOSAL 1:
Election of Directors:	For	Against	Abstain
01. Andrés Gluski	☐	☐	☐
02. Charles L. Harrington	☐	☐	☐
03. Kristina M. Johnson	☐	☐	☐
04. Tarun Khanna	☐	☐	☐
05. Holly K. Koeppel	☐	☐	☐
06. Philip Lader	☐	☐	☐
07. James H. Miller	☐	☐	☐
08. John B. Morse, Jr.	☐	☐	☐
09. Moisés Naím	☐	☐	☐
10. Charles O. Rossotti	☐	☐	☐
PROPOSAL 2:
To re-approve The AES Corporation 2003 Long Term Compensation Plan, As Amended and Restated.	☐	☐	☐
PROPOSAL 3:
To re-approve The AES Corporation Performance Incentive Plan, As Amended and Restated.	☐	☐	☐
PROPOSAL 4:
To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company's for the year 2015.	☐	☐	☐
PROPOSAL 5:
To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
PROPOSAL 6:
To approve, on an advisory basis, the Company's nonbinding proposal to allow Stockholders to request special meetings of Stockholders.	☐	☐	☐
PROPOSAL 7:
To approve, on an advisory basis, the Company's nonbinding proposal to provide proxy access for Stockholder-nominated director candidates.	☐	☐	☐
PROPOSAL 8:
If properly presented, to vote on a nonbinding Stockholder proposal relating to special meetings of stockholders.	☐	☐	☐
PROPOSAL 9:
If properly presented, to vote on a nonbinding Stockholder proposal relating to proxy access.	☐	☐	☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature:	Date:
Signature:	Date:
TELEPHONE AND INTERNET VOTING INSTRUCTIONS
You may use the telephone or the Internet, 24 hours a day, 7 days a week, to vote. However, to ensure that your vote will be counted, please cast your Internet or telephone vote before 1:00 a.m. on April 23, 2015. To access the telephone or Internet voting instruction system, you must use the control number printed in the shaded box on the reverse side.

1.	To vote over the telephone: Using a touch-tone telephone, call 1-800-652-VOTE (1-800-652-8683).

2.	To vote over the Internet: Log on to the Internet and go to the web site http://www.envisionreports.com/aes.
Using the telephone or Internet voting instruction system has the same effect as giving voting instructions by marking, signing, dating and returning your paper Proxy Card. If you use the telephone or Internet voting instruction system, there is no need for you to mail back your Proxy.
DETACH HERE

PROXY
THE AES CORPORATION
Proxy Solicited on Behalf of the Board of Directors of
The AES Corporation for Annual Meeting April 23, 2015
The Undersigned hereby appoints Andrés Gluski or Brian Miller, or either of them, and any substitute or substitutes, to be the attorneys and Proxies of the undersigned at the Annual Meeting of Stockholders of The AES Corporation (“AES”) to be held at 9:30 a.m. EDT on Thursday, April 23, 2015 at the NRECA Conference Center, 4301 Wilson Boulevard, Arlington, VA 22203, or at any adjournment or postponement thereof, and to vote at such meeting the shares of Common Stock of AES the undersigned held of record on the books of AES on the record date for the meeting for the election for the Nominees listed below (Proposal 1), the re-approval of The AES Corporation 2003 Long Term Compensation Plan, As Amended and Restated (Proposal 2), the re-approval of The AES Corporation Performance Incentive Plan, As Amended and Restated (Proposal 3), the ratification of the appointment of Ernst & Young as the independent auditors of the Company for year 2015 (Proposal 4), to approve, on an advisory basis, the Company’s executive compensation (Proposal 5), to approve, on an advisory basis, the Company's nonbinding proposal to allow Stockholders to request special meetings of Stockholders (Proposal 6), to approve, on an advisory basis, the Company's nonbinding proposal to provide proxy access for Stockholder-nominated director candidates (Proposal 7) and, if properly presented, to vote on a nonbinding Stockholder proposal relating to special meetings of stockholders (Proposal 8), and if properly presented, to vote on a nonbinding Stockholder proposal relating to proxy access (Proposal 9) referred to on the reverse side of this card and described in the Proxy Statement.
Election of Directors, Nominees:
(01) Andrés Gluski, (02) Charles L. Harrington, (03) Kristina M. Johnson, (04) Tarun Khanna, (05) Holly K. Koeppel, (06) Philip Lader, (07) James H. Miller, (08) John B. Morse, Jr., (09) Moisés Naím, and (10) Charles Rossotti.

This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6 and 7 and AGAINST Proposals 8 and 9, and the proxies are authorized, in accordance with their judgment, to vote upon such other matters as may properly come before the meeting and any postponement or adjournment thereof.
You are encouraged to specify your choices by marking the appropriate boxes on the REVERSE SIDE of this Proxy Card but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your share unless you sign and return this card, or vote by telephone or the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE OF THIS PROXY CARD AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?